DISCLAIMER

The appraisal report appearing below is addressed to NationsBank of Texas, N.A. ("NationsBank"). NationsBank does not represent that the presumptions or conclusions in the appraisals are relevant or accurate and does not endorse the conclusions set forth in the appraisal. Any value, presumption, or conclusion regarding the property or properties appraised in the report must be verified independently of NationsBank. This appraisal has not been approved by NationsBank and is being transmitted without representation and warranty of NationsBank.

================================================================================

                                APPRAISAL REPORT

                               Westlake Apartments
                              25-82 Stephanie Drive
                            Salinas, California 93901

                Effective Date of Appraisal: September 28, 1996

                                 APPRAISED FOR:
                           NationsBank of Texas, N.A.
                           Real Estate Risk Assessment
                           901 Main Street, 51st Floor
                            Dallas, Texas 75202-3714

                                  APPRAISED BY:

                            ROBERT SAIA & ASSOCIATES
                                313 Avalon Avenue
                          Santa Cruz, California 95060


================================================================================

                          ROBERT SAIA, MAI & ASSOCIATES
                        Property Appraisers & Consultants
--------------------------------------------------------------------------------

September 28, 1996

Mr. Gary D. Long
Real Estate Risk Assessment
NationsBank of Texas, N.A.
901 Main Street, 51st Floor
Dallas, Texas 75202-37 14

Dear Mr. Long:

As requested, Robert Saia & Associates has completed a market value "as is" appraisal of the 139-unit apartment complex known as "Westlake Apartments" located at 25-82 Stephanie Drive in Salinas, California. The Westlake Apartments were first constructed in 1972 and completed in 1976 after some additions were made. There are a total of seven (7) buildings configured on three separate and distinct legal parcels comprising 3.68 acres.

The property rights appraised are those of the leased fee interest. Many of the units are on short-term leases (less than one year), thus there is no leasehold or leased fee bonus values to consider. In other words, the fee simple and leased fee values are the same.

The function of this appraisal is to aid in proper underwriting, loan classification and/or disposition of the subject property in conjunction with a pending multi-property portfolio purchase that includes the subject property. The effective date of the appraisal is September 28, 1996, the first inspection date of the property.

This report was prepared as a Complete Appraisal, Summary Report" following generally accepted and established appraisal practices that comply with the Uniform Standards of Professional Appraisal Practice (USPAP) and also in accordance with the NationsBank Appraisal/Evaluation Guidelines for Appraisers. As instructed, the cost approach has been omitted. Although the cost approach has very little relevancy in the appraisal of apartment complexes in this area, its omission may be considered by some to invoke the Departure Provision.

The Limiting Conditions and Assumptions contained at the conclusion of this report are a vital part of the appraisal. There are no extraordinary assumptions that affects the appraisal.

The market value estimate is based on an exposure time of four months. Based on our analysis and investigation, as discussed in the attached summary appraisal report, the


   Robert Saia & Associates, 313 Avalon Avenue, Santa Cruz, CA (408) 458-9095

Page 2
Mr. Gary Long

Market Value "As Is" of the Westlake Apartments, as of September 28, 1996, is as follows:

--------------------------------------------------------------------------------
                   FIVE MILLION FOUR HUNDRED THOUSAND DOLLARS
                                   $5,400,000
--------------------------------------------------------------------------------

The above is the value of the real estate only. Personal property value is nominal, and plays no significant role in the operation of the apartments. If you should have any questions, please contact our office.


Respectfully Submitted,

/s/ Robert Saia

Robert Saia, MAI
OREA Cert. #AG003191 (exp. 12/7/96)

The Westlake Apartments, Salinas, CA

                                TABLE OF CONTENTS

Summary of Salient Facts ................................................   2
Purpose of the Appraisal ................................................   4
Function of the Report ..................................................   4
Valuation Date ..........................................................   4
Property Right Appraised ................................................   5
Location and Property Identification ....................................   5
Property History & Ownership ............................................   5
Project Overview ........................................................   5
The Extent of the Appraisal Process .....................................   6
Competency Statement ....................................................   7
Regional Description ....................................................   8
City of Salinas .........................................................  19
Salinas Apartment Market ................................................  22
Neighborhood Description ................................................  24
Site Analysis ...........................................................  24
Current Taxes & Assessments .............................................  26
Improvement Description .................................................  28
Highest and Best Use Analysis ...........................................  29
The Appraisal Process ...................................................  32
Income Capitalization Approach ..........................................  33
Sales Comparison Approach ...............................................  52
Reconciliation of the Value Estimates ...................................  62
Marketing Period Estimate ...............................................  63
Exposure Period Estimate ................................................  63
Allocation of F,F&E .....................................................  64
Assumptions and Limiting Conditions .....................................  65
Certification of Appraisal ..............................................  68

ADDENDA
Photographs of the Subject Property
Maps
Floor Plans
Apartment Building Sales Sheets
Rent Roll and Operating Statements
Qualifications


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The Westlake Apartments, Salinas, CA

                           SUMMARY OF SALIENT FACTS
--------------------------------------------------------------------------------

CLIENT:                              NationsBank

PROJECT NAME:                        Westlake Apartments

NO. OF UNITS:                        139

ADDRESS:                             25-82 Stephanie Drive, Salinas, CA

LOCATION:                            South Salinas

A.P.N.:                              207-101-030,034, & 035

THOMAS BROS. MAP:                    T.B. 234 F3 (Monterey County)

CENSUS TRACT NO.:                    106.01

ZONING:                              R-H-2.3 (High Density Residential District)

RENT CONTROL:                        None (No pending)

HIGHEST & BEST USE:
     -As improved...                 existing apartments
     -As vacant...                   high density residential development

PROPERTY RIGHTS APPRAISED:           Leased Fee Interest

SALE HISTORY OVER PAST 5 YEARS:      None

CURRENT OWNERSHIP:                   Paul M. Thysen and Betty O. Thysen
                                     Trust

UTILITIES:                           Municipal services (water, electricity
                                     and sewer) are available and connected.

SITE SIZE:                           3.68 acres

SITE DENSITY:                        37.8 units per acre

FLOOD ZONE:                          Zone B per Panel #060202-0002 D (11/4/81)

YEAR BUILT:                          1972-1976

NET RENTABLE BUILDING AREA (sf):     88,372

COMMON AREA AMENITIES:               Greenbelts, asphalt driveways, walks, 1
                                     swimming pool, 14 laundry rooms.
OCCUPANCY CHARACTERISTICS:
No. of Vacant Unleased Units:        0 (as of inspection date)
No. of Pending Evictions:            0


ACTUAL NUMBER OCCUPIED UNITS:
     on 9/28/96 and OCCUPANCY RATE:  139 (100%)


PROJECTED AVERAGE OCCUPANCY
     for the YEAR ENDING 1996:       96-98.0%


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The Westlake Apartments, Salinas, CA

GROSS ACTUAL REVENUE
  as reported for 1995:             $813,068 (includes "other" income)

ACTUAL MONTHLY RENTAL INCOME
  as reported as of 8/28-96:        $74,643

STABILIZED NET INCOME EST.
as of APPRAISAL DATE:               $448,468

EST. EXPOSURE and MARKETING TIME:   2-6 months marketing/4 month exposure

CONDITIONS TO APPRAISAL:            No unusual conditions. Reference is made to
                                    Assumptions & Limiting Conditions in Addenda

================================================================================
MARKET VALUE "as is": $5,400,000    September 28, 1996 (4 month exposure period)
================================================================================


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The Westlake Apartments, Salinas, CA

PURPOSE OF THE APPRAISAL
================================================================================
The purpose of this appraisal is to estimate the market value "as is" of the fee interest for the real estate only.

"Market Value," as used in this appraisal, is defined as "the most probable price which a property should bring in a competitive and open market under all conditions requisite to a fair sale, the buyer and seller, each acting prudently and knowledgeably, and assuming the price is not affected by undue stimulus. Implicit in this definition is the consummation of a sale as of a specified date and the passing of title from seller to buyer under conditions whereby:

      o     Buyer and seller are typically motivated;

      o Both parties are well informed or well advised, each acting in what he considers his own best interests;

      o     A reasonable time is allowed for exposure in the open market;

      o Payment is made in terms of cash in U.S. dollars, or in terms of financial arrangement comparable thereto; and,

      o The price represents the normal consideration for the property sold unaffected by special or creative financing or sale concessions granted by anyone associated with the sale."

      (*Source: Office of the Comptroller under 12 CFR, Part 34, Subpart
        Appraisals, 34.42 Definitions [f])

"Market value 'as is' "means an estimate of the market value of a property in the condition observed upon inspection and as it physically and legally exists without hypothetical conditions, assumptions, or qualifications as of the date of inspection.."

FUNCTION OF THE APPRAISAL
================================================================================
The function of this appraisal is for the exclusive use of NationsBank, its subsidiaries, and/or affiliates, for loan underwriting purposes in conjunction with a portfolio purchase that includes this property. It may be used in connection with the acquisition, disposition and financing of the sale of the property.

VALUATION DATE
================================================================================
The date of valuation is September 28, 1996. This is the date of the last property inspection.


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The Westlake Apartments, Salinas, CA

PROPERTY RIGHTS APPRAISED and DEFINED
================================================================================
The unencumbered fee simple estate of the property has been valued. This ownership interest is defined as:

"Absolute Ownership Unencumbered by any other interest or estate; subject only to the limitations of eminent domain, escheat, police power, and taxation".

Leases of seven to twelve months are considered short in duration and do not create any favorable leaseholds by the tenants. Technically speaking, the leased fee interest is being valued, although a percentage of the rental units are on a month-to-month basis. Because of the nature of a short term lease, as well as a strong correlation between contract and market rent, the value estimated for the subject property is essentially reflective of the fee simple interest.

IDENTIFICATION and LOCATION OF SUBJECT PROPERTY
================================================================================
The subject property in this appraisal consists of the Westlake Apartments located in the southern-most section of the city limits of Salinas. The Westlake Apartments are located one block south of Blanco Road and within one block west of State Highway 68. The mailing address is 25-82 Stephanie Drive in Salinas, California, 93901. The Monterey County Assessor Parcel Numbers are 207-101-030, 207-101-034 and 207-101-035. A legal description is included in the preliminary title report which is made a part of this appraisal.

PROPERTY HISTORY and OWNERSHIP
================================================================================
Title to the property is vested in:          Paul M. Thysen Trust

The property has not transferred over the required reporting period. It is currently in escrow as part of a multi property portfolio sale.

THE WESTLAKE APARTMENTS-OVERVIEW
================================================================================
The Westlake Apartments is a 139-unit apartment complex located on three (3) separate and legal parcels comprising 3.68 acres and configured in seven (7) 2&3 story buildings. Not included is the on-site manager's office located at 60 Stephanie Drive. Two of the seven buildings are located on one parcel (APN# 207-101-030) at the westerly portion of the development across the street from the major portion of the complex that contains five buildings on two parcels (APN# 207-101-034 & 035). The Westlake Apartments were built beginning in 1972 and, after some additions, were finally completed in 1976. The two 3-story buildings that are located within the cluster of five on the south side of Stephanie Drive contain elevators. The two 3-story buildings located at the westerly-most section of the complex across the street also have an elevator system. The interiors of the two buildings have common hallways. Some of the units are afforded views of the large agricultural tracts of South


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The Westlake Apartments, Salinas, CA

Salinas to the south and east. Only eight (8) of the 139 units have fireplaces; these are the 624 sf plan (3 units) and the 720 sf plan (5 units). The Westlake Apartments complex has a total of 197 parking spaces of which 134 are covered.

Amenities offered by the Westlake Apartments include lawn-greenbelt areas, one swimming pool, and (14) laundry rooms. Utilities provided by the landlord include water, trash removal, sewer, and basic cable television for all of the units.

In conclusion, the overall exterior appearance of the subject property (Westlake Apartments) is considered above average to good and reflective of other more recently constructed and competing high density residential developments within the North Salinas area.

The reader is directed to the Improvement Description of this report for further comments regarding the individual units and their respective interior improvements.

THE EXTENT of THE APPRAISAL PROCESS
================================================================================
The extent of the appraisal process encompasses the necessary research and analysis to prepare a report in accordance with the intended use, the Uniform Standards of Professional Appraisal Practice as set forth by the Appraisal Foundation, and the Standards of Professional Practice of the Appraisal Institute.

With regard to the valuation of the subject property, the following steps were involved:

      1. The property was last inspected and photographed on September 28, 1996. This date is considered the "effective date" of this appraisal.

      2. The overall exterior site and buildings of the Westlake Apartments (subject property) was personally inspected by the appraiser. The on-site office manager provided interior access to each of the various unit types within the developments. The appraiser was able to physically measure a representative unit of a studio, one bedroom and two bedroom floorplan.. The subject is valued assuming that the net rentable areas of the typical unit sizes are representative of the complex as indicated by Lincoln Residential Services.

      3. Regional, county, city, and neighborhood data were based on information taken from a variety of sources, including, but not limited to, City of Salinas Planning Department, Monterey County Tax Assessor's Office, City of Salinas Public Works Department, City of Salinas Building Department, the Association of Monterey Bay Area Governments, Salinas Chamber of Commerce, independent private studies, newspaper articles and my own files.

      4. Research and investigation of current market conditions for apartment properties in the city of Salinas.


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The Westlake Apartments, Salinas, CA

      5. Interviews with brokers, appraisers, property owners and/or managers and lenders, as well as the relevant public agencies as described above.

      6. The highest and best use was formed by information gathered in the previous steps.

      7. After assembling and analyzing information defined in this extent of the appraisal process, final estimates of market value by each applicable valuation method were made.

      8. And, finally, a single value estimate from within the concluded value by each approach was made. Greatest weight was given to those approaches felt to have the most influence on the purchasing decision.

Unless otherwise stated in the report, the existence of hazardous materials, which may or may not be present on the property, was not observed by the appraiser. The appraiser has no knowledge of the existence of such materials on or in the property. The appraiser is not qualified, however, to detect such substances. The presence of toxic or caustic substances or other potentially hazardous materials may affect the value of the property. The value estimate is predicated on the assumption that there are not such materials on or in the property that would cause a loss in value. Any such findings which would indicate otherwise could result in a decrease in value.


COMPETENCY STATEMENT
================================================================================
In accordance with the competency provision in the USPAP, the appraiser certifies that his education, experience and knowledge is sufficient to appraise the type of property being valued (apartment complex) and that no appraiser has provided significant professional assistance to the person inspecting the subject property in the completion of the analysis other than those mentioned in the Certification of Appraisal (see Addenda).

Robert Saia, MAI has appraised this property type in the past and has the knowledge and experience necessary to complete this appraisal assignment. See Appraiser's Qualifications in the Addenda for additional information.

The appraiser's analyses, opinions and conclusions were developed and this report has been prepared in conformity with the Uniform Standards of Professional Appraisal Practice (USPAP) Standards 1-3, and NationsBank appraisal policy. This appraisal assignment was not based on a requested minimum valuation, a specific valuation or the approval of a loan.

The Departure Provision in the USPAP was not utilized in the preparation of this report.

The appraiser's compensation is not contingent upon the reporting of a predetermined value or direction in value that favors the cause of the client, the amount of the value estimated, the attainment of a stipulated result or the occurrence of a subsequent event.


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The Westlake Apartments, Salinas, CA

REGIONAL ANALYSIS
================================================================================
Market value is affected by a number of externalities; e.g., geographic, economic and environmental, governmental forces, utility, supply & demand and effective purchasing power. Real estate is affected by externalities more than any other economic good, service, or commodity. It is imperative that an appraiser observe and analyze external influences in order to identify patterns and trends, and how they relate to the subject property. Trends such as population shifts, declining apartment occupancy rates, or increased housing sales in an area are relevant in order to understand the real estate marketplace. Thus the Regional Description & Analysis is important in this appraisal because it establishes the basis for determining the highest & best use of a property as well as information used in applying the three approaches to value. The scope of this regional analysis relates to the type of property being appraised, its complexity and the approaches used to estimate value.

Monterey County is located in a portion of California that is often referred to as the "Central Coast," which encompasses the area known as the "Monterey Peninsula." The county is oriented northwest to southwest, and runs parallel to the Pacific Ocean. The county has a relatively long and narrow shape, with an average of only 30 miles; elevations range from sea level to 5,844 feet atop Junipero Sierra Peak, located 12 miles inland in the Santa Lucia Range.

Monterey County is bounded by the Pacific Ocean on the west, Santa Cruz County to the north, San Luis Obispo county to the south, and San Benito, Kings and Fresno counties to the east. The area is located approximately 125 miles south of San Francisco and 350 miles north of Los Angeles. Approximately 105 miles of California's 840 miles of coastline lie along the westerly boundary of Monterey County.

On the whole, Monterey County has a rural orientation, with substantial tracts of land devoted to agriculture and open space uses. The county encompasses 3,784 square miles, or approximately 2,127,400 acres of land area. An interesting statistic is that nearly 27 percent of this total county area is government-owned. Twenty-five percent is owned by the federal government with major holdings such as Fort Hunter Liggett, Fort Ord, Los Padres National Forest and Camp Roberts. The remaining two percent is controlled by the state and county.

Geographical location and features exhibit strong influences on the county's climate. The Pacific Ocean is responsible for the county's Mediterranean climate, characterized by year round moderate temperatures, cool, dry summers, and short, rainy seasons. Pacific winter storms are blocked by the Santa Lucia Range, allowing considerably less rain to fall on the Salinas Valley. Temperature and rainfall have important implications for the county's two major economic staples, agriculture and tourism. Mild temperatures allow for exceptionally long growing seasons for farming. Rainfall patterns, while following predictably dry weather, require reservoir and ground water storage to meet year round irrigation needs.

Population

Approximately one half of the county's population lives within the seven incorporated cities and adjoining unincorporated areas of the Monterey Peninsula. The eight principal cities are


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The Westlake Apartments, Salinas, CA

Monterey, Marina, Seaside, Sand City, Del Rey Oaks, Pacific Grove, Cannel-by-the Sea and Salinas. The incorporated areas consist of 31.5 square miles, or about one percent of the county's total land area. The major factor for the high population density of the Monterey Peninsula vis-a-vis the rest of the county, is the unsurpassed natural beauty of the area --especially the coastline and beaches.

Based on the most recent U.S. Census (January 1, 1990), the population of Monterey County grew by approximately 24 percent during the last decade. This growth has helped push the county's total population up to approximately 382,547 in 1994. For reference, the county's growth rate over the preceding decade was just under the state's overall gain of 26 percent. In the previous census period (1970-1980) the county's total population grew 17 percent, from 247,450 to 290,444.

While county's growth has been strong, the level varies from area to area. As shown below, the population of Salinas, the largest city and the county seat, increased by 35.2 percent between 1980-`90. The growth in Salinas constitutes approximately 43 percent of the county's total population increase during that period. In contrast, the population of the city of Monterey increased by a more modest 16 percent over that census period. As shown, not all communities in the county experienced tremendous population growth. Population growth was much steadier in the cities of Seaside, Pacific Grove and Del Rey. In large part, growth in these communities is limited due to a lack of developable land.

MONTEREY COUNTY: Population Growth 1980 - '90
(1990 U.S. Census)
--------------------------------------------------------------------------------
City/Area                  1980         1990        Total No.       % Change
---------                  ----         ----        ---------       --------
Salinas                   80,479      108,777         28,248         +35.2%
Seaside                   36,567       38,901          2,334          +6.4%
Monterey                  27,558       31,954          4,396         +16.0%
Marina                    20,647       26,436          5,789         +28.0%
Pacific Grove             15,755       16,117            362          +2.3%
King City                  5,495        7,634          2,139         +38.9%
Greenfield                 4,181        7,464          3,283         +78.5%
Soledad                    5,928        7,146          1,218         +20.5%
Gonzales                   2,891        4,660          1,769         +61.2%
Carmel-by-the-Sea          4,707        4,239          (468)          -9.9%
Del Rey Oaks               1,557        1,661            104          +6.7%
Unincorporated Areas      84,679      105,252         20,573         +24.3%
--------------------------------------------------------------------------------

The most recent population estimates show that the population of Monterey County, based on the January 1, 1995 estimates for California cities and counties prepared by the State of California Department of Finance, was 382,547. Recent trends show most of the increase occurring in the Salinas Valley cities rather than on the Monterey Peninsula. For example, in 1993, the fastest growing city in the county was Soledad (+6.1%), with nearby Greenfleld (+5.3%) and Sand City tying for second place. Population growth in Soledad is largely attributable to an expansion of the state Correctional Facility and the development of two large residential subdivisions. Greenfield's city manager reported that population growth has been spurred by reasonable prices for single family detached housing but that future growth is limited due to a lack of land.


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The Westlake Apartments, Salinas, CA

Based on projections by the State Finance Department, released in April 1993, Monterey County is projected to post a 15.6 percent gain in population by the year 2000 --representing an increase to approximately 414,000 people. In contrast, San Benito's population is projected to increase by 37 percent by the year 2000; Santa Clara County's by 13.4%; 14.4% for Santa Cruz County; and, 21.6% statewide.

Below are the Finance Department's projections by county through the year 2030.

PROJECTED POPULATION GROWTH
(Calif. Dept. of Finance)

--------------------------------------------------------------------------------
County               1990          2000         2010          2020          2030
------               ----          ----         ----          ----          ----
Monterey          356,000       414,000      485,300       574,100       670,900
San Benito         37,000        50,700       66,500        83,200       100,900
Santa Clara     1,502,200     1,703,900    1,839,700     1,958,600     2,064,100
Santa Cruz        230,800       264,000      291,800       322,300       354,100
Statewide      29,976,000    36,444,000   42,408,000    48,977,000    56,100,000
--------------------------------------------------------------------------------

Transportation

The major passenger transportation system in the county is via private automobile. The freeway system consists of Highways 101, 1 and 183; and, State Routes 156 and 68. Highway 101 runs north and south from San Francisco, along the West Bay, and through San Jose toward Los Angeles. Highway 1, the Coast Highway, runs north and south from the coastal region of San Francisco and through Santa Cruz toward San Luis Obispo County. Highway 68, the Salinas-Monterey Highway, intersects with Highway 1 and connects the Monterey Peninsula with the Salinas Valley to the south and Highway 101 to the north. There are 1,300 miles of county roads and approximately 500 miles of city streets for a total of 2,000 road miles in the county.

In Monterey County, AMTRAK provides rail passenger service, and the Southern Pacific Transportation Company provides rail freight service. Salinas is the only city in the county that now has rail passenger service. SPRR is the main line between Los Angeles and San Francisco.

The Monterey Peninsula Airport provides air freight and passenger service in and out of the county. Over the past 20 years, the airport has shown a moderate growth pattern. In 1970, the number of passengers totaled 411,497. In comparison, the number of passengers had grown to 523,040 by 1989 (+1.4% per annum). Today, passenger service is provided by United, Wings West, Pacific Coast Air and West Air. The cities of Salinas and King City both have municipal airports. And with the closure of Fort Ord, Marina has discussed plans to convert Fritzsche Army Airfield into its own municipal airport.

There are harbors at Monterey and Moss Landing (4 miles from the subject) which have boating facilities with a reported 2,000 small crafts launching from its ramps every month. Approximately 1,800 transient crafts visit the harbors annually. Monterey Bay and Monterey harbor areas attract a significant portion of the tourism industry that provides jobs and an economic base for the Monterey Peninsula area and the county as a whole.


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The Westlake Apartments, Salinas, CA

Fort Ord and the Military Influence

With its various military installations located throughout the Monterey Peninsula area, including control of approximately 27 percent of all of the land in the county, the influence of the military on Monterey County has been significant. This influence has had a considerable financial impact, including military and civilian payrolls, local purchase and contracts, construction in the area, as well as the increase in government aid to local schools due to the military population in the area. The local housing market has also been significantly effected by the presence of the military. This impact, however, has been primarily on the apartment rental market in the communities of Marina and Seaside. In addition, it has had some minor negative impact on mobile home parks in the general area. Being approximately 20 miles northeast of Fort Ord, impact from the base closure has been minimal and not measurable. Given that the Ford Ord area is not in the immediate environs of the subject property, the effect of the base closure on the Boronda Manor Apartments has not been minimal.

The closure of Fort Ord was the dominant economic news for the county during 1994. The closing was the single largest national closure to date, with most of the base's 35,000 residents and $600 million payroll moving to other bases. Currently, the base's 44 square miles of land is being administered by the Fort Ord Reuse Authority. Local communities formed the Fort Ord Reuse Authority as an advisory planning committee which under an agreement formed a Fort Ord Joint Powers Agency (JPA). The JPA agreement gave voting membership to the cities of Marina, Seaside, Sand City, Del Rey Oaks, Monterey, and Salinas and extended non-voting status to Pacific Grove and Carmel. The county is also a voting member. The premise of the JPA was to create a forum for discussing reuse issues; to facilitate community involvement and to speed up the decision process via a cohesive voting unit.

Initially, the base closure stirred dire predictions about the short-term impact on the county. However, as the closure set in, the immediate economic impact was much less severe than expected, and limited primarily to the adjacent communities. Fort Ord was so large that much of the base was self-contained with its own housing, stores, services, and restaurants.

The long-term prospects after closure are encouraging, assuming the base's land can be opened to large scale private sector development. In fact, the first major reuse of the base was the opening of the California State
University-Monterey Bay which opened its doors on August 28, 1995 to 633 students.

The state university at Fort Ord "is expected to grow substantially over the years, attracting students, well paid employees, research dollars and private businesses," according to the 1995 BT Commercial Real Overview published in April 1995.

The Fort Ord complex was the largest military installation in the county with a total of 28,057 acres --nearly the size of the city and county of San Francisco. Approximately 22 percent of the base (6,250 acres) was developed with barracks, housing, motor pools, administrative buildings, and various other support facilities.


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The Westlake Apartments, Salinas, CA

Other military installations on the Monterey Peninsula include the Presidio of Monterey, which is the home of the Defense Language Institute (foreign language school for all branches of the armed forces); the United States Naval Post Graduate School (NPGS), and the United States Coast Guard Station. The United States Department of Interior maintains 304,035 acres in the Los Padres National Forest and 164,503 acres along the Big Sur coast in the Ventana wilderness.

Fort Ord Reuse Plans

After more than six years of planning, the final version of the Fort Ord reuse plan shows a closed military base converted to a huge community of new homes, businesses, schools, parks, hotels and golf courses.

The four volume reuse plan, filed in public libraries in the area during the first week of June 1996 by the Fort Ord Reuse Authority, has evolved from the days when a 250 member community task force first saw the base as an educational center.

Along the way, planners ruled out suggestions that Fort Ord might give way to a "Disneyland in the dunes", an industrial center with 12 story high rises sprinklered about, or an endless shopping center with no room for houses.

The more realistic, final plan, which the FORA board is expected to act on in July includes market research, financing analyses, economic forecasts and population projections.

Still, the numbers in the reuse plan are almost overwhelming:

-Nearly 4,000 acres of land available for private owners, an area six times the size of Carmel.

-More than 13,000 new houses to be built, half as many as now exist in Salinas.

-About 12 million square feet of industrial parks and office complexes, enough to fill an area 20 times the size of Del Monte Shopping Center in Monterey.

-More than 45,000 new jobs in those businesses, a third as many as now exist in the entire county.

-A new community of more than 71,000 people, twice as many as now live in Monterey.

-About 1,800 hotel rooms, three times as many as the Hyatt Regency in Monterey and eight times as many as Embassy Suites in Seaside.

-Development costs of $451 million over the next 20 years, as much money as it takes to run the city of Pacific Grove for 50 years.

The plan shows development, including the 800 acre military enclave left behind as the Presidio of Monterey Annex, the 1,300 acre California State University at Monterey Bay (CSUMB), the 845


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The Westlake Apartments, Salinas, CA

acre Marina Municipal Airport and as many as seven golf courses, covering about a third of the 44 square file base.

About 18 percent of the land at Fort Ord has been developed. Another 14 percent is slated to be developed in the next 60 years, according to the reuse plan.

About two-thirds of the base is to be preserved in its natural state by the U.S. Bureau of Land Management (BLM), the State Department of Parks and Recreation, the University of California Natural Reserve System, the county, and the city of Marina.

The environmental impact report for the reuse plan fills one of the volumes, a 327 page document, filed in early June as FORA's proposed final plan.

The environmental analysis doesn't have many specifics because a special state law allows that at Fort Ord. The reuse plan, which has taken six years and many political battles to achieve, is seen as a master sketch, with details and designs to be filled in as individual development projects emerge.

Fort Ord's Impact on the Local Economy

It is extremely difficult to accurately ascertain the full impact that Fort Ord's closure has had on the local economy because California was suffering through a recession during the early part of the 1990's when the base was closing. The recession has made it difficult to isolate how much of the impact the close of Fort Ord has had on the economy. What has been evident is that there was a short-term glut of rentals on the Monterey Peninsula. Surrounding communities, especially Marina, Seaside and Sand City suffered the greatest negative impact as the closure process evolved. Conversely, the prestigious residential areas such as Pebble Beach, Carmel and the more upscale areas of Monterey were not impacted by the closure. Similarly, the City of Salinas' housing market was not adversely affected to a significant degree.

In the Salinas Valley the base closure has had little to no significant impact. Rather, population growth and new development in the area of Salinas continued to be most effected by issues such as the shortage of water and salt-water intrusion. In general, the Salinas Valley could be described as being somewhat of an isolated market area. As such, a Salinas Valley location became more desirable, as investor's uncertainty associated with Fort Ord's closure was primarily directed at investment properties located on the Monterey Peninsula.

Overall, a somewhat stagnant to moderate housing market appears to be the continued status for the general area over the short term, although there are signs that economic conditions are improving. This is especially the case in nearby Santa Clara County ("Silicon Valley") where the housing and rental markets have exploded due to strong job growth. Little investment activity and/or new construction is anticipated in the communities adjoining Fort Ord, at least until the major issues surrounding the redevelopment/reuse of the base are resolved. As discussed, there are several issues surrounding the base closure and its reuse which need to be resolved before the prevailing atmosphere of uncertainty blanketing the local real estate market is cleared.


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The Westlake Apartments, Salinas, CA

Business / Industry

Monterey County, with a full-time civilian work force of approximately 172,000 -175,000 workers, has two major urban areas --Salinas and the Monterey Peninsula. As shown on the following page, employment in Monterey County (not including agriculture) is projected by the Employment Development Department
(EDD) to average 113,100 in 1996, which will be 2,400 jobs above the 1989 annual average. At just +2.2 percent, this very small gain in jobs reflects EDD's assessment of the impact of the Fort Ord closure.

Unemployment rates in Monterey County have been consistently higher than for California as a whole. The seasonal nature of the county's economy accounts for double-digit unemployment in the winter when agriculture, food processing, and tourist-oriented industries are at a lull.

Agriculture

While the economy of Monterey County is diversified, agriculture is the county's leading industry and the mainstay of the local economy. Agriculture provides approximately 1/4 of the county's basic income. Almost 1/5 of California's top-producing crop farms are located in Monterey County. With 86 fanning operations, the county ranks second in the state, behind Fresno County with 97 farming operations. A farming operation is defined as a farm producing a crop with a value in excess of $4 million. The county ranks third in the state in gross dollar agricultural production, making it one of the top ten producing counties in the nation. Monterey County has a total of 976,000 acres used exclusively for agriculture and another 343,680 are combined agricultural and grazing land. The county's highly productive agricultural land is often referred to as the "fog belt" agricultural area of California. The long growing season in this area makes it possible to grow as many as three crops annually.

Nationwide, the county leads in the production of lettuce, broccoli, artichokes, cauliflower, mushrooms, and strawberries. According to the county's agricultural commissioner, strawberries were the third-ranked cash crop in 1994, behind broccoli and head lettuce.

Despite the damage done by the 1995 historic floods, the crop value for Monterey County agriculture surpassed the $2 billion mark, after creeping toward the milestone for several years.

The 1995 crop value, $2.03 billion, market a 4.8 percent increase over 1994. Among the top 12 crops, the order in terms of dollar value remained almost identical to that of 1994.

Besides breaking local production records, Monterey County surpassed Kern County in 1995 to become the third in the state in gross dollar value of agriculture. It was surpassed by only Fresno and Tulare counties. By the same measure, Monterey County also is the largest vegetable producing county in the United States. The crop value for the state of California stands at $20 billion.


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The Westlake Apartments, Salinas, CA

Assuming water for irrigation remains sufficient, employment in agriculture is projected to increase as growers expand production of vegetables and labor-intensive strawberry and nursery crops. But because of foreign competition, the rate of growth will be slower through 1996 than over the past seven years. Foreign demand for the county's produce remains strong, however. Additional market growth is also expected as the pre-cut salad mix processing market is rapidly expanding.

Agriculture continues to be effected by water availability. Even with above normal rainfall in 1993 and 1996, the effects of years of drought have brought to focus the water issue. At this time, the issue of sufficient water supply and overdrafting (saltwater intrusion) are being addressed through water conservation and other management practices which have included moratoriums on new development. Other issues facing the agriculture industry include nitrates leaching into groundwater and soil compaction.

Tourism/Convention Industry

Following agriculture, the health of the county's business and industry is tied to the tourism/convention industry. According to the California Office of Tourism, an estimated 5 million visitors spent $1.2 billion in 1991 in traveling to Monterey County. That total represented about 2 percent of statewide travel spending that totaled $54.1 billion.

As shown in the following table, Monterey County ranked ninth among the state's counties in total travel dollars spent in 1991.

TRAVEL IMPACTS BY COUNTY
(Office of Tourism)

--------------------------------------------------------------------------------
Travel Expenditures Payroll Employment Tax Receipts ($000)

County            ($000)         ($000)      (Jobs)          Local & State
Los Angeles    $13,617,556    $3,316,360    $154,734     $221,008      $391,987
San Francisco    5,777,445     1,524,457      63,236       99,816       133,011
Santa Clara      1,816,493       414,511      26,269       39,982        62,715
Alameda          1,502,588       353,077      19,663       25,024        46,024
San Mateo        1,496,321       363,301      18,626       26,209        41,447
Monterey         1,062,686       199,309      16,210       29,922        45,087
Sonoma             571,605       117,118       8,788        9,660        26,355
Santa Cruz         385,672        80,350       5,347        7,464        13,561
Napa               321,794        67,972       5,078        7,023        13,489
San Benito          49,459         8,713         724          591         2,327
--------------------------------------------------------------------------------

The Association of Monterey Bay Area Governments (AMBAG) estimates that 15 percent of total employment in the county and about 45 percent of all services and trade employment in the county are supported by tourism. The Monterey County Hospitality Association estimates that


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The Westlake Apartments, Salinas, CA

the industry is directly responsible for creating over 16,000 jobs locally with a payroll of nearly $200 million. And including the estimated 10,000 indirect jobs, the payroll increases to $322 million. By the Monterey County Hospitality's estimates, the "trickle-down" effect of tourism puts the total impact at $4 billion to $5 billion. Restaurants, hotels and inns, retail trade, numerous publications, and a variety of other service-oriented businesses are directly dependent on the tourist trade for their welfare.

Based on 1989 data, there was a total of 220 lodging facilities in Monterey County consisting of 10,381 rooms. Because the majority of the tourism industry is centered around the hotel and convention complexes, it has more of an impact on the Monterey Peninsula area. The Monterey Peninsula area provides for a plethora of recreational and cultural activities which in combination with the natural scenic beauty create a tremendous attraction for tourism. The area has a number of public beaches that cater to swimming and sunbathing as well as surfing and scuba diving. In addition to the beaches, there is boating and sailing as well as two yacht clubs servicing the Monterey Peninsula. The area also boasts a number of parks and campgrounds, including the Los Padres National Forest and State beaches and parks. Within these parks and reserves, there are facilities for riding, hiking, hunting, and fishing. There is also the renown Del Monte Forest area and its 17-Mile Drive; Cannery Row and Fisherman's Wharf, as well as the Carmel-by-the-Sea and the ocean-front drives of the peninsula communities.

The growth of the tourist industry is reflected in the continuous extension of the visitor season. More and more small business meetings, conventions and recreational events are now being held on a year-round basis. Although travelers and visitors to the Monterey Peninsula area come from all over the world, the primary points of origin are from within California, particularly within one day's driving distance. Again, attractions such as the Monterey Bay Aquarium and John Steinbeck's Cannery Row, as well as the Monterey Fisherman's Wharf, continue to be prime sources of vacation and tourism attractions.

Paralleling the growth of the travel & lodging industry, was the development of the Monterey Bay Aquarium. The aquarium was approved by the coastal commission in 1978 and the 60,000 square foot facility was completed in 1985. The entire cost of the $50 million aquarium was absorbed by the philanthropist/businessman David Packard. The aquarium drew 2.227 million visitors in its first year and has averaged approximately 1,730,000 annually through 1991 --making it the single largest tourist attraction in the county. A substantial expansion to the facility is now underway. Upon completion of the expansion, attendance is expected to substantially increase.

Occupancy for hotels and motels often reach 100 percent during peak season on the Monterey Peninsula. In fact, visitation patterns are being strongly affected by the lack of available rooms. The major limiting factor to the growth of the tourist industry in Monterey County in the future will be accommodations and facilities. According to statistics provided by the Monterey Peninsula Chamber of Commerce, the average occupancy rate has been approximately 65-75 percent, although 1996 is turning out to exceed those numbers.

In an effort to further promote tourism, leaders in Monterey County's tourism industry are beginning an ambitious campaign to market the area. The general plan is to form an alliance


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The Westlake Apartments, Salinas, CA

among merchants, city officials and representatives of major events such as the Monterey Jazz Festival and Sports Car Racing Association of the Monterey County.

The strategy for expanding tourism in the county is to spread out the times when visitors come to the county and to advertise the attractions of the region, rather than just Monterey, Pebble Beach or Carmel. Traditionally, the tourist season peaks from Memorial Day to Labor Day. Additionally, the alliance would like to also extend the average stay from two to three days in the county. To that effect, tourists would be encouraged to spend time touring the Big Sur Coast, wineries of Salinas and Carmel Valley, John Steinbeck's Salinas, and even the lesser-known missions of San Antonio and Soledad.

The concept of "ecotourism" is also being promoted as a means of courting more visitors to the county. Monterey County, by virtue of its fragile ecosystem, scenic natural beauty and 20 years of "no growth" planning policy appears ideally suited to this new industry. Because the future of Monterey County may very well depend on its natural environment, "ecotourism" represents a mutual interest of both business and environmentalists. Thus the adverse impacts of increased traffic, use of precious water and growth of facilities geared to tourists are sure to be carefully weighed as community leaders look towards expanding the tourism industry in order to offset losses from the closure of Fort Ord.

Monterey County's tourist season has traditionally run from Memorial Day to Labor Day, but recent patterns of hotel occupancy and retail sales show that the season starts and ends later.

The summer 1995 aquarium attendance was up 10% over 1994. In June and July 1995, attendance was up 7 percent and 7.6 percent, respectively, over the same months of last year. August was expected to experience increases of up to 5 percent, according to Mr. Jim Hekkers, vice president of external affairs at the Monterey Bay Aquarium.

Commercial Market

The county's office market caters primarily to small local service business, while most regional and national companies are located on the Garden Road/Ryan Ranch/Highway 68 corridor, drawn by newer buildings, attractive rents, better parking ratios, and large contiguous spaces.

The industrial market is "tight" in Monterey County. Vacancies are minimal and have continued to decline. Contiguous blocks of available space over 15,000 square feet are non existent. Most knowledgeable real estate brokers expect rents to increase slightly over the next year. New development should be limited because of minimal available industrial-zoned land.

The local retail market may seem crowded with large shopping complexes on the drawing boards in Salinas and Sand City, but marketing reports and consultants say there's room for more.


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The Westlake Apartments, Salinas, CA

Housing Market

Monterey County's real estate sales surged in April/May 1996 with total sales coming in 67 percent higher than for the month last year. The increased activity has promoted optimism about a recovering market. The median home price for the county is approximately $300,000. This is up slightly over the past year.

Regional Description & Analysis --Conclusion

A survey of statistics on agriculture, home sales, retail sales and other indicators shows that the Monterey County economy is proving wrong the dire predictions made before Fort Ord closed down. For decades, farming and the military were the area's two economic mainstays. Today agriculture remains paramount, but other sectors are changing rapidly to fill the void created by the base closure.

Jobs

While unemployment estimates remain seasonally high, county business have added more than 6,000 new jobs in the past 12 months, mostly in agriculture and service related fields, according to the State Employment Development Department.

Construction

Although the county construction permits dropped by about 4 percent in 1995, when compared to the year before, to about $319 million, single family dwelling starts have bolstered this year's construction, which is about 20 percent ahead of last year's rate. In addition, government projects are still underway, including the $100 million Natividad Medical Center in Salinas. Completion is expected in early 1997. Built around a courtyard, the new facility will offer patients an array of outpatient services devoted to the needs of families, women and children. Construction has started on the 680,000 square foot Westridge Shopping Center in Salinas. It is expected that the Wall Mart Store will open in February 1997.

Real Estate Sales

Although Monterey County is considered the second least affordable area in the country, higher priced homes on the Peninsula are still attractive, particularly to the people in the 45 to 54 age range.

Agriculture

Monterey's total crop ranks third in the state in total dollar value, behind Fresno and Tulare counties. In terms of vegetable production,, the county is the largest in dollar value in the country. The county's crops amounted to 10 percent of the statewide crop total of $20 billion in 1995.

Tourism

The area's coastline, golf courses and resorts attract visitors from throughout the world. In 1995, attendance at the Monterey Bay Aquarium was 1.6 million and, with the opening of the Outer Bay wing in March, attendance is expected to go as high as 2.2 million this year, according to aquarium officials.


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The Westlake Apartments, Salinas, CA

CITY OF SALINAS-COMMUNITY PROFILE
================================================================================
The City of Salinas, incorporated in 1874, is located eight miles inland from the Monterey Bay, at the head of the Salinas Valley. The level fertile floor of the valley tapers to a funnel just north of the City. The original King's Highway, now called El Camino Real and/or Highway 101, traverses the approximate center of the valley floor from the Prunedale area of rural north Monterey County to King City to the south. Other cities located in the valley south of Salinas includes Chular, Gonzales, Soledad, Greenfleld, San Lucas, and San Ardo. A map of the city appears in the Addenda.

Salinas has been recognized historically as the distribution center for agricultural products from the Salinas Valley, one of the world's richest, most fertile growing areas, with approximately 1,000 square miles of land. The economic base of Salinas has always been agriculturally oriented; however, during the past decade, rising property values have helped to make the city of Salinas a bedroom community of the Monterey Peninsula.

Salinas has become the population growth center of the Monterey Bay region. Recent projections show the city will continue to grow at an annual rate of 3 percent.

There are 100 manufacturing firms in Salinas. The leading group classes of products are food, electronic components and electrical products. The largest manufacturing firms in the community are: Simplot Corporation, 550 employees; National Refractories, 419 employees; Integrated Device Technology, 360 employees; Radionics, 359 employees; and McCormick & Company, Inc. (Shilling), 350 employees.

The city has three distinct geographical business areas: North Salinas, East Salinas, and South Salinas (where the Westlake Apartments are located).

South Salinas

County and city government offices are located in the south Salinas area. This part of the city is generally known as the financial center. It has the highest concentration of larger office buildings. One of the largest tenants in south Salinas is the County of Monterey and its support service agencies. Salinas is the county seat of Monterey County. As the county seat, Salinas serves as the area's center for finance and agribusiness. It has captured nearly 40 percent of the county's office development.

South Salinas also has the city hospital, Salinas Valley Memorial Hospital and the downtown area. The hospital is surrounded by medical offices and single family homes interspersed with multifamily units. There is little remaining developable land in south Salinas; land that is undeveloped is agriculturally-zoned and is typically being farmed. No new apartment construction has taken place for the past several years; most complexes in south Salinas were built from 1960 to 1975. New apartment construction will occur in the northern part of the city, unless the city and county allow agricultural land to be converted to residential (unlikely given the anti-conversion stance taken by the county).


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The Westlake Apartments, Salinas, CA

Another area in south Salinas is "Old Town," which is located south of West Market Street, along Main Street in the downtown district. This area has many specialty retail stores, financial institutions and restaurants. The City is actively pursuing the redevelopment of "Old Town." Since 1974, $15 million in private investments, matched by $34 million in publicly financed improvements, have been committed to this project. This redevelopment has revitalized the area and has attracted many new commercial tenants to this part of the city. This redevelopment is to include the Steinbeck Plaza, which is anticipated to be a much-heralded showpiece of the city's downtown district. It will consist of a mixed land-use project for the blighted 100 block of South Main Street and will include a five-story, 94 room hotel with rooftop restaurant; a five story, 110,000 square foot office building with conference rooms and retail shops; a four level parking garage; restaurants with a total seating of 400; and a 33,000 square foot public plaza that will include an amphitheater.

North Salinas

The north Salinas business district of the city is located along North Main Street, south of Boronda Road and north of East Laurel Drive. The Northridge Regional Shopping Center, with over 120 specialty shops, three savings and loans, a bank, theater complex, and four major department stores, is located in this area of the city. In 1985, Northridge concluded a four year expansion, representing an investment of over $55 million. Convenience stores, financial institutions and other neighborhood stores are also located along North Main Street, which connects the north and south Salinas areas. Over the past five years, with the development of Northridge Shopping Center, north Salinas has become the retail center of the city. Office development in this part of the city has generally been directed toward smaller buildings. North Salinas is where most of the city's growth has taken place over the past 10 years, and it is where it will likely continue over the foreseeable future.

East Salinas

The East/Alisal area of Salinas is generally described as that part of the city that is located east of Highway 101 and Natividad Road. The central commercial district is located along East Alisal. Portales de Alisal, a three level mix of retail shops and day care center, as well as medical and other professional offices, are planned on approximately eight acres located in the 500 block of East Alisal Street, in the Hebron Heights neighborhood of the Alisal District. Neighborhood retail shops, small professional office users and trades people comprise the typical tenant profile in the east Salinas area.

Vacancy in this area is low. Very few spaces and apartments are for lease. New retail space has leased very well as evidenced by the strong activity of a 19,600 square foot retail/shopping center located at 45 Sanborn Road. Some new construction will occur in this part of the city, however, to a lesser degree as compared to northern Salinas.

Population & Growth Percentage-City of Salinas vs. Monterey County

--------------------------------------------------------------------------------
        Year              Monterey County               City of Salinas
--------------------------------------------------------------------------------
        2000                  422,710                       144,500
--------------------------------------------------------------------------------


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The Westlake Apartments, Salinas, CA

--------------------------------------------------------------------------------
        1995                  370,996                       122,390
--------------------------------------------------------------------------------
        1990                  355,657                       108,777
--------------------------------------------------------------------------------
        1980                  289,861                        80,479
--------------------------------------------------------------------------------
        1970                  247,450                        58,896
--------------------------------------------------------------------------------

Monterey County-Employment by Industry

--------------------------------------------------------------------------------
                               1992          1998 (projected)     Percent Change
--------------------------------------------------------------------------------
     Agriculture              30,600             32,900                8%
      Services                28,300             32,000               13%
     Retail Trade             23,700             25,700                8%
     Government               27,900             26,300               -6%
    Manufacturing              8,900              9,800               10%
   Finance, Insurance,         6,300              7,000               11%
     Real Estate
   Transportation &            5,100              4,900               -4%
    Public Utilities
   Wholesale Trade             5,000              5,100                2%
     Construction              3,900              4,200                8%
       Mining                    300                200              -33%

Local Economic Developments-City of Salinas

Early in 1996 the Salinas Valley Maximum Security Prison opened its new operation with its expanded correctional facilities. The new facility added nearly 700 new employees; an additional 800 new employees (the highest percentage are correctional officers) have recently been added, and by the beginning of 1997 an additional 450 new employees may be added. The recent hirings have already impacted the local apartment housing market throughout Salinas; interviews with numerous apartment managers have indicated that large numbers of newly-leased units are to correctional officers working at the Soledad State Correctional Facility; extremely limited housing within the city of Soledad have heavily impacted the demand for rental units in Salinas, considered only an approximate twenty (20) mile northerly commute from the prison. Increases in the city's services, retail trades, manufacturing, construction, and finance sector have resulted in a stronger demand for affordable multi-family housing units. The current shortage of rental units has been primarily the result of local economic activity. The expansion of the Westridge Shopping Center, a 650,000 square foot retail center, and includes a Wall Mart Store opening in February, 1997; this will also increase housing demand in the North Salinas area. Household Credit Corporation recently hired 200 new employees in 1996.

Residential Growth-City of Salinas

The Salinas Valley has long been an attractive area for homebuyers, especially first-time buyers who are looking for an affordable home in Monterey County. The average annual growth rate over the past 10 years was nearly 2 percent, and, as a result of continuing developments throughout both Monterey County and Salinas itself the rate should approximate 3 percent for the remaining few years to 2000.


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The Westlake Apartments, Salinas, CA

Salinas has been moving forward with several new developments that will add thousands of new people to the city by the time the next U.S. Census is taken in the year 2000.

The Harden Ranch subdivision in North Salinas, for example, includes 1,683 single family homes, 719 multifamily units and an area for churches, schools and a park. Creekbridge subdivision is a mix of new homes, including 1,000 single family homes and 1,030 multifamily units. The Williams Ranch subdivision in East Salinas was planned for 1,551 homes and 519 condominiums or apartment units.

If there are any restrictions to growth in Salinas it's the agricultural land that surrounds the city. The city's master plan for growth forbids city officials from considering new building projects to the south and west of the city limits because that land is some of the richest, most productive farmland in California. "Slow" of "No-Growth" policies will limit Salinas' development in the south and west portions of the city; therefore, future developments will concentrate more heavily in North Salinas.

City of Salinas-Apartment Market Analysis

Below is a simple chart illustrating the structural and vacancy characteristics estimated for the City of Salinas, as of September 28, 1996, the effective date of this appraisal. From a total of 35,902 housing units within the city, 13,247 units are considered multi-family (2 or more units in a structure). This equates to 36.9 percent. This estimate includes apartment units in plan check or currently under construction.

                                All Housing Units

-----------------------------------------------------------------------------------------
Total    1 unit-detached  1 unit-attached  2-4 units  5-9 units  10+ units   Mobile homes
-----------------------------------------------------------------------------------------
35,902*      18,077           2,942          3,239      3,236      6,772       1,636
-----------------------------------------------------------------------------------------

* Information provided by the Monterey County Association of Realtors and Association of Monterey Bay Area Governments.

Utilizing the number of apartment units indicated above there currently exists 13,247 apartment units. Since the end of 1992, no apartment units have been built until 1996 (200 units are currently under construction and another 200 have been approved); the overall number has remained relatively constant for a number of years. Based on the current estimated population of Salinas of 122,390 and applying a 35% multifamily ratio provides for a total renter population of approximately 42,837. Dividing the renter population by the average 3.21 household size (estimated by the Association of Monterey Bay Area Governments) suggests that the City of Salinas would need 13,345 apartment units to accommodate this demand. Comparing this to the current apartment inventory of 13,247, a deficiency of 98 units exists. If this analysis is accurate, then this gives at least one explanation why the market as a whole is experiencing a very low to no vacancy rate at this time as reported by various apartment building managers throughout North Salinas, South Salinas, and East Salinas. Again, this is very consistent with our findings based on interviews with on-site managers, property managers, brokers and other appraisers.

The Salinas apartment market is very tight with many of the larger professionally managed complexes reporting 98%-100% occupancy with a waiting list. The market has tightened up


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The Westlake Apartments, Salinas, CA

because of several factors including the recent expansion of the Soledad prison facility wherein they recently hired approximately 1,200 employees. As previously indicated, Household Credit Corporation recently hired 400 new employees and a host of other ancillary businesses have been hiring in and around Salinas. Additionally, the population has been growing at approximately 3,500 new residents per year. Much of this growth is due to the migration from Santa Cruz, Los Angeles, and San Jose. Many of these people are purchasing homes in the newly-developed master plan communities and many are renting. According to many of the on-site property managers renters are coming from as far as San Jose which is approximately 3/4 of an hour drive north. Rents are significantly higher in San Jose. Rents in Salinas are estimated at between $250 and $500+ below San Jose rents and therefore is attracting tenants who view making the commute an attractive alternative to paying higher rents.

Below are the results of a survey performed by this appraiser of ten (10) apartment complexes within the City of Salinas as of the date of this appraisal. The average apartment building size was 146 units. The survey indicates the name of the complex, total number of units, total number of vacant units, and total number of units "on notice".

                        Apartment Survey-City of Salinas
                               September 28. 1996

--------------------------------------------------------------------------------
Name                         Total No. Units   No. Vacant Lots   Units on Notice
--------------------------------------------------------------------------------
Cypress Creek Apartments           288                0                 12
--------------------------------------------------------------------------------
Cypress Landing Apartments         112                0                  0
--------------------------------------------------------------------------------
Los Padres Apartments              220                4                  2
--------------------------------------------------------------------------------
Mariner Village Apartments         176                1                  3
--------------------------------------------------------------------------------
Northridge Park Apartments         232                3                  3
--------------------------------------------------------------------------------
Kipling Manor Apartments            92                0                  0
--------------------------------------------------------------------------------
Olive Tree Apartments               34                1                  0
--------------------------------------------------------------------------------
Shadowbrook Apartments              88                3                  0
--------------------------------------------------------------------------------
Sheridan Park Apartments           116                0                 10
--------------------------------------------------------------------------------
Village Green Apartments           104                0                  4
--------------------------------------------------------------------------------
      TOTALS                     1,462               12                 34
--------------------------------------------------------------------------------

This particular sample surveyed represents only 11.04 percent of the total number of apartment rentals in the city of Salinas. Based on information from the above respondents a vacancy rate of .8 percent was indicated. If one includes the number of "units on notice" (tenants who plan to vacate within 30 days), the vacancy rate becomes 3.15 percent. Most of the tenants who have given notices to vacate are considered "seasonal workers" engaged primarily in the agricultural trades, according to property managers surveyed.


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The Westlake Apartments, Salinas, CA

NEIGHBORHOOD DESCRIPTION AND ANALYSIS

The subject property is located in the southernmost section of the city limits of Salinas in a relatively small neighborhood bounded by agricultural lands on the south, State Highway 68 on the east, Blanco Road on the north, and Byron Drive on the immediate west. The area as defined is basically rectangular in shape and contains a total of less than .25 square miles.

Immediate Neighborhood Environs

The subject property is located in the southern-most section of the city limits of Salinas. The only other competing apartment development within the small "neighborhood" as defined is known as the Villa Serra Apartments, located at 1320 Padre Drive adjacent to the westerly portion of the Westlake Apartments. This property is similar to the subject in style and location, but is a senior care facility which rents start at $1,050 per month for one bedroom units. Average quality single family tracts generally make up the areas lying to the west of Byron Drive and south of West Blanco Road. The lands located to the immediate south of the subject are agricultural and are expected to continue as such. Directly across the street to the north of the subject property are two commercial office buildings occupied by the Monterey County Election Department and by the Hayashi & Wayland Accountancy Corporation. The intersection of Blanco Road and State Highway 68-SMain Street is devoted to neighborhood commercial uses. Located nearest to the Westlake Apartments on the southwest corner are Thrifty Drug Store, Shell service station, Nob Hill Foods, Wells Fargo Bank, Der Wienerschnitzel, Me and the Gringo-a Mostly Mexican Restaurant, Hair West, and Dry Cleaners. On the northwest corner of the intersection is Lyon's Restaurant. Located adjacent to Lyon's is a 15,400 square foot commercial retail building that was purchased in 1994 and subsequently remodelled. Current tenants include both Hollywood Video and CellularOne. The southeast corner(section) of East Blanco Road and S. Main Street is land devoted to agricultural use. The northeast corner of the intersection the "Star Center", a neighborhood commercial center with the Star Market as anchor tenant. Other tenants include Star Video, Star Care Pharmacy, Star Deli, Linda's Wash & Dry, Martinizing-Dry Cleaners, Hair Unlimited, Kirby Authorized Sales and Service, Kragen's Automoitve Parts and Poor Richard's Almanac. A separate detached building that fronts to S. Main Street on the corner site is occupied by a McDonald's fast food restaurant.

The Westlake Apartments are accessed from either West Blanco Road by means of Chaucer Drive and Byron Drive or from State Highway 68 approximately 150 feet east. Freeway access to U.S. 101 is within 1.5 miles east of the subject property.

SITE ANALYSIS
================================================================================

General: Westlake Apartments

Based on a plat map furnished by our client (a copy is included in the Addenda), the site for the Westlake Apartments contains a total of 3.68 acres. A survey of the site has not been made, and it is assumed that the Plat Map is correct. The parcels that comprise the subject site are irregularly configured.


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The Westlake Apartments, Salinas, CA

Topography and Drainage:

The topography of the sites is predominantly level to slightly rolling. Drainage is believed to be adequate.

Access:

The Westlake Apartments has two access driveways fronting to Stephanie Drive.

Utilities: All major utility services are available and connected to the property. These utilities include sewer, water, electricity, cable television, and telephone services. Sewer service is provided by the Monterey Regional Water Pollution Agency. The capacity of the sewer plant is 30 million gallons per day. Water is provided by the Alco Water Service and California Water Service Company. For both water companies combined, the maximum daily pumping capacity is 45,383,680 gallons per day. Quantity rates are $.7091 per 100 cubic feet. Natural gas and electric power are provided by Pacific Gas & Electric (PG&E) Local telephone service is provided by Pacific Bell. The City of Salinas Department of Public Works has adopted a master plan of storm drains.

Site Hazards:

The subject property is located in a designated FEMA Zone "B", according to Community Panel Map Number #060202-0004 D, dated November 4, 1981. The "B" designation does not require flood insurance.

Earthquake Fault Zone

The property is not located in any known earthquake fault zones. However, the region is subject to periodic earthquake tremors. We know of no particular reason why the site would be at a greater risk than other area properties.

Rent Control:

Monterey County does not have rent control. The county does have an "inclusionary housing" program that provides for affordable "low-income" housing. Low and moderate housing assistance is available through a variety of programs offered by the Housing Authority of Monterey County, the City of Salinas and CHISPA, a non-profit housing developer. Apartment complexes for low-income families, the elderly, handicapped and farm-labor families are located throughout Salinas. The city has established a Housing Trust Fund to help increase the supply of affordable rental units as well as opportunities for home ownership. The subject does not have any "assisted" or "low" income units.

Contamination/Toxics:

We have inspected the property with the due diligence expected of a professional real estate appraiser. It is important to note, however, that the appraiser(s) are not qualified to detect hazardous waste and/or toxic materials. Such a determination would require investigation by a qualified expert in the


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The Westlake Apartments, Salinas, CA

field of environmental assessment. To our knowledge, there are no potentially hazardous materials that would affect the valuation and/or marketability of the property as of the date of valuation. The appraised value of the Westlake Apartments is specifically predicated on the assumption that there are no hazardous materials on or in the property that would cause a loss in value.

Easements and Restrictions:

Normal public utility easements are assumed that are not considered to adversely affect marketability.

Site Analysis Conclusion

In summary, the Westlake Apartments complex has a site consisting of 3.68 acres configured on three parcels that are improved with 139 rentable units. All utilities are available, including sewer service, electricity, gas, telephone and cable television. The site lies in Flood Zone "B" (no flood insurance required). Zone "B" is typical of the neighborhood.

TAXES AND ASSESSMENT ANALYSIS

In the State of California, property is enrolled at 100% percent of market value, as determined by the Assessor upon transfer of ownership or significant new construction. The maximum tax rate cannot exceed one percent of the enrolled value, plus general and/or special assessment bonds and fees approved by the voters.

The Monterey County Assessor Parcel Numbers for the Westlake Apartments are 207-101-030, 207-101-034 and 035. The assessed values allocated between land and improvements, for the tax year 1996-97, are as follows:

--------------------------------------------------------------------------------
     APN#                   207-101-030        207-101-034        207-101-035
--------------------------------------------------------------------------------
     LAND                     $712,500           $745,900           $48,370
--------------------------------------------------------------------------------
 IMPROVEMENTS                $1,662,610         $1,740,540          $279,349
--------------------------------------------------------------------------------
PERS. PROPERTY                 $38,000            $38,400            $2,800
--------------------------------------------------------------------------------
    TOTAL                    $2,413,110         $2,524,840          $330,519
--------------------------------------------------------------------------------

For the Westlake Apartments, real estate taxes for the 1996-97 tax year are $53,975.86. Direct assessments of $1,359.10 are included. The tax rate for the Westlake Apartments is 1.004660 percent per $100 of full cash value. A direct assessment, considered typical of South Salinas, is imposed by the North County Water Regional Agency (.004660) and added to the one (1) percent base tax rate as specified by Proposition 13 for California. There are no special assessment bonds, according to the Monterey County Tax Collector Department. Both installments have not been paid for 1996-97. The reader should refer to the preliminary title insurance report for specific amounts (if any) of any unpaid previous tax installments. The first installment for 1996-97 is due November 10, 1996. The tax rate area is 005-007.


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The Westlake Apartments, Salinas, CA

Re-assessment of the Westlake Apartments: Proposition 13

The current tax amounts for the 1996-97 tax year will not remain the same beginning on July 1, 1197. According to Proposition 13 for California, the subject property will be re-assessed, most likely based on the new sale price or market value at time of sale. The assessments will be based on full cash value using a tax rate per $100 of full cash value. The passage of Proposition 13 establishes a maximum property tax of one percent of full cash value. The mandated one percent (1%) property tax level converts to a $1.00 base tax rate. The additional rate imposed by the Water Regional Agency will be added to the $1.00 base rate.

ZONING DESCRIPTION AND ANALYSIS

The Westlake Apartments complex is currently under the zoning designation of R-H-2.3 by the City of Salinas. This zoning designation specifically refers to a high density residential district. Section 37-44 addresses specific purposes of the particular district's regulations. They are as follows:

(1) To provide appropriately located areas for high density multiple family dwelling units consistent with the General Plan and with standards of public health and safety established by the Salinas Municipal Code.

(2) To provide adequate light, air, privacy, and open space for each dwelling unit and protect residents from the harmful effects of excessive noise, population, density, traffic congestion and other adverse environmental impacts.

(3) To promote development of affordable housing by providing a density bonus for projects in which a portion of the dwellings are affordable to qualifying households.

(4) To achieve design compatibility through the use of site development standards.

(5) To protect adjoining low density residential districts from excessive noise or loss of sun, light, quiet, and privacy resulting from proximity to multifamily dwellings.

(6) To provide sites for public and semipublic land uses needed to complement residential development or requiring a residential environment.

(7) To ensure the provision of public services and facilities needed to accommodate planned population densities.

For a comprehensive list of all property development regulations under the R-H-2.3 Zoning District the reader may refer to the Addenda of this report.

Parking Requirements-On-site

Division 18-Off-Street Parking and Loading Regulations of the City of Salinas Municipal Code lists all use classifications. For multi-family residential complexes containing over ten (10) units, the off-street parking and loading requirement is 1.6 spaces per unit.


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The Westlake Apartments, Salinas, CA

The Westlake Apartments has 134 carport spaces and 63 open spaces for a combined total of 197 spaces. This equates to a 1.42 (rounded to 1.4) parking ratio, considered to meet code requirements as a legal non-conforming use according to the zoning ordinance adopted in 1960. Pre-1993 parking requirements were last enacted in 1960; the subject property, built from 1972 to 1976, conformed to the code requirements previously adopted in 1960. The parking requirement was amended in 1993 to 1.6 spaces per unit. Although slightly less than currently required, Westlake has adequate parking for its tenancy.

Conclusion

It appears that the subject property meets all applicable city zoning, building and parking requirements (grandfathered-in according to 1960 requirements).

IMPROVEMENT DESCRIPTION AND ANALYSIS

The Westlake Apartments were constructed from 1972 to 1976. There are a total of 139 rentable units located on 3.68 acres (a combination of 3 parcels) configured with seven (7) 2&3 story buildings on 3.68 acres. The Westlake Apartments contain a total of 88,372 square feet of net rentable building area. There are also fourteen (14) laundry rooms and one (1) swimming pool. The Westlake Apartments are considered Class D Building(s) Construction Type V (wood frame) of the Uniform Building Code. Class D buildings are characterized by combustible construction. The exterior walls are made up of closely spaced wood studs with an exterior wood siding. The roof, of asphalt shingle composition, is supported by a wood truss system with a concrete slab floor on 1st floor area. The upper floor (2nd story) consists of plywood sheets. Also, the subject is in a class of construction referred to as protected one-hour construction.

Unit Mix-Westlake Apartments

--------------------------------------------------------------------------------
         TYPE                  UNITS              AREA (sf)
--------------------------------------------------------------------------------
        STUDIO                   27                 480
--------------------------------------------------------------------------------
      JUNIOR 1BR                 26                 520
--------------------------------------------------------------------------------
        1BR/1BA                  3*                 624
--------------------------------------------------------------------------------
        1BR/1BA                  56                 650
--------------------------------------------------------------------------------
        2BR/1BA                  5*                 720
--------------------------------------------------------------------------------
        2BR/2BA                  22                 910
--------------------------------------------------------------------------------

Note:Information regarding the individual unit sizes was provided by the on-site Lincoln Residential Services Management Company. The appraiser was provided interior access to one unit of each type with the exception of the 2br/1ba floorplan (based on size indicated by management only). The gross living area estimates for the units indicated above are based on exterior wall measurement taken by the appraiser. It is assumed that the interior conditions of all units are similar to those inspected. *Note: These units contain fireplaces.


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The Westlake Apartments, Salinas, CA

Interior Improvements: Westlake Apartments

Floor coverings consist of wall to wall carpeting over concrete slab in lower levels and over plywood subfloor in upper levels. Vinyl flooring is in kitchens and bathrooms. Electric baseboard heating is included in all units. The kitchens have formica countertops, built-in electric range and ovens, garbage disposals and stainless steel sinks. Dishwashers are included in all units with the exception of the studios. Each of the units are served with individual hot water heaters. Bathrooms are improved with fiberglass tub and shower enclosures and cultured marble vanities. Overall condition is considered good. Many of the units have recently been upgraded with new carpeting and interior painting.

Effective Age: Westlake Apartments

The actual ages of the Westlake Apartments complex range from 20 years to 24 years. An average quality Class D apartment project is estimated to have a total economic life of fifty (50) years. This is based primarily on the performance of many comparable properties built in the 1940's and 1950's still in existence in Monterey County and capable of attracting tenants due to upgrading and above-average maintenance. In addition, the Marshall and Swift Cost Valuation Service provides reasonable support for an estimated total economic life expectancy of fifty (50) years. Because the Westlake Apartments has undergone recent upgrading as needed under the current management to date it is the appraiser's opinion that an estimated overall effective age of sixteen (16) years is considered reasonable and supportable..

Remaining Economic Life: The remaining economic life of the Westlake Apartments is estimated at 34 years, although it certainly could be longer or even shorter. This estimate is made by deducting the effective age of 16 years from total economic life of 50 years.

HIGHEST AND BEST USE ANALYSIS

Definition

Highest and best use, as used in this appraisal, is defined as that reasonable and probable use that will support the highest present value, as defined, as of the effective date of the appraisal, September 28, 1996. Alternatively, that use, from among reasonably probable and legal alternative uses, found to be physically possible, appropriately supported, financially feasible, which results in highest land value.

The above definition of the "Highest and Best Use" is in reference to land that is unimproved. In cases of improved land, a determination of the contributory value of the improvements to the land must be made. The improvements found on a site may be of inappropriate use, but will continue until the land value exceeds the total value of the property in its existing use.

Discussion

Our opinion of the highest and best use of the subject land parcel will be supported based upon our analysis of the four tests outlined below:


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The Westlake Apartments, Salinas, CA

            1. Legally Permissible Use. This type of use is legal and conforms to the zoning assigned to property, as well as to the City's planning goals.

            2. Physically Possible Use. The shape, size, and available utilities are adequate to serve this use.

            3. Financially Feasible Use. Population and immediate income statistics support the feasibility of the highest and best use based upon the quantity, quality, and distribution of the income and its prospective users.

            4. Maximally Possible Use. An analysis of which possible legal uses will produce a net return and/or create value to the site.

All three standard appraisal approaches to value are affected by the highest and best use. Therefore, valuation is highly dependent upon the conclusions set forth by this analysis.

Physically Possible

Section 37-46 of the City of Salinas Municipal Code specifies a minimum lot size of 7,200 square feet in a R-H-2.3 high density residential district. The subject property has a combined site size of 160,301 square feet. Based on this requirement, therefore, the site is physically capable of being developed with the current apartment improvements as well as other multi-family configurations.

Legally Permissible

The subject is zoned and general plan designated to allow high density residential uses. As existing, the subject is a legal and conforming use. The Westlake Apartments complex is legally permissible under the current zoning regulations.

Financially Feasible In evaluating the most reasonable and probable use of the vacant site, we considered the demographics of the surrounding area, land use patterns, local market supply and demand, general market conditions, and the physical characteristics of the property itself. The most feasible and marketable use for the subject site appears to be for apartment use, given the present shortage of rental housing in Salinas, which is a result of the local economy and current growth of Salinas. Rapid changes in market conditions which were previously discussed in the Neighborhood and City Sections indicate apartment and multi-family housing as the most reasonably probable use of the subject property.

Maximally Possible Use

The final of the four tests in the highest and best use analysis is the use that maximizes the land value by providing the highest return. This test must be considered sequentially with the prior three tests; it makes no difference that the most probable highest value is a apartment complex, for example, if the zoning does not permit this use. The most profitable use is a multi-family or apartment use. This is


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The Westlake Apartments, Salinas, CA

largely based on the fact that the current improvements are apartments and are configured on the sites as such. At the present time, the City of Salinas Planning Department recognizes through its general plan the R-H-2.3 high density residential district of the subject's neighborhood in North Salinas and is aware of the changing market conditions and rental shortage that exists in the City of Salinas. There is virtually no availability of vacant land in South Salinas for apartment use, for example, since that area is primarily designated as agricultural land. The City is encouraging the future development of high density residential land in the South Salinas section of the city.

Highest and Best Use Conclusion - As Improved

In conclusion, the highest and best use of the Westlake Apartments, as improved, is apartment use.

Highest and Best Use Conclusion - As Vacant

In conclusion, the highest and best use as vacant is a multi-family or apartment-type use.


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The Westlake Apartments, Salinas, CA

THE APPRAISAL PROCESS
================================================================================

The estimation of a real property's market value involves a systematic process in which the appraisal problem is defined and the data required is gathered, analyzed and interpreted into an estimate of value. Traditionally, three methods of valuation have been used in appraising: the Cost, Sales or Market Comparison and Income Approaches.

In the Cost Approach, the value of the site is first estimated by comparing it to similar sites that have recently sold or are currently offered for sale. Replacement cost new of the improvements is determined by reference to actual costs of similarly constructed properties. Depreciation from all sources is then deducted from the replacement cost new of the improvements to arrive at the present value. The depredated value of the improvements is added to the estimated land value to arrive at the total value by the cost approach. In this appraisal, however, NationsBank has requested that the cost approach be omitted from this appraisal assignment. The cost approach has been determined to have little to no significant applicability in the valuation of 10 to 30 year-old multi-family properties due largely to the subjectivity involved with estimating depreciation in older properties. Moreover, cost and value are oftentimes not the same.

The Sales Comparison Approach involves comparison of the subject to similar properties that have recently sold or that are offered for sale. These sales are reviewed for differences from the subject in the date of sale, location of the site, physical characteristics and other factors. The comparable properties are then adjusted to formulate a value range for the property being appraised.

The third of the three valuation techniques is the Income Capitalization Approach. This approach involves estimating net operating income, and discounting this income to a present worth through the capitalization process. For most income-producing properties, including apartments and multi-family properties, this is the better valuation technique.


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

INCOME CAPITALIZATION APPROACH
================================================================================

The first and primary approach applied to the valuation of the subject is the income capitalization method. This technique involves conversion of future anticipated income into an estimate of present value by the capitalization process. This procedure involves three steps as indicated below:

      1. Estimate gross income from available rental information and the subject's operating history;

      2. Estimate and deduct vacancy and collection loss allowance and operating expenses to derive net operating income; and,

      3. Select an applicable capitalization method or methods, develop the appropriate capitalization rate, and complete the necessary computations to derive an economic value indicated by the income capitalization approach.

Required Information

Documents that are helpful to better estimate value under the Income Approach include the following:

            o  Income/Expense statements
            o  Personal Financial Statements of Owner (if applicable)
            o  Rent Roll
            o  Lease Agreements
            o  Other (service agreements)

Income and expense statements. Operating statements provided by management over the past two years and eight months are included in the Addenda.

Personal Financial Statements. The owner's personal financial statements are not required to appraise the property, but can be helpful under certain circumstances. While market value intrinsically assumes transfer to a willing and knowledgeable buyer at market price, financial statements of the owner often provides insight into the current management quality and style of the property. An undercapitalized owner, for example, may not be able to institute correction of deferred maintenance that will enhance livability. As such, occupancy and rates may suffer from inadequate level of maintenance, which results in loss of reputation. Financial statements of the subject ownership have not been reviewed. However, based on conversations with management and the overall good maintenance level and high occupancy of the property, it can logically be assumed that ownership is capable of operating the property in a strong professional manner. Based on conversations with management, and inspections of other properties owned by Thysen and managed by Lincoln Residential Services, the subject has been operated in a professional manner and there appears to be no operational problems.


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

Rent Roll: A roll of the current tenants has been provided by management as of September 28, 1996. As of this date, 1 unit was vacant, but it has been preleased. Thus, there is no vacancy at this particular time.

Lease Agreements: A copy of the standard 2-page residential rental agreements has been reviewed. Units are on either 7, 8, 9 and 10 month short-term leases. The rental agreements are typical of others used in the marketplace. Utilities, except for water, trash and basic cable are paid for by the tenants. The residents pay for electricity in all units. There is a late charge of $30 if management elects to accept rent after the third of the month, and a $20 returned check fee. No pets are allowed without written consent. Use of the premises shall be for a private residence only. No more than three persons shall occupy a one bedroom unit; no more than 5 are allowed in a two bedroom. Occupancy limits are strongly enforced. First month and security deposits are collected prior to the tenant moving in.

Capital Improvements: Capital expenditures over the past two years have also been reviewed and/or discussed with the property manager. Improvements to the property over the past year and half include the following:

o Asphalt repair, seal and striping
o Carpets in common hallways; landscaping upgrades
o New appliances and carpets in most units (ongoing)
o Reroofing
o Office Remodel

Occupancy trends: In addition to the above, occupancy trends of the complex have been reviewed. Since Lincoln Property took over as managers approximately 1.5 years ago, occupancy has been increasing. This is due mainly to correction of deferred maintenance items and an improving rental market. The new management has also qualified tenants better which have resulted in less turnover and less evictions. Moreover, seasonal tenancy has been reduced by the implementation of leases.

Other. According to management, laundry equipment is owned by the service company.

Subject Asking Rents

As of September 28, 1996, the following monthly rents (all unfurnished) were being charged at the subject complex:

   26       Jr. 1Br         520 sf       $540         $1.11/sf          $14,040
    3       1BR/1BA fp      624 sf       $625         $1.00/sf          $ 1,875
   56       1BR/1BA         650 sf       $580         $0.89/sf          $32,480
    5       2BR/1BA fp      720 sf       $750         $1.04/sf          $ 3,750
   22       2BR/2BA         910 sf       $750         $0.82/sf          $16,500
   27       STUDIOS         480 sf       $520         $1.08/sf          $14.040
                            ------       ----         --------          -------
  139                       635 avg.     $594/avg.    $0.94/sf avg.     $82,685


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

All rents include water, trash removal and basic cable. Tenants pay their own electric and gas (Pacific Gas & Electric Company), telephone, and premium cable channels. To qualify, prospective tenants must have three times the monthly rental rate and a positive credit report and previous rental history. There is a $25 application fee (includes credit report). The application fee is non-reimbursable.

The above price list was set in September 1996. Management periodically surveys other complexes in the area in order to maintain market rental levels. At this time, there are no rental specials or concessions. As explained earlier, market conditions have been improving gradually over the past year, and most apartment complexes in Salinas are not offering any rental concessions at this time.

As can be noted on the rent roll in the Addenda, a number of subject apartment units are at the above quoted rates. Those units with leases expiring will be moved to the new rates. At this time, there is a difference of approximately 6 percent between the market and actual rents.

Rent Survey and Analysis

In order to determine whether the subject rentals are at or within a market rental range, a survey of competing complexes was made. This analysis involved a comparison of amenities and facilities offered by competitive projects with those offered by the subject.

The competing complexes considered most helpful in estimating the subject economic or market rental level are summarized on the following pages.

All rental rates quoted in the survey are month-to-month or short-term leases. None of the complexes surveyed in this report had long-term leases. All complexes are garden style two and/or three-stories of similar vintage and design as the subject. All are located in the general subject neighborhood. Typically, rents include water and trash removal (and sometimes basic cable service). None of the complexes were offering any specials.


 Robert Saia & Associates, 313 Avalon Avenue, Santa Cruz, CA (408) 458-9095  35

                            RENT COMPARABLE NUMBER 1

Name:                         VILLAGE GREEN APARTMENTS

Location:                     1330 Byron Drive, Salinas

Age/Type:                     1968/ garden design - 104 units

--------------------------------------------------------------------------------
                    Type          Rent             SF          Rent/SF
                    ----          ----             --          -------
Monthly Rent:       1BR/1BA =     $540-605         650         $0.93
                    2BR/1BA =     $680-725         825         $0.82-0.88
                    Studio  =     $475             300+/-      $1.58
--------------------------------------------------------------------------------

Utilities included in Rent:   water and trash

Recreational Amenities:       pool only

Vacancy:                      0% (none at time of survey; waiting list)

Comments:         Avg+ to good tenant appeal. Located in south Salinas. Close to shopping, schools, freeway. Deposit = $500. Carport parking plus open. No specials. 1-yr lease. Waiting list of 10 people. Source: (408) 422-7171

                                [photo omitted]

                            RENT COMPARABLE NUMBER 2

Name:                         PLAZA TERRACE APARTMENTS

Location:                     43 Plaza Circle, Salinas

Age/Type:                     1973/ garden design - 19 units

--------------------------------------------------------------------------------
                    Type          Rent             SF          Rent/SF
                    ----          ----             --          -------
Monthly Rent:       1BR/1BA   =   $525             N/A         N/A
                    2BR/1.5BA =   $675-695         N/A         N/A
                    Studio    =   N/A              N/A         N/A
--------------------------------------------------------------------------------

Utilities included in Rent:   water and trash.


Recreational Amenities:       None


Vacancy:                      0% (none at time of survey)

Comments:       Avg. tenant appeal. Located in south Salinas. Close to shopping.
Deposit same as first month rent. Carport under buildings. No specials. 1-yr and 6-month lease. All one bedroom units are on second floor. One studio in complex, but has been rented to same tenant for 13 years and is not available to market.
Source: (408) 422-7018

                                [Photo omitted]

                            RENT COMPARABLE NUMBER 3


Name:                         PARK TERRACE APARTMENTS

Location:                     619 E. Romie Lane, Salinas

Age/Type:                     1962/ garden design -  52 units

--------------------------------------------------------------------------------
                    Type          Rent             SF          Rent/SF
                    ----          ----             --          -------
Monthly Rent:       1BR/1BA =     $525             550         $0.95/sf
                    2BR/1BA =     $625             825         $0.76/sf
                    Studio  =     N/A
--------------------------------------------------------------------------------

Utilities included in Rent:   water and trash, and gas for heater

Recreational Amenities:       pool

Vacancy:                      3.8% (2 units vacant at time of survey)

Comments:                     Avg. tenant appeal. Located in south Salinas.
Close to shopping. Carport parking. Deposit same as first month rent. No specials. Leases neg.. Source: (408) 422-3041

                                [photo omitted]

                            RENT COMPARABLE NUMBER 4

Name: NORTHPOINTE

Location: 196 E. Alvin Drive, Salinas

Age/Type: 1976/ two-story garden design - 138 units

--------------------------------------------------------------------------------
                    Type          Rent             SF          Rent/SF
                    ----          ----             --          -------
Monthly Rent:       1BR/1BA =     $568             648         $0.87-0.92
                    2BR/1BA =     $620             735         $0.84
                    2BR/1BA =     $669             835         $0.80
--------------------------------------------------------------------------------

Utilities included in Rent:   water and trash

Recreational Amenities:       Tennis, heated pool, sauna, spa, exercise room,
                              some units have fp's (all 1/br's), laundry rooms

Vacancy:                      1% (only one unit available at survey time)

Comments:                     Avg-Avg+ tenant appeal. Located in north Salinas.
Close to shopping, schools, freeway. Deposit = $300/400. Good demand over past year. Carport parking plus open. No specials. 6 month leases.
Source: (408) 443-1776

                                [photo omitted]

                            RENT COMPARABLE NUMBER 5

Name:                         SHERIDAN PARK

Location:                     1450 N. First Street, Salinas

Age/Type:                     1983+/ two-story garden design - 116 units

--------------------------------------------------------------------------------
                    Type          Rent             SF          Rent/SF
                    ----          ----             --          -------
Monthly Rent:       1BR/1BA =     $570             630         $0.90
                    2BR/1BA =     $620             800         $650
--------------------------------------------------------------------------------

Utilities included in Rent:   water and trash

Recreational Amenities:       Heated pool, 2 sauna, spa, laundry rooms,
                              security gates

Vacancy:                      0% (none at time of survey)

Comments:                     Avg-Avg+ tenant appeal. Located in north Salinas.
Close to shopping, schools, freeway. Deposit = first month's rent plus key deposit. Carport parking plus open. No specials. No units available, but 10 units will be in November. Source: (408) 449-8203

                                [photo omitted]

All rental rates quoted in the survey are month-to-month or short-term leases. None of the complexes surveyed in this report had long-term leases. All complexes are garden style two and/or three-stories of similar vintage and design as the subject. All are located in the general subject neighborhood. Typically, rents include water and trash removal. None of the complexes were offering any specials.

Rental Number 1 represents the 104-unit Village Green Apartments located at 1330 Byron Drive, in south Salinas. This is an average+ quality, garden-style complex built in 1968. The only recreational amenity is a pool. One bedroom units are renting at $540 to $605 ($0.93/sf+/-) per month, and two bedroom units are at $680 to $825 per month, or $0.82 to $0.88 per square foot. Studios are being rented at $475 per month, or over $1.50 per square foot. Water and trash removal are included in the rent. As of the inspection date, management reports that there are no available units and a waiting list.

The subject is similar in many respects to Comparable Number 1 and this is evidenced by comparable rents for one bedroom units. The subject two bedroom units are superior in that they either have fireplaces or are larger than the two bedroom units in this complex. The subject studios are much larger in size than the studios in Village Green, and thus, rent higher. Overall, Village Green provides good support for the subject "market" rents.

Rental Number 2 represents the 19-unit Plaza Terrace Apartments, located at 43 Plaza Circle, in south Salinas. This complex is in the immediate subject neighborhood. Built in 1973, Plaza Terrace is an average quality and condition, garden walk-up offering one bedroom and two bedroom units. There is one studio unit, but this unit has been rented to the same person for 13 years. One bedroom units are located on the second floor and are being rented at $525 per month (size is unknown). Two bedroom/1.5 bath units are townhouse style with the half bath downstairs. These units rent at $675-695 per month (a slight deduction is made for one year leases). Currently, there are no available units although one unit will become available in November. The subject is a superior project and should continue to rent at higher rates. Plaza Terrace is helpful, however, in setting the lower rental range.

Rental Number 3 represents the 52-unit Park Terrace Apartments located at 619 E. Romie Lane near Salinas Valley Memorial Hospital. This is an average quality older project that currently has a few units available. The one bedroom units rent for $525 and the two bedroom/one baths at $625 per month. The rents include water, trash and gas for the heater; tenants pay electrical. The project includes a pool and carport parking. Management prefers one year leases, but will negotiate leases as low as six months depending on credit and rental history. Currently, there are no specials. The overall appeal is inferior to the subject, as is the condition. The subject units should continue to rent higher.

Rental Number 4 is the 138-unit Northpointe Apartments located at 196 East Alvin in north Salinas four miles north of the subject. This is a two-story garden complex built in 1976. The overall quality and condition are above average to good. The location directly off N. Main is close to shopping, schools and freeway access. The complex has 1, one bedroom unit currently available at $568/month, and 1, two bedroom/one bath unit at $620/month. Two bedrooms reportedly rent as high as $669 per month. One bedrooms range from 624 to 648 square feet, and two bedrooms contain 735 to 835 square feet. Rents include water and trash. Security deposits are $300 for one bedrooms and $400 for two bedrooms. Leases of six months are required. There are no specials or concessions. Pets are not allowed. Amenities include two laundry rooms, and one swimming pool.


 Robert Saia & Associates, 313 Avalon Avenue, Santa Cruz, CA (408) 458-9095  41

The appeal, age and level and quality of amenities are similar to the subject. The subject has an advantage of having security hallways. Overall, this comparable supports the subject market rates.

Rental Number 5 represents Sheridan Park, located in north Salinas. This is an average quality property that features security gates. Rents are $570 for one bedrooms and $620 per month for two bedroom/one bath units. Water and trash removal are included in the rent, but basic cable is not. The overall quality and appeal are similar to the subject. According to management, there are no available units at this time. Overall, this comparable provides good support for the subject units.

Other: In addition to the above primary comparables, several other complexes including many owned by Thysen in the Salinas marketplace were considered. Thysen owns another 12 complexes in Salinas (most are in North Salinas). Although not enough to "set" the market, the number of complexes controlled by Thysen has an influence on rental levels. Thysen property managers (employees of Lincoln Property) regularly refer clientele to other Thysen complexes. Still, there are more than enough competing projects to make it difficult if not possible to "control" the market. Rental rates at these complexes are consistent with one another and with competing projects.

Market Rental Conclusion

The comparables surveyed support the "market" rents currently being attained at the subject. It appears, however, that 2 bedroom/ two bath units could rent for $10 to $25 per month more than the current $750 per month based on the smaller two bedroom one bath units that have fireplaces (also rented at $750/mo.). While this may be the case, we have considered the market rents to be those currently being quoted by management.

Of the complexes surveyed (including those not shown in this appraisal) which consisted of about 2,000 total units, overall vacancy is running between 1-2 percent. Most had no vacancy. Some had only a few units available. A few managers stated that units should become available in November and December as seasonal workers go home. When a unit does become available, it typically takes 3 to 7 days to re-rent. However, in several cases, the unit is pre-leased (rented prior to the occupant moving out).

Subject Market Rental Income (@100 percent Occupancy)

Based on market rents, the subject would have the following monthly income at 100 percent occupancy.

     26      Jr. 1Br                 $540                      $14,040
      3      1BR/1BA fp              $625                      $ 1,875
     56      1BR/1BA                 $580                      $32,480
      5      2BR/1BA fp              $750                      $ 3,750
    *22      2BR/2BA                 $750                      $16,500
     27      STUDIOS                 $520                      $14,040
                                                               -------
    139                                                        $82,685

* - the market rate for these units may be somewhat higher


 Robert Saia & Associates, 313 Avalon Avenue, Santa Cruz, CA (408) 458-9095  42

Actual Reported Income

Shown below is a table outlining revenue for 1994, through August 31, 1996. Rental income for September 1996 is also shown. Income statements are shown in the Addenda.

-------------------------------------------------------------------------------------------------
                   1994                  1995               YTD (`96)           Aug. 96
-------------------------------------------------------------------------------------------------
*Gross Rents:      $671,633 ($403/unit)  $754,896($453/un)  $554,931 ($499/un)  $74,643 ($537/un)
Laundry            $7,015                $14,742            $8,889              N/A
**Other            $29,368               $43,430            $37,129             N/A

* - collected rents
* - includes deposits ($24,605 refunded in 1995; $19,515 refunded in 1996) N/A = Not available

Rental Income Estimate: Almost all of the subject's total income is derived from rents. As shown above, rental income has increased significantly over the past year. This is due to in part to new management and an improving rental market.

The actual rental income for the month of August 1996 was $74,643, or $537 per unit. This amount does not include vacant-preleased units. The market rent for the preleased/vacant units total $1,170. Blending this with actual rental income, results in a gross scheduled rental income of $75,813, or $545 per unit. This amount is supported by actual and comparable rents, and is achievable over the near term. Consequently, $75,813, or $909,756/ annual has been used as a stabilized gross income figure.

Laundry:  The laundry income is stabilized at $16,000 per year.

Other: Other income consists of retained deposits, late charges, nsf checks, and miscellaneous charges to tenants. The large percentage of this category relates to security deposits. Although forfeited security deposits and late charges are a source of income, it is not included in the reconstructed operating statement as part of ongoing cash flows. This is because this type of income was not accounted for in the computation of gross and net operating incomes for the comparable sales.

Total Gross Income: Total gross income is estimated at $925,756.

Vacancy and Collection Loss

In estimating a stabilized vacancy factor, several factors were considered. First, vacancy has decreased over the past few years due to new management and improving market conditions. In 1993, market conditions were soft and vacancy was higher than it is today. The property has been upgraded over the past two years. Meanwhile, market conditions have improved due to an expanding economy. The resurgence of "Silicon Valley" 70 miles to the north, the new Soledad Correctional facility, and several thousand feet of regional shopping space has created many new jobs. The new Wal-Mart in this area will also expand the retail base, and bring in new jobs.

As of the inspection date, the subject complex was fully occupied. This is consistent with comparable Salinas projects at this time. There may be some seasonal variance as workers leave agricultural jobs in


 Robert Saia & Associates, 313 Avalon Avenue, Santa Cruz, CA (408) 458-9095  43

November, but the overall affect on the subject should be minimal as the subject does not rely on this type of tenancy.

In addition to vacancy, consideration must also be made for ongoing collection loss. In the case of the subject, collection loss has been reduced from previous years due to the stricter qualifying policies. Deposits are collected upfront, thus actual collection loss is mitigated to some degree by any evictions that may occur during the year. However, consideration should still be made for collection loss. A reasonable stabilized collection loss rate is 1 to 2 percent of gross income.

Assuming continued good professional management, stabilized vacancy and collection loss should run at approximately 5 percent on average. There is the strong possibility that vacancy and collection will fall below this estimate over the next 12 to 24 months, however, longer-term, consideration should be made for construction of new units and decreased economic activity.

Effective Gross Income

The effective gross income is estimated by deducting five percent from estimated gross income, as shown below:

--------------------------------------------------------------------------------
            Gross Annual Income:                         $925,756
            Less: Allowance for Vac/Collection (5%)       (46,288)
                                                          -------
            EFFECTIVE GROSS INCOME                       $879,468
--------------------------------------------------------------------------------

Expense Analysis

In order to estimate the value of the property by the income capitalization approach, expenses must be deducted from effective gross income to arrive at a net operating income estimate. Like other types of income property, apartment property expenses are a function of services provided as well as physical and geographical characteristics of the property itself. Operating and `fixed" expenses vary from complex to complex, but generally fall between 33 to 45+ percent of revenue (gross income), including replacement reserves.

Expenses can be broken down into per unit per year (or month), or as a percentage of rental revenue or effective gross income. Expenses as a percentage of income change depending on revenue levels. It can be difficult to compare apartment expenses on a line-by-line basis. No two apartment complexes are alike.

Shown on the following page is a recent operating history of the subject. Expense categories are analyzed and discussed below. It should be noted that new management took over in 1995; expense records previous to 1995 are not complete and do appear to reflect current conditions.


 Robert Saia & Associates, 313 Avalon Avenue, Santa Cruz, CA (408) 458-9095  44

Real Estate Taxes & Direct Assessments

California state law requires the reassessment of any parcel upon change of ownership. The market value of the subject property intrinsically assumes a hypothetical sale. Therefore, it is necessary to estimate real estate taxes based upon market value.

In the State of California, property is enrolled at 100 percent of market value as determined by the County Assessor upon transfer of ownership or significant new construction. The maximum tax rate cannot exceed 1 percent of the enrolled value, plus general assessment bonds and fees approved by the voters. Enrolled value can be increased by a maximum of 2 percent per year, absent transfer, or new construction, based on the cost of living. Under Proposition 8, approved subsequent to Proposition 13, value can also be decreased to reflect current market conditions. The actual taxes are below what the new taxes would be based upon market value. According to the Monterey County Tax Collector Department, there are no special assessment bonds. The tax rate is approximately 1.05 percent.

Since market value has not yet been estimated by the income capitalization approach, a technique which adds the composite tax rate reflecting the ad valorem taxes to the capitalization rate has been used. The resulting value estimate is then multiplied by the composite tax rate to obtain the amount of new taxes. This method gives only an approximation since the assessed value may not necessarily be the sale price (or market value). In addition, the value conclusion by the sales comparison approach has been used as a guide. Applying the tax rate of 1.05 percent, results in new taxes of $57,000.

--------------------------------------------------------------------------------
                       SUBJECT PROPERTY OPERATING HISTORY
--------------------------------------------------------------------------------

Expense Item                   1994               1995             1996 (ytd)
------------                   ----               ----             ---------
   Payroll                     $56,263            $104,136         $57,515
   Utilities                   $82,930            $ 88,008         $52,150
   Insurance                   $44,376            $  6,097         $   240
   Taxes &                     $90,154            $ 30,845         $30,610
     License & Permits         $   360            $  2,028         $ 1,668
   Management Fee              $   N/A            $ 20,653         $20,131
   Administrative              $ 6,796            $ 25,672         $12,783
   Maintenance & Repair        $30,412            $177,422         $56,803
   Gardening/Landscaping       $ 7,200            $  8,562         $ 9,483
   Cable T.V.                  $13,361            $ 11,112         $ 9,998
   Security                    $   366            $  4,918         $ 2,805
                               -------            --------         -------

--------------------------------------------------------------------------------
   TOTAL                       $332,218           $479,453         $254,186
   Per Unit                    $2,390/unit        $3,449/unit      *$2,743/unit
* - annualized
--------------------------------------------------------------------------------

Note: Maintenance & Repair in 1995-96 include carpet replacement at a cost of $82,797. This is not an annually recurring expense and has not been treated as such.


 Robert Saia & Associates, 313 Avalon Avenue, Santa Cruz, CA (408) 458-9095  45

License and Permits

In addition to taxes, apartment properties incur license and permit fees. Based on $15 per unit, the stabilized annual estimated is $1,700 (rounded).

Payroll

The manager lives in the complex and the unit rent is included as part of her compensation. Payroll expense was reported at $49,950 for 1994. In 1995, it increased to $90,132. This category includes payroll taxes, state compensation insurance, unemployment taxes, wages for manager and office workers as well as maintenance personnel, and bonus. It should also include the loss of rent for the manager's unit. To date, this category is $51,565, or $678 per unit annualized. Based on payroll at other complexes, this expense has been stabilized at $75,000, or $658 per unit.

Utilities

Utility expense includes water, trash, basic cable, sewer, electrical for exterior site lighting and for other common amenities, including laundry facilities, filtering equipment for the pool, lighting for the clubhouse, etc.; tenants pay their own telephone, electric, and premium channel cable.

Trash removal service is included in the monthly rent for all units. Utility expense can be estimated on a price per unit or on a price per square foot basis. The projects with the greatest amount of amenities and larger unit sizes generally show the highest rates of utility expenses. In 1994, utilities were reported at $801 per unit, and in 1995 it was reported at $898 per unit. The annualized projection for 1996 is $1,050 per unit. We have stabilized this expense at $103,000, which is consistent with prior years and other apartment complexes throughout the region.

Insurance

Insurance expense has been stabilized at $120 per unit as based on similar complexes throughout the region. Actual expense has not been reported.

Management fee (Supervisory Management)

Lincoln Property Company has been managing the property over the past year and one-half. The reported fee was $17,403 for 1995. To date in 1996, the fee totals $16,865. The fee will increase with the increase in rental. Normally, management companies will charge from a low of 3 for large projects to a high of 6 percent of collected rent for smaller complexes. A rate of 4.0 percent on collected rents is reasonable for this project.

Maintenance and Repair

This category includes on-going maintenance and repairs that include the common areas, plumbing, pool, and electric. This category also includes building/pool supplies, appliance replacement and decorating supplies. In 1995, several carpets were replaced. Carpets have also been replaced in 1996 as tenants move out. Appliances were also replaced. This level of replacement does not recur on an annual basis, thus an adjustment is required in stabilizing this expense. Normally, maintenance and repair ranges from $400 to $600 per unit. The actual subject expense has been substantially higher due to the refurbishing of the complex over the past year. It should also be noted that this category does not include landscape/gardening and exterminating contracts or wages for maintenance personnel.


 Robert Saia & Associates, 313 Avalon Avenue, Santa Cruz, CA (408) 458-9095  46

Administrative

This category consists of advertising and promotion, office supplies, computer expense, legal, credit check expense, and miscellaneous expense such as stationary, postage, etc. As shown in the Income & Expense Statement prepared by Lincoln Property Residential, a management fee paid to Lincoln is included under this category. In this analysis, the management fee has been separated and discussed under its own category.

Gardening/Landscaping /Cable T.V./ Security

Landscaping is contracted to a private landscape company (recently hired). Basic cable is included in the rent, thus it is an expense to the landlord. Security patrol and exterminating are also contracted. Total expense reported in 1995 was $28,547. The total for the first eight months of 1996 is $17,889. We have stabilized this category at $25,000 per year.

Replacement Reserves

Most owners do not utilize the replacement reserve account during the analysis or operation of an apartment complex. Rather, capital improvement items are often expensed as they are incurred. However, since capital expenditures affect the investor's cash flow, an analysis of the property's value must account for these expenses in the form of appropriate reserves for replacement.

Reserves for replacements are estimated at 2.5 percent of EGI, which equates to $160/unit. This takes into account the current good condition, lower effective age and recently completed capital improvements of the project. Items which are commonly associated with a reserve account include repaving of drives, replacement of underground utility pipes and electrical conduit, roof and foundation, as well as resurfacing of the pool new appliances, etc. (i.e., items that are not normally expensed year to year).

Net Operating Income

Total stabilized expenses and collection loss allowance amount to $387,700, or $3,400 per unit. This also equates to 54 percent of effective gross income. It should be noted that as a percentage of income, expenses are higher at the subject than they are for many complexes in this region. The reasons for this include: (1) basic cable service included in the rent; (2) more common amenities (hallways) than the typical complex resulting in a higher level of maintenance;
(3) rents are relatively low in comparison to complexes in neighboring counties, thus as a percentage of income, expenses appear high. In terms of per unit cost. the subject is well supported by other complexes throughout the region.

Net operating income is estimated by deducting operating and fixed expenses from effective gross income, as shown below and on the following page:

--------------------------------------------------------------------------------
            Effective Gross Income                   $879,468
            Total Expenses                           (431,000)
                                                     --------
            Net Operating Income Before
             Income Taxes & Depreciation             $448,468
--------------------------------------------------------------------------------


 Robert Saia & Associates, 313 Avalon Avenue, Santa Cruz, CA (408) 458-9095  47

Capitalization Rate Analysis

After net operating income is estimated, an appropriate capitalization method is selected. Of the various techniques, the one that is almost always used due to its simplicity is direct capitalization. This method employs the use of a single rate known as the overall rate. The overall rate reflects the relationship between the projection of annual net operating income and a sale price or an estimate of value. It is calculated by dividing the net operating income of the sale into the sale price. When the property is purchased all cash, which is rare for larger apartments, and there is no subsequent change in value or income, then the capitalization rate is also the rate of return on the total property investment.

In the Sales Comparison Approach section of this report, there is a table in which we have summarized our analysis of capitalization rates for the comparable sales. These capitalization rates were based on actual or actual near-term potential gross annual income less expenses at time of sale. In each case, expenses included new real estate taxes at market value as opposed to actual taxes which are typically much lower. The capitalization rates derived from each of these sale properties are summarized below:

Sale No.             1       2      3     4       5      6        7       8
--------------------------------------------------------------------------------
Cap Rate (%):        8.54    8.6    9.1   9.34    9.6    10.15    7.9     9.69

The main factor influencing capitalization rates is the perception of risk. Those properties perceived to have higher risk; will sell at higher capitalization rates. The lower risk properties sell at lower capitalization rates. Apartment properties, because of their low vacancy, generally fall into the low risk category. Risk factors that should be taken into account in selecting an appropriate capitalization rate include the following:

o Amount of available land zoned to allow future apartments
o Upside (or downside) potential of cash flow
o Existing or planned government restrictions on use and/or rent increases
o Deferred maintenance and remaining life of site improvements
o Marketability/liquidity
o Availability of financing

Availability of Land (Potential of future competition)

While there are several hundred acres of undeveloped land in the general area, most is zoned agriculture or has environmental issues such as sloughs/wetlands. This is not to say, however, that additional apartments could not be developed within a 50 mile radius. There has been very little apartment construction in the area over the past 9 years. One of the main reasons is the high cost of land and building. So, while future construction of apartments will occur to some degree, the high cost will result in higher rents that likely will not compete with the subject.

Upside Potential of Cash Flow

Gross revenue projected at stabilized occupancy is based largely on the current average rate. The market rate, although close, is still lower than the actual income. And given high occupancy in almost all Salinas apartment properties, it appears certain that rents will continue to gradually


 Robert Saia & Associates, 313 Avalon Avenue, Santa Cruz, CA (408) 458-9095 48 increase over the next 12 to 24 months. Consequently, upside rental potential appears good at this particular time. The subject is not affected by rent control, so this would not be a limiting factor.

Deferred Maintenance

The subject is well-maintained without any significant repairs or deferred maintenance. Better-conditioned apartments tend to sell at lower capitalization rates.

Marketability/Liquidity

Appropriately priced, the subject would have reasonably good marketability (see Marketing and Exposure Estimate sections). This tends to lower the overall capitalization rate since there would be good buyer demand.

Availability of Financing

Financing should not have a significant impact on the capitalization as capital is available for this type of property.

Capitalization Rate Conclusion

In conclusion, the subject capitalization rate should fall between 8.5 to 9.0 percent, as evidenced by the sales. Discussions with brokers, property owners and management companies indicate that apartment capitalization rates are dropping in Santa Clara and Santa Cruz Counties. The subject has good upside potential. Based on our analysis, the most probable subject capitalization rate is at the lower end of the above range, or 8.5 percent.

                  $448,468/ .085= $5,280,000 (rounded)


 Robert Saia & Associates, 313 Avalon Avenue, Santa Cruz, CA (408) 458-9095  49

                             INCOME APPROACH SUMMARY
--------------------------------------------------------------------------------

INCOME
     Gross Annual Rental Income                                      $909,756
     Laundry                                                         $ 16,000

  TOTAL GROSS INCOME                                                 $925,756

Less: Vacancy & Collection Loss Allowance (5%)                        (46,288)
                                                                     --------
EFFECTIVE (COLLECTED) GROSS INCOME                                   $879,468

    Stabilized Operating Expenses                                Per Unit (rd)
    -----------------------------                                -----------
       Payroll                               $ 90,000               $650
       Taxes (Prop 13)                       $ 57,000               $395
       License & Permits                     $  2,000               $ 14
       Utilities                             $ 90,000               $647
       Insurance                             $ 14,000               $100
       Management Fee                        $ 35,000               4%
       *Administrative                       $ 18,000               $130
       Maintenance + Repair                  $ 76,000               $550
       Landscape/Cable T.V./Security         $ 27,000               $194
       Replacement Reserves                  $ 22,000               $160
                                             --------               ----
*includes -Advertising & Promotional

     TOTAL OPERATING EXPENSES                $431,000              $3,100 (49%)

     NET OPERATING INCOME (NOI)                                    $448,468

            OVERALL CAPITALIZATION RATE (Applied to NOI)                  .085
                                                                          ----

--------------------------------------------------------------------------------
Market Value As Is:                                         $5,276,094
Rounded:                                                    $5,280,000
--------------------------------------------------------------------------------

Other Capitalization Procedures

Other capitalization methods may be used in the appraisal of apartment properties, although their understanding and use falls far short of direct capitalization. The Discounted Cash Flow analysis (DCF) is one such method. In this procedure, the value of a property is equivalent to the present value of the annual before tax cash flows, over an assumed investment holding period, plus the sale (reversion) of the property at the end of the holding period, at a single discount rate. The


 Robert Saia & Associates, 313 Avalon Avenue, Santa Cruz, CA (408) 458-9095 50 advantage of this approach is that it identifies variability in annual cash flows, especially in a startup operation.

The Discounted Cash Flow Analysis requires several assumptions that impairs its reliability. For this reason, it is oftentimes considered a secondary valuation method in the appraisal of apartment appraisals.

In this appraisal, the DCF procedure has not been used as it does not provide any additional insight into the valuation of this property. There are several reasons for excluding this approach. There is nothing to suggest at this time that there will be substantial changes in income patterns, although the near-term trend appears to be continued strengthening and gradual increasing of rents. Another reason is that there would be several assumptions that would have to be made. Perhaps the most compelling is that the sales were not purchased on a DCF approach. Employing a DCF for the subject would require that inferences be made about each sales as to applicable yield and going-out capitalization rates, as well as hold periods and annual expense and income increase (or decrease) projections. If the majority of these sales were purchased in this manner, then a DCF would have applicability however, this is not the case.

Income Approach Conclusion

The Income Approach concludes a value of $5,280,000.


 Robert Saia & Associates, 313 Avalon Avenue, Santa Cruz, CA (408) 458-9095  51

SALES COMPARISON APPROACH
================================================================================

The Sales Comparison or Market Data Approach involves making an analysis of the property being appraised based on sales of similar properties. To a lesser degree, this procedure may consider the asking prices of current listings. The market data approach presumes that a prospective purchaser would pay no more for a property than the amount with which he or she could buy another of equal utility. The reliability of this procedure is determined by: 1) availability of comparable sales; 2) comparability of sales in terms of date of sale, location, size, density, or other physical characteristics; and, 3) verification of the sales data.

Although there are variations, apartment property sales are often analyzed using four unit-of-comparison indicators:

              o Price per unit
              o Gross Income Multiplier or Effective Gross Income Multiplier
              o Price per Rentable Square Foot
              o Price per Room

Price Per Unit Method: The price per unit method is most often affected by unit size, condition, overall functional utility, and location of a property. Sales with high average unit sizes which are situated in the most desirable locations tend to command the highest price per unit. Naturally, the existing potential rent levels also affect the sale price, thus influencing the price per unit value. Each of these factors determine the amount of net operating income that can be generated per unit which is a fundamental measurement of investor return when applying the price per unit method.

Price Per Room Method Sale price per room demonstrates the same relationship as price per unit. Applying the same logic discussed above, which considers the average unit size of the subject, existing rent levels, and location relative to the comparable sales, a value per room can be estimated for the appraised property.

Price Per Square Foot Method: While size is a strong influence in sale price per unit and price per room, the rent levels attained by a property per square foot are closely related to the price per square foot it may attain in the marketplace. It is generally true that all else being equal, the rent per square foot for larger units is less than the rents per square foot for small units. Thus, apartment buildings which have larger unit sizes have lower rents per square foot and therefore have lower selling prices per square foot.

Gross Income Multiplier Method: The gross income multiplier (GIM) technique is oftentimes perceived as one of the most accurate market measure of value by the Direct Sales Comparison Approach. The GIM is calculated by dividing the sale price of the sale property by its gross annual income. This method tends to equalize property differences such age, size, and number of units. In general, where there is a fee simple title, apartment properties tend to sell at 5.5 to 8 times multiple on actual income. The range is tempered by a number of factors that include location, condition, quality, and upside rental potential. The more desirable properties with good track records will typically be higher on the scale, whereas lower quality facilities in weak locations tend


 Robert Saia & Associates, 313 Avalon Avenue, Santa Cruz, CA (408) 458-9095 52 to fall at the lower side. Since the GIM involves gross income rather than net income, the appraiser must compare the level of expenses of the comparables with the subject. This technique works best when expense operating ratios are reasonably consistent. Comparison is not straightforward, for example, when the sale property has an operating expense ratio that is significantly higher than the subjects'. Consequently, when estimating a GIM, care must be taken when comparing gross incomes. A variation of the GIM technique--effective gross income multiplier (EGIM)--is calculated by dividing the sale price by the effective gross annual income instead of the gross annual income. This technique, however, often does not result in a further refinement since apartment vacancy (and collection loss) throughout the region is very low.

Comparable Sales Description & Analysis

A search for apartment properties was made in Salinas and surrounding areas. No sales of larger apartment complexes (over 100 units) in Salinas during 1995 and 1996 were found. The most recent larger apartment transaction in Salinas occurred in 1994; a 60 unit complex sold in 1993 and an 112-unit property transferred in late 1991. A summary of these sales is summarized on the following pages. Additional information is included in the Addenda.

To obtain more recent sales data, it was necessary to expand the search into nearby cities and counties. The strongest sales activity at this time is taking place in Santa Clara County, adjacent to the north of Monterey County. A number of larger sales have also taken place in Santa Cruz County, to the west. A brief description of each sales area and how it relates to Salinas is summarized in the following paragraphs.

Santa Clara County/San Jose: This is the largest county in the region with a population of over 1.4 million. It contains the City of San Jose, the third largest city in California. "Silicon Valley" originated in Santa Clara County. The county is home to over 2000 electronic firms, including industry leaders such as Intel and Hewlett-Packard. Over the past 20 months, technological employment has dramatically increased resulting in the creation of several new jobs. To fill new jobs, several thousand people have moved into "Silicon Valley" thus creating a demand for housing. As a result, apartment and other housing rents have increased substantially, nearly doubling from previous lows in some cases. Investors have now caught on to increasing rental activity, and sales activity is brisk. This market has "filtered" into nearby communities, including Santa Cruz, Alameda County, and to some lesser degree, Salinas.

The resurgence of the Santa Clara County market comes after six years of sluggish performance. The last major upswing was in 1982-85 when rents increased annually by 18 to 20 percent. From 1995 to 1989, rents and vacancy were steady. In late 1989, following the Loma Prieta earthquake and a decline in economic activity, vacancy levels started to increase and rents became soft with rental concessions given in some complexes. Starting in late 1994, the market started to once again turn upward. In 1995, economic conditions improved and rents increased to reflect a landlord's market. Today, vacancy is extremely low with very units available for rent. This is expected to continue for at least the next six to 12 months as little land is available for new apartment construction.


 Robert Saia & Associates, 313 Avalon Avenue, Santa Cruz, CA (408) 458-9095  53

                    COMPARABLE MARKET DATA - APARTMENT SALES

       Project Name
Sale   Location                      No. Units   Sale Date (COE)    Year        Sale      Price/    GIM     Price Per Unit
No.    A.P.N.                        RSF-Bldg                       Built       Price     Sq. Ft    OAR      Cash-on-Cash
========================================================================================================================
[1]    Willow Garden Apartments
       1750 Stokes Street               186          6/14/96        1971     $13,650,000  $85.17   7.04          $73,387
       San Jose, CA                   160,260                                                      8.54%            6.8%

------------------------------------------------------------------------------------------------------------------------
2-story apartment garden style built in 1970. Wood frame, wood exterior. Average quality and condition. 190 covered parking spaces (carports). Amenities include pool, spa, laundry, recreation room, balconies/patios, storage lockers, a/c.
6.40 acres (29.06 du/ac). First loan $10,600,000 from St. Paul Federal Bank. Document #13330744.
------------------------------------------------------------------------------------------------------------------------

[2]    Ocean Terrace
       1630 Merrill Street              100
       Santa Cruz, CA                80,724 sf       7/12/96        1972     $6,300,000   $78.04    6.5          $63,000
                                                                                                   8.6%             8.1%

------------------------------------------------------------------------------------------------------------------------
100-unit garden style built on 2.7 acres in county area of Santa Cruz. Built in 1972 there are six buildings, a pool, exercise room, sauna, three laundry rooms, and on-site manager's office. Wood frame construction. Average quality and avg+ condition. 130 on-site parking spaces. AEK kitchens. $4,725,00 first from Home Savings of America
------------------------------------------------------------------------------------------------------------------------

[3]    Fox Creek Village
       196 West Alvin Rd.,              168          9/24/94        1986     $9,350,000   $66.31    6.8          $55,650
       Salinas, CA                    141,856                                                      9.1%            9.87%

------------------------------------------------------------------------------------------------------------------------
Built in 1986, Fox Creek Village consists of 76, 1/br/1ba units measuring 708 sf; 24, 2br/1ba units measuring 875 sf, and 68, 2/br/1ba units 986 sq ft. The gross building area is 145,023; the net rentable has been reported at 141,856 sf.
36 units have wood-burning fireplaces. Units include patios or balconies, refrigerators, microwaves, dishwashers, disposals, and laundry hook-ups. There are laundry rooms with washers and dryers in the complex. Above average to good quality and condition. One covered parking space per unit.
------------------------------------------------------------------------------------------------------------------------

[4]    Kingdale Oaks
       1919 Fruitdale Avenue            331          8/15/95        1970     $16,760,000  $66.22   6.01          $50,634
       San Jose, CA                 253,098 sf                                                     9.34%           11.1%

------------------------------------------------------------------------------------------------------------------------
Average quality, 1, 2 and 3-story buildings built in 1964-1970 Wood frame and stucco. Concrete slab. Average condition.
331 covered parking spaces (carport). 166 open parking. Amenities include 2 heated pools, spa, poolside grills, laundry rooms, volleyball, and recreation building. Elevator served. New first loan from St. Paul Federal Bank, and seller second. Marketing time was reported at six months. 11.76 acres (28.15 du/ac), 1, 2 and 3 bedroom units.
------------------------------------------------------------------------------------------------------------------------

========================================================================================================================

Note: The above data was obtained from sources deemed reliable. However, the accuracy of the data cannot be guaranteed by R. Saia, MAI Associates (9/96)

                    COMPARABLE MARKET DATA - APARTMENT SALES

       Project Name
Sale   Location                      No. Units   Sale Date (COE)    Year        Sale      Price/    GIM     Price Per Unit
No.    A.P.N.                        RSF-Bldg                       Built       Price     Sq. Ft    OAR      Cash-on-Cash
========================================================================================================================
[1]    Willow Garden Apartments
       1750 Stokes Street               186          6/14/96        1971     $13,650,000  $85.17   7.04          $73,387
       San Jose, CA                   160,260                                                      8.54%            6.8%

------------------------------------------------------------------------------------------------------------------------
2-story apartment garden style built In 1970. Wood frame, wood exterior. Average quality and condition. 190 covered parking spaces (carports). Amenities include pool, spa, laundry, recreation room, balconies/patios, storage lockers, a/c.
6.40 acres (29.06 du/ac). First loan $10,600,000 from St. Paul Federal Bank. Document #13330744.
------------------------------------------------------------------------------------------------------------------------

[2]    Ocean Terrace
       1630 Merrill Street              100
       Santa Cruz, CA                80,724 sf       7/12/96        1972     $6,300,000   $78.04    6.5          $63,000
                                                                                                   8.6%             8.1%

------------------------------------------------------------------------------------------------------------------------
100-unit garden style built on 2.7 acres in county area of Santa Cruz. Built in 1972 there are six buildings, a pool, exercise room, sauna, three laundry rooms, and on-site manager's office. Wood frame construction. Average quality and avg+ condition. 130 on-site parking spaces. AEK kitchens. $4,725,00 first from Home Savings of America
------------------------------------------------------------------------------------------------------------------------

[3]    Fox Creek Village
       196 West Alvin Rd.,              168          9/24/94        1986     $9,350,000   $66.31    6.8          $55,650
       Salinas, CA                    141,856                                                      9.1%            9.87%

------------------------------------------------------------------------------------------------------------------------
Built in 1986, Fox Creek Village consists of 76, 1/br/1ba units measuring 708 sf; 24, 2br/1ba units measuring 875 sf, and 68, 2/br/1ba units 986 sq ft. The gross building area is 145,023; the net rentable has been reported at 141,856 sf.
36 units have wood-burning fireplaces. Units include patios or balconies, refrigerators, microwaves, dishwashers, disposals, and laundry hook-ups. There are laundry rooms with washers and dryers in the complex. Above average to good quality and condition. One covered parking space per unit.
------------------------------------------------------------------------------------------------------------------------

[4]    Kingdale Oaks
       1919 Fruitdale Avenue            331          8/15/95        1970     $16,760,000  $66.22   6.01          $50,634
       San Jose, CA                 253,098 sf                                                     9.34%           11.1%

------------------------------------------------------------------------------------------------------------------------
Average quality, 1, 2 and 3-story buildings built in 1964-1970 Wood frame and stucco. Concrete slab. Average condition.
331 covered parking spaces (carport). 166 open parking. Amenities include 2 heated pools, spa, poolside grills, laundry rooms, volleyball, and recreation building. Elevator served. New first loan from St. Paul Federal Bank, and seller second. Marketing time was reported at six months. 11.76 acres (28.15 du/ac), 1, 2 and 3 bedroom units.
------------------------------------------------------------------------------------------------------------------------

========================================================================================================================

Note: The above data was obtained from sources deemed reliable. However, the accuracy of the data cannot be guaranteed by R. Saia, MAI Associates (9/96)

Housing prices in San Jose are higher than they are in Salinas. Good Salinas neighborhoods, such as those found in north Salinas, can be compared to the more average/middle income areas of San Jose as well as the agricultural communities of Gilroy and Morgan Hill, in southern Santa Clara County. Still, downward adjustments are required for location when comparing San Jose to Salinas.

Santa Cruz: In general, rental housing in Santa Cruz is less than it is in San Jose, but higher than in Salinas. Although considered more desirable, Santa Cruz is a relatively good area to draw comparable sales for comparison to Salinas. Santa Cruz is a coastal community that relies heavily on tourism and agriculture; some technology has filtered into the area from Silicon Valley. Rents have been increasing, but not nearly at the pace of San Jose. Occupancy is also extremely high in this area. A downward location adjustment is required when comparing a Salinas property to a Santa Cruz property.

Monterey: No sales over 100 units were found in Monterey. This is mainly due to the limited number of larger units in the city. Although the City of Monterey is superior to Salinas in residential desirability, nearby cities such as Seaside and Marina are overall comparable. However, no sales of larger units were found in this area as well.

Adjustment Process

The most common unit of comparison indicator for apartments is price per unit. As such, the subject has been adjusted to the comparable sales on this basis. A sequence for making adjustments must be followed when percentage adjustments are calculated and added together. The first adjustment is for property rights conveyed. In this case, all properties sold fee simple or leased fee (short term leases of less than one year); no leasehold sales were included. Thus, no adjustment was required.

The second adjustment converts the transaction price of the comparable into its cash-equivalent or modifies it to match the financing terms projected for the subject property. No sales with financing favorable enough to significantly influence the sales price were included, no adjustment was required.

The third adjustment is made for conditions of sale or other (e.g., personal property included in sale price). No REO or distressed sales were included, and no sales with furnished units were considered. Every apartment has some amount of personal property that transfers with the property, however, these items are nominal.

Other adjustments considered were based on differences in market conditions, appeal, quality/density, condition, and size. No specific adjustment was made for rent control (i.e., San Jose complexes), although this is considered in the location adjustments.

Shown on the following pages is a table summarizing eight apartment sales. Additional information concerning each sale, including recording data and a photograph, is in the Addenda.

Apartment Sale Number 1, at $73,387 per unit, is a June 1996 sale of the Willow Gardens Apartments, an 186-unit garden style walk-up apartment located in a centrally-located middle-income neighborhood in San Jose. This is an average quality complex in average condition at time of sale. There are 162, two bedroom/two bath units, and 24, three bedroom/two bath units. The average unit size is 861 square feet. Amenities consist of a pool, spa, recreation building, and laundry rooms. The


 Robert Saia & Associates, 313 Avalon Avenue, Santa Cruz, CA (408) 458-9095 56 project sits on 6.40 acres, indicating a density of 29.06 units per acre. The project falls under San Jose Rent Control, which limits rental increases to eight percent with pass-through for extraordinary and capital expenses.

The purchase price of $13,650,000 represents a rentable per square foot indicator of $85.17, and a per room value of $17,773. The GIM on actual rental income is 7.04. On market rents, the GIM is 6.29, indicating reasonably good upside rental potential. The Overall Capitalization Rate is 8.54 percent on actual income less actual expenses adjusted for new taxes and reserves. The cash-on-cash rate is 6.8 percent.

In comparison to the subject, a downward adjustment is required for location. As noted, San Jose rent levels are higher than those found in Salinas. For example, a two bedroom/two bath unit at Willow Garden is $ 1,000+, or about $300 per month per unit higher than in Salinas. A downward adjustment of 25 percent as based on rental differential appears reasonable. The subject's average unit size at only 676 square feet is well below the comparable, resulting in a 15 percent downward adjustment. The quality and condition are similar, the subject has a lower density, but this has already been reflected in the location adjustment. Adjusting this comparable by 40 percent, results in an indicated subject per unit value of $44,000 (rounded).

Apartment Sale Number 2, at $63,000 per unit, is a July 1996 sale of the Ocean Terrace Apartments, an 100-unit garden style walk-up apartment located in an unincorporated area of Santa Cruz County between the cities of Capitola and Santa Cruz. This is an average plus quality complex in above average condition at time of sale. There are 52, two bedroom/units, and 32, one bedroom/ units. There are also 16, 3 bedroom units. The average unit size is 807 square feet. Amenities consist of a pool, sauna, exercise room, and laundry rooms. The project sits on 2.70 acres, indicating a density of 37 units per acre.

The purchase price of $6,300,000 represents a rentable per square foot indicator of $78.04, and a per room value of $16,406. The GIM on actual rental income is
6.5. Market rents were about 3 percent higher than actual income during the six month marketing period. The Overall Capitalization Rate is 8.6 percent on actual income less actual expenses adjusted for new taxes and reserves. The cash-on-cash rate is 8.1 percent.

In comparison to the subject, a downward adjustment is required for location, As noted, Santa Cruz rent levels are higher than those found in Salinas. For example, a two bedroom/two bath unit at Ocean Terrace is $800-850+, or about $100-250 per unit higher than in Salinas as compared to a similar complex. A downward adjustment of 15 percent as based on rental differential appears reasonable. The subject's average unit size is smaller, resulting in a 10 percent downward adjustment. In addition, a downward adjustment of 10 percent is made for the subject's larger size. Smaller properties tend to sell at higher unit values because they appeal to a larger group of buyers. Adjusting downward by a total of 35 percent, results in an indicated subject per unit value of $41,000 (rounded).

Apartment Sale Number 3, at $55,655 per unit, represents Fox Creek Village, an 168-unit two-story garden complex built in 1986, located nearby the subject in north Salinas. Fox Creek includes a pool, tennis court, recreation building and laundry facilities. There are 76, one bedroom units; and, 92 two


 Robert Saia & Associates, 313 Avalon Avenue, Santa Cruz, CA (408) 458-9095 57 bedroom units. The average unit size is 844 square feet - almost 25 percent higher than the subject. Some of the units have fireplaces. Parking is by carport stalls and open spaces. The overall quality and condition are good, superior to the subject.

In comparison to the subject, a downward adjustment of 10 percent is required for size. Another adjustment of 20 percent is made for this property's lower effective age and superior quality and amenities. Although there are no sales in Salinas to determine whether apartment property value has increased since the September 1994 sale date, it is logical to assume that since rents are now somewhat higher that values are likely higher as well. Consequently, an upward adjustment of 5 percent is made. Overall, the adjustments total downward by 25 percent, indicating a subject unit value of $42,000 (rounded).

Apartment Sale Number 4, at $50,634 per unit, is located south of Freeway 280 near San Jose City Community College within single family and apartment neighborhood. the project is under San Jose Rent Control Ordinance. This is average quality and condition. The buildings are wood frame and stucco with flat T&G roofs built in 1964 and 1970. There are 36, studios; 264 1br/1ba units; 20, 2br/1ba units; 5, 3br/2ba; and, 6 2br/2ba units. Amenities include 2 heated pools, poolside grills, laundry rooms, recreation room, and volleyball. Elevator served. Units have either balcony or patio and are separately metered. Average condition. 1.5 parking spaces per unit (166 open spaces and 331 carport). According to selling broker Bruce Hermann with Marcus & Millichap, gross scheduled actual income at time of sale was $2,787,000, or approximately $700 per unit per month. Actual vacancy (and stabilized vacancy) was 4.38%. Factoring-in taxes at market (per Prop 13), total expenses were reported at approximately $1,100,000. Net operating income is estimated at $1,565,000. Financing consisted of a 1st from St. Paul Federal Bank of $14,850,000 (VIR) 8%, 25-yr amortization and a seller second of $556,000 @ 7%, 2 years resulting in a total annual debt service of $1,414,297. Cash flow (after debt service) is $150,703, indicating a cash-on-cash rate of 11.1% on the cash downpayment of $1,354,000. The marketing time was reported at 6 months. The sale reportedly did not involve an exchange. This sale closed in August 1995, but was negotiated several months prior.

In comparison to the subject, a downward adjustment is required for location, although not as great as the adjustment made for Sale 1. The subject has superior appeal, but due to the locational difference a downward adjustment of 15 percent is made. A 5 percent upward adjustment is required for market conditions, that is, rents have moved upward over the past 1.5 years. A 5 percent upward size adjustment was since the subject is a smaller project. The subject's average unit size is smaller, thus requiring a 10 percent downward adjustment. In total, a 15 percent downward adjustment is made resulting in an indicated subject value of $43,000 (rounded).

Apartment Sale Number 5, at $50,685 per unit, represents a nine building, two-story, garden style complex of average quality. The project is located near Highway 1 in the City of Santa Cruz. It is in a neighborhood of predominately small bungalow single family homes built from 1930 to 1970; a new zero-lot line SFR development is located directly across. There are 42 studio units with an average size of 550 square feet; 60, 1br/1ba units @ 650 sf and, 44, 2br/1ba units of 750 sf. The rentable area is 95,100 square feet (avg. unit = 651). There are no recreational amenities except for pool and common utility rooms. Landscaping is extensive in some areas. One-half of


 Robert Saia & Associates, 313 Avalon Avenue, Santa Cruz, CA (408) 458-9095 58 the units are subsidized housing units. At time of sale, "market" rents were $600 for studio, $750 for 1 bedrooms, and $850 for two bedrooms. The gross and net incomes are estimates based on reported actual income per MLS listing (#369018). According to assessor's office, some buildings had deferred maintenance, however, the cost to repair is not known.

In comparison to the subject, a downward adjustment of 20 percent is required by this comparable's superior location. No adjustment are required for average unit size, quality and condition. Applying the 20 percent downward location adjustment, results in an indicated subject unit value of $40,500 (rounded).

Apartment Sale Number 6, at $74,348 per unit, is located in west Santa Cruz off Highway 1. This is a good quality walk-up garden design built in 1989. It is the newest complex built in west Santa Cruz area. Amenities include a swimming pool and carport parking. There are no other recreational facilities, although the complex is within a short drive to beaches and three miles to Santa Cruz Beach & Boardwalk (good tenant appeal). The buyer paid $300,000 in repairs and $175,000 commission, thus actual price was somewhat higher than reported above. The property was never exposed to the open market. The higher than normal capitalization rate is reflective of this and the extra cost to the buyer of repairs and commission. There are 18, 1br/1ba units; 69, 2br/2ba units; and, 28, 2br/2.5 ba units. Market rents are about 3-5 % higher than actual.

In comparison to the subject, downward adjustments are required for age, location, average unit size and size. We estimate these to be 40 percent. The indicated subject value per unit from this sale is $44,500 (rounded).

Apartment Sale Number 7, at $51,200 per unit, represents an average to good quality garden style apartment complex located in north Salinas. There are 23, 1 bedroom units and 37, 2 bedroom units. The 60 unit complex is smaller and newer than the subject, however, it is very similar in location. The subject's average unit size is significantly smaller, thus requiring a 10 percent downward adjustment. In addition, adjusting this sale down by 20 percent for size and effective age, and upward by 5 percent for improved market conditions since date of sale results in an indicated subject value per unit of $38,500 (rounded). Although this is a nearby comparable, because of its smaller size and older sales date less emphasis was placed on it in the final analysis.

Apartment Sale Number 8, at $53,125 per unit, represents the sale of the 112-unit Cypress Landing Apartments in north Salinas. One of the last complexes to have been built in Salinas, Cypress was completed in 1989. There are 12, two-story buildings. Amenities include a pool, hot tub, weight room, tennis court and recreation building. All units have patios or balconies, refrigerators, R/O and dishwashers; some have fireplaces. There are 36, 1br/1ba units; and, 76 2br/2ba units measuring between 955 to 985 square feet. Carport and open parking. The average unit size is 899 square feet. Gross annual income at time of sale was $925,740, and net operating income was $573,218, indicating a cap rate of 9.69%.

Normally, a 1991 sale would not be used as part of a primary sales analysis. In this case, given the scarcity of large apartment sales in Salinas, it has been used.


 Robert Saia & Associates, 313 Avalon Avenue, Santa Cruz, CA (408) 458-9095  59

No adjustment is required for location. Cypress is newer than the subject, and has superior appeal. It is also smaller, and has a significantly higher average unit size. A 35 percent downward adjustment is reasonable for these factors. On the other hand, an upward adjustment of 5 percent is made for improved market conditions since late 1991. On balance, a negative 30 percent adjustment is applied indicating a subject unit value of $37,000 (rounded).

Sales Comparison Approach Summary & Conclusion

The sales analyzed in the sales comparison approach range in size from 60 to 331 spaces, and in unadjusted price from $50,634 to $74,387 per unit. After adjustment, the sales indicated the following range of value:

Sale 1     Sale 2     Sale 3    Sale 4        Sale 5        Sale 6      Sale 7
------     ------     ------    ------        ------        ------      ------
$44,000    $41,000    $42,000   $43,000       $40,500       $44,500     $38,500

           Sale 8
           ------
           $37,000

For one reason or another, the sales are not highly similar. They do, however, provide a reasonably narrow range of potential subject value. The sales consistently group around $40,000. As such, the subject's indicated per unit value is $40,000, or as outlined below.

--------------------------------------------------------------------------------
            139 units     x    $40,000/unit   =  $5,560,000
--------------------------------------------------------------------------------

Check for Reasonableness: Based on a market value of $5,560,000, the subject property would have the following unit of comparison indicators:

             Price Per Rentable SF:             $62.92
             Price Per Room:                    $13,333
             GIM:                                6.0

Price Per Rentable SF: The unadjusted range of the comparables is $59.11 to $85.17. Although towards the lower end, the indicated $61.33 per square foot value is supported by this range.

Price Per Room: The unadjusted range of the comparables is $14,157 to $19,344; most are in the $14,000 to $16,000 range. The subject is below the lower end. As such, the price per room method is not supported, but is not entirely out-of-line either.

GIM: The subject has a high expense ratio (in comparison to gross income) which should be considered in selecting the appropriate GIM. The range of the comparables is 6.01 to 7.83; most range from 6.01 to 6.8. At 6.0, the subject is supported by the sales when considering its higher expense ratio. Consequently, it is our opinion that the above value estimate is adequately supported by the GIM technique.


 Robert Saia & Associates, 313 Avalon Avenue, Santa Cruz, CA (408) 458-9095  60

Two of the three sales comparison unit-of-comparison indicators support the per unit value conclusion. The most important of the three--GIM--supports the conclusion, therefore we have concluded the following Sales Comparison Method value:

CONCLUSION:                         $5,560,000


 Robert Saia & Associates, 313 Avalon Avenue, Santa Cruz, CA (408) 458-9095  61

RECONCILIATION OF THE VALUE ESTIMATES

The market value of the subject property has been estimated by two of the three traditional appraisal approaches. The indications given by each are summarized as follows:

================================================================================
Income Approach                                              $5,280,000
Sales Comparison Approach                                    $5,560,000
================================================================================

In order to determine our final opinion of value, the reliability and relevance of each value based upon the quality of data collected, and the applicability of the assumptions underlying each approach was considered.

The cost approach was not used in this appraisal. Although it may have some relevancy, it is not a primary valuation method.

The Sales Comparison Approach is a more accurate method than the Cost Approach, but is flawed to some degree by the limited number of comparable sales in the Salinas area. The sales that were available, however, provided consistent support.

The Income Capitalization Approach is the better of the two methods, but is also flawed to some degree by the lack of recent sales in Salinas. The sales provided a strong central tendency in indicating that capitalization rates are within a range of 8.0 to 9.5 percent; however, market conditions are improving and capitalization rates may be decreasing. Without recent empirical data in Salinas, however, it is difficult to pinpoint a specific rate for the subject property. Still, most weight has been given to the Income Approach in concluding a final value estimate.

STATEMENT OF VALUE

Based on the foregoing analysis, the value of the subject property, as of September 28, 1996, is estimated as follows:

                   FIVE MILLION FOUR HUNDRED THOUSAND DOLLARS
                                  ($5,400,000)


 Robert Saia & Associates, 313 Avalon Avenue, Santa Cruz, CA (408) 458-9095  62

MARKETING PERIOD
================================================================================

The sales marketing time is the time that it should take to market and sell the property in its "as is" condition as of the date of the appraisal. This should not be confused with exposure time which is the amount of time necessary to expose a property to the open market in order to achieve a sale.

Marketing time is a forward estimate of the amount of time necessary to expose a property on the open market in order to achieve a sale from the effective date of the appraisal.

Indications of the marketing times associated with the "as is" market value estimates are provided by the marketing time of sale comparables, and interviews with participants in the market. The sales marketing period is a period of time that is reasonable in light of a given property's characteristics and market conditions, based on certain assumptions. To our knowledge, there have been no sales the size of the subject in the Northern Monterey County market area over the past year. Sales from other parts of Northern California indicate that the marketing time would be less than 6 months.

Apartment sales that have taken place over the past 24 months indicate that marketing times rarely exceed 6 months, and usually fall between 1 to 6 months. The length of time is not only a function of physical and locational characteristics, but the marketing and pricing. Based on the subject characteristics and assuming a list price close to the estimated market value, marketing time is estimated at 2-5 months.

EXPOSURE PERIOD
================================================================================

USPAP requires that an estimate of reasonable exposure time be made in the performance of an appraisal where the value being sought is "as-is".

In the USPAP, the Comment to Standards Rule 1-2(b) states:

When estimating market value, the appraiser should be specific as to the estimate of exposure time linked to the value estimate.

The Comments to Standard Rules 2-2(a)(v) and 2-2(b)(v) state:

 ...Defining the value to be estimated requires both an appropriately referenced definition and any comments needed to clearly indicate to the reader how the definition is being applied [See Standards Rule 1-2(b)]...

The Statement issued by the Appraisal Standards Board is as follows:


 Robert Saia & Associates, 313 Avalon Avenue, Santa Cruz, CA (408) 458-9095  63

Reasonable exposure time is one of a series of conditions in most market value definitions. Exposure time is always presumed to precede the effective date of the appraisal.

Exposure time may be defined as follows: The estimated length of time the property interest being appraised would have been offered on the market prior to the hypothetical consummation of a sale at market value on the effective date of the appraisal; a retrospective estimate based upon an analysis of past events assuming a competitive and open market.

Exposure time is different for various types of real estate and under various market conditions. It is noted that the overall concept of reasonable exposure encompasses not only adequate, sufficient and reasonable time but also adequate, sufficient and reasonable effort. This statement focuses on that time component.

The fact that exposure time is always presumed to occur prior to the effective date of the appraisal is substantiated by related facts in the appraisal process: supply/demand conditions as of the effective date of the appraisal; the use of current cost information; the analysis of historical sales information (sold after exposure and after completion of negotiations between the seller and buyer); and the analysis of future income expectancy estimated from the effective date of the appraisal.

Since there are few comparable properties to the subject that have sold in this market area, estimating exposure time is based more on discussions with knowledgeable real estate professionals. All of the sales with known marketing times took less than 6 months.

The exposure time period assumes that the subject is appropriately priced and marketed. Obviously, a list price that is significantly higher than what the property is worth will result in a longer than typical marketing period. Although it could be sooner or later, our best estimate of an exposure period (based on our appraised value) is 4 months.

ALLOCATION OF FURNITURE, FIXTURES AND EQUIPMENT
================================================================================

For the most part, apartment in the subject region do not require significant furniture, fixtures or equipment as part of the ongoing operation of the property. In the case of the subject, FF&E is minimal and contributes only a nominal value to the overall property worth. Personal property items observed on the premises include pool equipment, furniture in the recreation/clubhouse, office furniture and equipment (e.g., computer/printer) carts, supplies, etc.

The market value of the above is estimated at less than $15,000. Some of the personal property items such as the computer and copier (i.e., office equipment) would be removed upon sale. All of the comparables had similar amounts of personal property items that were included in the sale, thus there is no need for an adjustment.


 Robert Saia & Associates, 313 Avalon Avenue, Santa Cruz, CA (408) 458-9095  64

Although not as management intensive as a hotel, apartments require management expertise that technically creates some (minor) going-concern value. In valuing the subject, any going-concern/goodwill has effectively been removed by deducting an offsite professional management fee. The net incomes estimated from each sale comparable also had offsite management fees deducted. It is assumed that the subject will continue to operate under professional management.

In conclusion, the estimated market value of the subject is of the real estate only; FF&E (personal property) is nominal and any going-concern/goodwill value would have been removed in the deduction of an offsite professional management fee.

ASSUMPTIONS AND LIMITING CONDITIONS
================================================================================

The estimate of value contained herein is based upon and subject to the following assumptions and qualifying conditions, to which the addressee shall be deeded to consent by acceptance hereof:

It is assumed that merchantable fee simple title, free of encumbrance, is vested in the owner of record. It is recognized that a potential purchaser would likely consider the effect of value through consideration of the maximum conventional financing available for the property type as of the date of value.

It is assumed that the property is subject to lawful, competent and informed ownership and management. It is also assumed that all financial information on the business operation is correct; errors or misstatements may have a material impact on the appraised value. We reserve the right to make changes if such errors or misstatements were later discovered.

It is assumed that the information supplied by the addressee as to the parcel or parcels of real estate is correct and complete, including the legal description as it appears in this report. The appraisers assume no responsibility for matters of legal nature affecting the property or the title thereto, nor does the appraisers render any opinion as to title. No attempt has been made to render an opinion of or status of easements that may exist.

It is understood that exhibits included in this report are solely for the purpose of assisting the reader to visualize or understand its content and are not intended to be exact in scale or detail. It is understood that no survey has been made to render an opinion of or status of easements that may exist.

It is understood that material contained herein which is stated to be or is obviously furnished by others is believed to reliable but has not been verified except as specifically stated. Such information is believed to be true and correct; however, no responsibility for accuracy can be assumed by the appraisers.


 Robert Saia & Associates, 313 Avalon Avenue, Santa Cruz, CA (408) 458-9095  65

We are not required to give testimony or appear in court because of having made this appraisal, with reference to the property in question, unless arrangements have been previously; made therefor.

The distribution of the total valuation in this report between land and improvements applies only under the existing program of utilization. The separate valuations of land and building must not be used in conjunction with any other appraisal and are invalid if so used.

If this appraisal contains a valuation relating to a geographical portion of a large parcel or tract or real estate, the value reported for such geographical portion relates to such portion only and should not be construed as applying with equal validity to other portions of the larger parcel or tract, and the value of all geographical portion may or may not equal the value to the entire parcel or tract considered as an entity.

We assume that there are no hidden or unapparent conditions of the property, subsoil or structures which would render it more or less valuable. We assume no responsibility for such conditions or for engineering which might be required to discover such factors. The appraisers assume the mechanical equipment to be in good working order unless expressed otherwise.

Unless otherwise stated in this report, the existence of hazardous materials, which may not be present on the property, was not observed by the appraisers. The appraisers have no knowledge of the existence of such materials on or in the property. The appraisers, however, are not qualified to detect such substances. The presence of substances such as asbestos, urea-formaldehyde foam insulation, or other potentially hazardous materials may affect the value of the property. The value estimate is predicated on the assumption that there is no such material on or in the property that would cause a loss in value. No responsibility is assumed for any such conditions, or for any expertise or engineering knowledge required to discover them. The client is urged to retain an expert in this field, if desired.

All information and comments concerning the location, neighborhood, trends, construction quality and costs, loss in value from whatever cause, condition, rents, or any other data of the property appraised herein represent the estimates and opinions of the appraisers formed after an examination and study of the property.

While it is believed the information, estimated and analysis given and the opinions and conclusions drawn therefrom are correct, the appraisers do not guarantee them and assumes no liability for any errors in fact in analysis or in judgment.

Disclosure of the contents of this appraisal report (especially any conclusions as to value), the identity of the appraisers or the firm with which they are connected, or any reference to the Appraisal Institute, or the SRPA/MAJ designations shall not be disseminated to the public through advertising media, public relations media, news media, sales media, or any


 Robert Saia & Associates, 313 Avalon Avenue, Santa Cruz, CA (408) 458-9095 66 other public means of communication without the prior written consent and approval of the undersigned.

The appraisers are considered the owner of the report, and delivery of same has been to addressee only for his specific intended real estate decision.

Certain forms, formatting and techniques contained herein are private property and proprietary in nature. As such, they are protected under state and federal laws covering trademarks, copyrighting, etc. Copying or re-use is strictly prohibited without expressed written consent.

Certain information contained herein is considered "not for public knowledge" and is provided herein "under strictest confidence." Said information shall be used only in connection with the business decision as specifically described in the function of the appraisal. No other use of any information contained herein is permitted. Said information shall not be re-used, shared, disclosed, etc., except in accordance with the certification, limiting conditions, function and purposes as contained herein. Any deviation from the above may subject the user to additional legal action for invasion of privacy.

Acceptance and use of this report constitutes specific and implied consent to all condition, limitations, etc. Further, the client shall hold harmless the appraisers for any unpermitted use or action resulting from such use.

On appraisals subject to satisfactory completion of repairs, alterations, or new construction, the appraisal report and value conclusions are contingent upon completion of the improvements in a timely and workmanlike manner, and as of the effective date of the appraisal.

Any projections in income and expenses in this report are not predictions of the future. Instead, they are an estimate of current thinking of market participants of what future income and expenses will be. No warranty or representation is made that these projections will materialized.

This appraisal was prepared for Home Savings as client to be used in lending decisions or any related business pertaining to its interest in the appraised property. If an informational copy has been provided to the owner it should not be utilized for other functions.

The Americans with Disabilities Act (ADA) became effective January 26, 1992. The appraiser has not made a specific compliance survey and analysis of this property to determine whether or not it is in conformity with the various detailed requirements of the ADA.


 Robert Saia & Associates, 313 Avalon Avenue, Santa Cruz, CA (408) 458-9095  67

CERTIFICATION OF APPRAISAL
================================================================================

I certify that, to the best of my knowledge and belief:

1. The statements of fact contained in this report are true and correct.

2. The reported analyses, opinions, and conclusions are limited only by the reported assumptions and limiting conditions, and are our personal, unbiased professional analyses, opinions and conclusions.

3. I have no present or prospective interest in the property that is the subject of this report, and we have no personal interest or bias with respect to the parties involved.

4. My compensation is not contingent upon the reporting of a predetermined value or direction in value that favors the cause of the client, the amount of the value estimate, the attainment of a stipulated result, or the occurrence of a subsequent event.

5. The analyses, opinions and conclusions were developed, and, this report has been prepared, in conformity with Title XI of the Federal Financial Institutions Reform, Recovery, and Enforcement Act of 1989 (FLRREA) and its regulations, as well as the Code of Professional Ethics and Standards of the Professional Conduct of the Appraisal Institute and the Uniform Standards of Professional Appraisal Practice (USPAP) of the Appraisal Foundation and the Appraisal Institute.

6. Robert Saia and James Barcells, SRA have made a personal inspection of the property. Mr. Saia's General Certificate from the State of California is valid and in good standing as of the appraisal date.

7. No one other than the undersigned prepared the analyses, conclusions, and opinions concerning real estate that are set forth in this appraisal report. It should be noted that James Barcells helped with the preparation of the report.

8. The use of this report is subject to the requirements of the Appraisal Institute relating to review by its duly authorized representatives.

9. Members of the Appraisal Institute are required to meet certain continuing education requirements. As of date of this report, Mr. Saia have completed the requirements of the continuing education program of the Appraisal Institute.

/s/ Robert S. Saia
-------------------
Robert S. Saia, MAI
OREA Cert #AG003191


 Robert Saia & Associates, 313 Avalon Avenue, Santa Cruz, CA (408) 458-9095  68

                                   -ADDENDA--






 Robert Saia & Associates, 313 Avalon Avenue, Santa Cruz, CA (408) 458-9095  69

                         PHOTOGRAPHS OF SUBJECT PROPERTY



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   Robert Saia & Associates, 313 Avalon Avenue, Santa Cruz, CA (408) 458-9095

                         PHOTOGRAPHS OF SUBJECT PROPERTY



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   Robert Saia & Associates, 313 Avalon Avenue, Santa Cruz, CA (408) 458-9095

                           NEIGHBORHOOD LOCATION MAP



                           [NEIGHBORHOOD MAP OMITTED]

                                   ZONING MAP



                              [ZONING MAP OMITTED]

                                    PLAT MAP



                               [PLAT MAP OMITTED]

                              RENTAL LOCATION MAP



                         [RENTAL LOCATION MAP OMITTED]

                          COMPARABLE SALES LOCATION MAP



                     [COMPARABLE SALES LOCATION MAP OMITTED]

                    COMPARABLE SALES LOCATION MAP Santa Cruz



               [COMPARABLE SALES LOCATION MAP Santa Cruz OMITTED]

                     COMPARABLE SALES LOCATION MAP San Jose



                [COMPARABLE SALES LOCATION MAP San Jose OMITTED]

                             APARTMENT SALE NUMBER 1

Project Name:                      Willow Garden Apartments

Location:                          1750 Stokes Street, San Jose

Assessor's Parcel No.:             284-24-008

Grantor:                           Marie Helen Pejcha Trust

Grantee:                           Willow Gardens Ltd.

Rec. Doc. #:                       #13330744

Sales Date:                        June 14, 1996

Sales Price:                       $13,650,000

No. of Units:                      186

Condition/Quality:                 Average/average

Site Area:                         6.40 acres (29.06 du/ac)

Year Built:                        1971

--------------------------------------------------------------------------------
Value Indicators:                  Price/Unit: $73,387    Price/Room: $17,773
                                   GIM: 7.04              Price/RSF: $85.17
--------------------------------------------------------------------------------

Stabilized NOI Est.:               $1,165,752

--------------------------------------------------------------------------------
OAR:                               8.54%
--------------------------------------------------------------------------------

Occupancy:                         99.0% (1 unit vacant @ time of sale)

Financing:                         see comments below

Comments: Average quality garden style two-story walk-up built in 1971. Average condition and appeal. There are 162, two bedroom/two bath units, and 24, three bedroom/2 bath units. Gross rentable area is 163,740 sf. Zoning is R-4, high density. Located in area of apartments, condominiums and single family homes (middle income) with commercial/retail along major arterials. Centrally-located, close to shopping, schools, employment and freeway access. Financing terms consisted of $10,600,000 first, and a seller second of $1,275,000 @ 8%, 2 yrs. The buyer put down $1,775,000. The market income is estimated at $2,170,200 and the actual was $1,940,052 at time of sale. The market derived GIM is 6.29, and the market derived OAR is 9.06% (actual OAR = 8.54%). Under San Jose Rent Control Ordinance which limits annual rent increases to 8 percent.

Source/Confirmation: various, including public records, inspection, Comps Inc., Stan Jones Marcus & Millichap.

                                [photo omitted]

                             APARTMENT SALE NUMBER 2

Project Name:                      Ocean Terrace

Location:                          1630 Merrill Street, Santa Cruz

Assessor's Parcel No.:             027-274-41

Grantor:                           Santa Cruz Central Investments

Grantee:                           D&M Piterman

Rec. Doc. #:                       #8760321

Sales Date:                        July 12, 1996

Sales Price:                       $6,300,000

No. of Units:                      100

Condition/Quality:                 Average+/Average+

Site Area:                         2.7 acres (37 un/ac)

Year Built:                        1972

--------------------------------------------------------------------------------
Value Indicators:                  Price/Unit: $63,000   Price/Room: $16,406
                                   GIM : 65              Price/RSF: $78.04
--------------------------------------------------------------------------------

Stabilized NOI Est.:               $543,984

--------------------------------------------------------------------------------
OAR:                               8.6%
--------------------------------------------------------------------------------

Occupancy:                         100% (0 unit vacant @ time of sale)

Financing:                         New First from Home Savings (see below)

Comments: 100 unit garden style two-story walk-up built in 1972. It is located in an unincorporated area of Santa Cruz County one mile from the city limits of Santa Cruz and two miles north of Capitola Village, a seaside tourist area. The neighborhood is predominately average quality single family and apartments with scattering of mobile home parks and small retail/shopping centers. The ocean is approximately one-half mile south. Amenities include a pool, sauna, three laundry rooms, on-site manager's office, and exercise room. There are six buildings on the 2.7 acre site. Construction is wood frame and wood siding and stucco. Roofs are flat tar and gravel. Parking is 130 spaces. All units feature AEK kitchens including dishwashers, refrigerators, garbage disposals and R/O's. There are 32, 1br/1ba units containing 624 sf 40, 2br/1ba units measuring 860 sf, 12 units are 2br/1.5 ba @ 923 sf, and, 16 are 3br/2ba units @ 955 square feet. Market rents range from $680-695 for the 1br units to $955-$980 for the 3br units. The 2 br units range from $780 to $855. Based on market rents, the monthly gross rental income is $79,950. Laundry income is $1,125 per month. The actual income for January 1996 was $77,480, or 3% below market. Based on market rental income and laundry income, gross annual income is projected (over next 12 months) at $972,900. Deducting 4 percent for vacancy and collection loss, results in EGI of $933,984. Expenses estimated by seller are approximately $390,000 (including reserves), resulting in a NOI of $543,984 and a cap rate of 8.6 percent. The Home Savings first loan has an estimated annual debt service of $416,044, yielding cash flow of $127,939 and a cash-on-cash rate of 8.1%. reportedly, the property was purchased by the seller in 1985 at $5,200,000 (unconfirmed).

Source/Confirmation: Home Savings of America, South Bay Equities

                                [photo omitted]

                             APARTMENT SALE NUMBER 3

Project Name:                     Fox Creek Village

Location:                         196 W. Alvin Road, Salinas

Assessor's Parcel No.:            261-631-010

Grantor:                          Sollecito

Grantee:                          Fox Creek Partners

Rec. Doc. #:                      Reel 3l51 pg 1419

Sales Date:                       September 24, 1994

Sales Price:                      $9,350,000

No. of Units:                     168

Condition/Quality:                Good/Good

Site Area:                        7.84 acres (21.43 du/ac)

Year Built:                       1986

--------------------------------------------------------------------------------
Value Indicators:                 Price/Unit: $55,655      Price/Room: $15,688
                                  GIM: 6.8                 Price/RSF: $66.31
--------------------------------------------------------------------------------

Stabilized NOI Est.:              $850,850

--------------------------------------------------------------------------------
OAR:                              9.1%
--------------------------------------------------------------------------------

Occupancy:                        96.5%

Financing:                        New loan through Bank of America

Comments: Well-located in north Salinas near schools and shopping. Fox Creek consists of 76, 1br/1ba units measuring 708 sf, 24, 2br/1ba units @ 875 sf; and, 68, 2br/1ba units @ 986 sf. 36 units have wood burning fireplaces. Units include patios or balconies, refrigerators, microwaves, dishwashers, disposals, and laundry hook-ups. Amenities include a pool, tennis court, and recreation room. Financing terms were not available, although there was a first made by Bank of America at market rate and terms. Assuming normal downpayment and market interest rate at time of sale, cash-on-cash is estimated at 9.87%. No rent control. Vacancy at time of sale was reported at 3.5 percent. One covered parking space plus open parking. Garden-design walk-up.

Source/Confirmation: various, including public records, inspection, etc.

                                 [photo omitted]

                             APARTMENT SALE NUMBER 4

Project Name:                     Kingdale Oaks

Location:                         1919 Fruitdale Avenue, San Jose

Assessor's Parcel No.:            282-40-022,023

Grantor:                          Marie Helen Pejcha Trust

Grantee:                          Tod & Catherine Spieker

Rec. Doc. #:                      #12983233

Sales Date:                       August 15, 1996

Sales Price:                      $16,760,000

No. of Units:                     331

Condition/Quality:                Average/Average

Site Area:                        11.76 acres (28.15/un per ac)

Year Built:                       1970

Value Indicators:                 Price/Unit: $50,634     Price/Room: $16,878
                                  GIM: 6.01               Price/RSF: $66.22

Stabilized NOI Est.:              $1,565,000

OAR:                              9.3%

Occupancy:                        95.62% (14 units vacant @ time of sale)

Financing:                        See Comments Below

Comments: Located south of Freeway 280 near San Jose City Community College within single family and apartment neighborhood. Close to shopping, schools and freeway access. Zoned R24 and R4 (high density residential). Under San Jose Rent Control Ordinance. Average quality, wood frame and stucco buildings (flat T&G roofs) built in 1964 and 1970. There are 36, studios; 264 1br/1ba units; 20, 2br/1ba units; 5, 3br/2ba; and, 6 2br/2ba units. Amenities include 2 heated pools, poolside grills, laundry rooms, recreation room, and volleyball. Elevator served. Units have either balcony or patio and are separately metered. Average condition. 1.5 parking spaces per unit (166 open spaces and 331 carport). According to selling broker Bruce Hermann with Marcus & Millichap, gross scheduled actual income at time of sale was $2,787,000. Actual vacancy (and stabilized vacancy) was 4.38%. Factoring-in taxes at market (per Prop 13), total expenses were reported at approximately $1,100,000. Net operating income is estimated at $1,565,000. Financing consisted of a 1st from St. Paul Federal Bank of $14,850,000 (VIR) 8%, 25-yr amortization and a seller second of $556,000 @ 7%, 2 years resulting in a total annual debt service of $1,414,297. Cash flow (after debt service) is $150,703, indicating a cash-on-cash rate of 11.1% on the cash downpayment of $1,354,000. The marketing time was reported at 6 months. The sale reportedly did not involve an exchange.

Source/Confirmation: Marcus & Millichap (415) 494-8900

                                 [photo omitted]

                             APARTMENT SALE NUMBER 5

Project Name:                     Hidden Creek Apartments

Location:                         200 Button Street, Santa Cruz

Assessor's Parcel No.:            008-202-026

Grantee:                          Hidden Creek

Rec. Doc. #:                      #5547479

Sales Date:                       July 24, 1994

Sales Price:                      $7,400,000

No. of Units:                     146

Condition/Quality:                Avg/Avg

Site Area:                        3.8 acres (37 du/ac)

Year Built:                       1973

--------------------------------------------------------------------------------
Value Indicators:                 Price/Unit: $50,685      Price/Room: $16,818
                                  GIM: 6.78                Price/RSF: $77.81
--------------------------------------------------------------------------------

Stabilized NOI Est.:              $710,400

--------------------------------------------------------------------------------
OAR:                              9.6%
--------------------------------------------------------------------------------

Occupancy:                        98% (est)

Financing:                        Not available

Comments: Nine two-story buildings, garden style, complex of average quality. Located near Highway 1 in City of Santa Cruz. located in neighborhood of predominately small bungalow single family homes built from 1930 to 1970; a new zero-lot line SFR development is located directly across. There are 42 studio units with an average size of 550 square feet; 60, 1br/1ba units @ 650 sf, and, 44, 2br/1ba units of 750 sf. The rentable area is 95,100 square feet (avg unit =
651).There are no recreational amenities except for pool and common utility rooms. Landscaping is extensive in some areas. One-half of the units are subsidized housing units. At time of sale, "market" rents were $600 for studio, $750 for 1 bedrooms, and $850 for two bedrooms. The gross and net incomes are estimates based on reported actual income per MLS listing (#369018). According to assessor's office, some buildings had deferred maintenance, however, cost to repair are not known.

Source/Confirmation: various, including public records, assessor, MLS

                                [photo omitted]

                             APARTMENT SALE NUMBER 6

Project Name:                     North Bay Apartments

Location:                         41 Grandview Street, Santa Cruz

Assessor's Parcel No.:            002-051-65

Grantor:                          EQR Northbay Chicago Inc.

Grantee:                          Sequoia Equities

Rec. Doc. #:                      #7770608

Sales Date:                       December 1995

Sales Price:                      $8,550,000

No. of Units:                     115

Condition/Quality:                Good/Good

Site Area:                        5.17 (22.2 du/ac)

Year Built:                       1989

--------------------------------------------------------------------------------
Value Indicators:                 Price/Unit: $ 74,348       Price/Room: $19,344
                                  GUI: 6.11                  Price/RSF: $81.88
--------------------------------------------------------------------------------

Stabilized NOI Est.:              $867,825

--------------------------------------------------------------------------------
OAR:                              10.15%
--------------------------------------------------------------------------------

Occupancy:                        100% (no vacancy at time of sale)

Financing:                        $2,425,000 down, $6,300,000 first (see below)

Comments: Good quality walk-up garden design built in 1989. Newest complex built in west Santa Cruz area. Located off Highway I (Mission Street) in area of single family and apartments/condos. Above average to good location. Buyer paid $300,000 in repairs and $175,000 commission, thus actual price was somewhat higher than reported above. The property was never exposed to the open market. The higher than normal capitalization rate is reflective of this and the extra cost to the buyer of repairs and commission. There are 18, 1br/1ba units; 69, 2br/2ba units; and, 28, 2br/2.5 ba units. Market rents are about 3-5 % higher than actual. Amenities include a swimming pool and carport parking. No other recreational facilities, although the complex is within a short drive to beaches and three miles to Santa Cruz Beach & Boardwalk. Overall good tenant appeal.

Source/Confirmation: various, including public records, broker

                                [photo omitted]

                                [photo omitted]

                             APARTMENT SALE NUMBER 7

Location:                         2186-2198 Brutus Street, Salinas

Assessor's Parcel No.:            253-081-015

Grantee:                          Tom Favazza

Rec. Doc. #:                      #35062

Sales Date:                       May 26, 1993

Sales Price:                      $3,072,000

No. of Units:                     60

Condition/Quality:                Good/Good

Site Area:                        1.8+/- ac (33 du ac)

Year Built:                       1988+/-

--------------------------------------------------------------------------------
Value. Indicators:                Price/Unit: $51,200    Price/Room:  $14,157
                                  GIM: 7.83              Price/RSF:   $61.46
--------------------------------------------------------------------------------

Stabilized NOI Est.:              $242,445

--------------------------------------------------------------------------------
OAR:                              7.9%
--------------------------------------------------------------------------------

Occupancy:                        Not available

Financing:                        Not available

Comments: Average to good garden style complex located off N. Main Street in north Salinas. Close to shopping, schools, and freeway access. There are 23, 1br/1ba units, and 37 2br/2a units. Total rentable area is 49,980 sf. Average unit size is 833 sf. Market income at time of sale was estimated at $392,445. Vacancy and expenses were estimated at $150,000, resulting in an estimated NOI of $242,445 (7.9% cap rate).

Source/Confirmation: public records, damar

                                [photo omitted]

                             APARTMENT SALE NUMBER 8

Project Name:                     Cypress Landing Apartments

Location:                         552 Rico Street, Salinas

Assessor's Parcel No.:            261-201-018

Grantee:                          William Lewis

Rec. Doc. #:                      Reel 2692 pg: 0774

Sales Date:                       November 1991

Sales Price:                      $5,950,000

No. of Units:                     112

Condition/Quality:                Good/Good

Site Area:                        6 acres (18.7du/ac)

Year Built:                       1989

--------------------------------------------------------------------------------
Value Indicators:                 Price/Unit: $53,125   Price/Room: $14,442
                                  GIM: 6.4              Price/RSF:     $59.11
--------------------------------------------------------------------------------

Stabilized NOI Est.:              $573,218

--------------------------------------------------------------------------------
OAR:                              9.69%
--------------------------------------------------------------------------------

Occupancy:                        2.7% (3 units vacant @ time of sale)

Financing:                        All cash to seller

Comments: Two story, garden style apartment complex of good quality and condition, built in 1989. One of the last apartment complexes to have been built in the north Salinas area. Close to shopping, schools and freeway access. 12, two-story buildings. Amenities include pool, hot tub, weight room, tennis court and recreation building. All units have patios or balconies, refrigerators, R/O and dishwashers; some have fireplaces. There are 36, 1br/1ba units; and, 76 2br/2ba units measuring between 955 to 985 square feet. Carport and open parking. No rent control. 899 sf average unit size.

                               SKETCH ADDENDUM                  File STEPHANI.SK

--------------------------------------------------------------------------------
Borrower/Client   J.H. Real Estate Partners
Property Address  25-82 Stephanie Drive
City  Salinas     County  Monterey        State CA      Zip Code 93901
Lender            NationsBank
Remarks           Improvement Plat
================================================================================



                         [GRAPHICAL FLOORPLANS OMITTED]

                               SKETCH ADDENDUM                  File WESTLAKE.SK

--------------------------------------------------------------------------------
Borrower/Client   J.H. Real Estate Partners
Property Address  25-82 Stephanie Drive
City  Salinas     County  Monterey        State CA      Zip Code 93901
Lender            NationsBank
Remarks           Improvement Plat
================================================================================



                         [GRAPHICAL FLOORPLANS OMITTED]

ARTICLE II - BASE DISTRICT REGULATIONS
Division 6 - R-H (High Density Residential District Regulations)
--------------------------------------------------------------------------------

Sec. 37-46. Property development regulations.

The following schedule prescribes development regulations for the High Density Residential District:

--------------------------------------------------------------------------------
                         R-H (High Density Residential)
                        Property Development Regulations
--------------------------------------------------------------------------------
                                                                    Additional
                                          Zoning District          Regulations
                                 ------------------------------  (See footnotes
Use                              R-H-3.6     R-H-2.3    R-H-1.9      below)
--------------------------------------------------------------------------------
Lot size (sq. ft.)               7,200       7,200       7,200     (A)(B)(C)

Lot area per unit (sq. ft.):
  Less than 6,000                6,000       6,000       6,000     (A)
  6,000 and over                 3,600       2,300       1,900
   With density bonus            2,900       1,800       1,500     (D)(E)
Lot width (ft.)                  75          75          75
 Corner lots                     80          80          80
Lot depth (ft.)                  100         100         100
Lot frontage (ft.)               35          35          35

Yards:
  Front (ft.)                    20          20          20        (F)(G)
  Side (ft. per story)           10          10          10        (F)
  Corner side (ft.)              20          20          20        (F)(J)
  Rear (ft. per story)           10          10          10        (F)

Bedrooms per unit(% of
total units):
  3 or more bedrooms             20          20          20
  4 or more bedrooms             10          10          10
Distance between                 10          10          10        (H)
structures (ft.)
Driveway length (ft. from        23          23          23        (L)
sidewalk)
Maximum height (ft.)             30          30          30        (K)
Maximum nonresidential           0.3         0.3         0.3       (P)
FAR
--------------------------------------------------------------------------------


                                                                      Page 6 - 5

ARTICLE II - BASE DISTRICT REGULATIONS
Division 6 - R-H (High Density Residential District Regulations)
--------------------------------------------------------------------------------

                                    Contents
Sec. 37-44 Specific purposes .........................................  6-1
Sec. 37-45 Use classifications .......................................  6-2
Sec. 37-46 Property development regulations ..........................  6-5
Sec. 37-47 Zoning Certificate ........................................  6-8
Sec. 37-48 High density residential design guidelines ................  6-8
Sec. 37-49 Reserved .................................................. 6-21
Sec. 37-50 Reserved .................................................. 6-21

Sec. 37-44. Specific purposes.

In addition to the general purposes listed in Division 37-1: General Provisions, the specific purposes of the High Density Residential District regulations are to:

      A. Provide appropriately located areas for high density multiple family dwelling units consistent with the General Plan and with standards of public health and safety established by the Salinas Municipal Code;

      B. Provide adequate light, air, privacy, and open space for each dwelling unit and protect residents from the harmful effects of excessive noise, population density, traffic congestion and other adverse environmental impacts;

      C. Promote development of affordable housing by providing a density bonus for projects in which a portion of the dwellings are affordable to qualifying households;

      D. Achieve design compatibility through the use of site development standards;

      E. Protect adjoining low density residential districts from excessive noise or loss of sun, light, quiet, and privacy resulting from proximity to multifamily dwellings;

      F. Provide sites for public and semipublic land uses needed to complement residential development or requiring a residential environment; and

      G. Ensure the provision of public services and facilities needed to accommodate planned population densities.

The additional purposes of each R-H District are as follows:


                                                                      Page 6 - 1

ARTICLE IV - REGULATIONS APPLYING TO ALL DISTRICTS
Division 18 Off-Street Parking and Loading Regulations
--------------------------------------------------------------------------------

References to spaces per square foot are to be computed on the basis of gross floor area unless otherwise specified, and shall include allocations of shared restroom, halls and lobby area, and mechanical equipment or maintenance areas, but shall exclude area for vertical circulation, stairs or elevators.

Where the use is undetermined, or not specified herein, the Community Development Director shall determine the probable use and the number of parking and loading spaces required. In order to make this determination, the Community Development Director may require the submission of survey or other data from the applicant or have data collected at the applicant's expense.

--------------------------------------------------------------------------------
                                   Schedule A
                 Off-Street Parking and Loading Spaces Required
--------------------------------------------------------------------------------
                                                              Off-Street Loading
Use classifications     Schedule A                            Spaces per Group
                        Off-Street Parking Spaces             Classification on
                                                              Schedule B
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
Residential
-----------

Day care home, large    1 per 6 children; maximum enrollment
                        based on maximum occupancy load

Interim housing         1 per sleeping room plus 1 per 100 sq.
                        ft. used for assembly purposes or for
                        common sleeping areas.

Single-family dwelling  2 per unit (covered).

Multifamily             2 per unit up to 10 units. 1.6 per
                        unit over 10 units.

Condominiums            2 per unit, covered, plus .25 per
                        unit designated on the site for
                        guest parking.

Mobile                  home park 2 per unit, 1 covered,
                        plus 1 space per 8 units which must
                        be designated for guest parking;
                        tandem parking is permitted.

Residential care        1 per 3 licensed beds                          B

Senior housing          1 per unit

Single room occupancy   .25 spaces per unit
housing
--------------------------------------------------------------------------------


                                                                     Page 18 - 5

                               WESTLAKE APARTMENTS
                              CAPITAL IMPROVEMENTS

                                                          STATUS


Reroofing                                                 Bldg 2 Remaining
Exterior Painting                                         Completed
Landscape Upgrades                                        Completed
Paint Interior Hallways                                   Completed
Carpet Interior Hallways                                  Completed
Trash Enclosures                                          Completed
Bring Pool Fencing to Code                                Completed
Asphalt Repair, Seal & Stripe                             Completed
Replace Fencing/Patio Enclosures                          Budgeted
Office Remodel                                            Completed
Signage                                                   Budgeted
Carpets                                                   Ongoing
Appliances                                                Ongoing

                                    WESTLAKE

LPC - Employee Compensation Report
05 SEP 1996                Page 20

CO# LOC HOME RC EMPL# EMP NAME........   RT HIRE..   MONTHLY HOURLY MONTHLY MONTHLY  AUTO  MONTHLY  100 PERCENT.. MULTIPLE DIST PER-
        PROJ                                DATE     CASH    CASH   NONCASH SALARY   ALLOW RENT     DISTRIBUTION  CENT PROJ ACCT SUB
LP6 939 1791 SC 61886 DIRICKSON,PAMELA L R  05/17/95 1500.00  8.65  450.00  1,950.00       675.00   1791 0501 0008
LP6 939 1791 SC 63561 HENNEFORTH,LESTER  R  07/26/95 1127.00  6.50          1,127.00                1791 0503 0002
LP6 939 1791 SC 68199 SWETLAND,DONNA A   R  10/30/95 1600.00  9.23          1,600.00                1791 0501 0001
LP6 939 1791 SC 68226 TENCH,DOUGLAS W    R  06/03/96 1516.75  8.75          1,516.00                1791 0503 0004
                                                    --------       -------  -------- ----- ------
        1791                                         5743.75        450.00  6,193.75   .00 675.00

                                    WESTLAKE
                                INCOME STATEMENT
                      FOR THE 8 MOS. ENDING AUGUST 31, 1996

                                        MONTH             MONTH            CURRENT           PRIOR                 DOLLAR
   DESCRIPTION                          ACTUAL         PRIOR YEAR       YEAR TO DATE     YEAR TO DATE             VARIANCE
   -----------                     --------------    --------------    --------------    --------------        --------------
   GROSS POTENTIAL INCOME                                                                    209,004.49        (  209,004.49)
   RENTAL INCOME VARIANCE                                                                (    38,248.71)            38,248.71
                                   --------------    --------------    --------------    --------------        --------------
     NET CURRENT RENT                   75,749.30         67,037.73        554,930.82        479,682.14             75,048.68

OTHER RENTAL INCOME
   SECURITY DEPOSITS                     3,850.00          4,702.50         24,460.00         22,271.71              2,188.29
   FORFEITED SECURITY DEPOSITS             230.33            495.96          5,492.80            953.82              4,538.98
   LAUNDRY INCOME                        1,173.45          1,828.00          8,888.85          8,971.80        (        82.95)
   CHARGES TO TENANTS                      615.00            381.17          3,792.00            581.17              3,210.83
   MISCELLANEOUS                                                                                   1.00        (         1.00)
   SOFT DRINK INCOME                                          27.96             30.24             53.64        (        23.40)
   DAMAGE                                                                       45.00                                   45.00
   LATE CHARGES                             65.00            510.00          1,890.00          1,428.00                462.00
   NSF FEES                                                   10.00            260.00            172.00                 88.00
   CREDIT CHECK                            310.00            400.00          1,160.0O          2,126.61        (       966.61)
                                   --------------    --------------    --------------    --------------        --------------
     TOTAL OTHER RENT INCOME             6,243.78          8,355.59         46,018.89         36,559.75              9,459.14

         TOTAL RENTAL INCOME            81,993.08         75,393.32        600,949.71        516,441.59             84,507.82
                                   --------------    --------------    --------------    --------------        --------------
OTHER INCOME
   REFUNDED DEPOSITS               (     2,975.00)   (     5,297.00)   (    19,515.00)   (    12,952.00)       (     6,563.00)
   INTEREST INCOME                          35.86             43.00            319.55            231.50                 88.05
   OTHER INCOME                                                                               10,400.00        (    10,400.00)
         TOTAL OTHER INCOME        (     2,939.14)   (     5,254.00)   (    19,195.45)   (     2,320.50)       (    16,874.95)
                                   --------------    --------------    --------------    --------------        --------------
              TOTAL INCOME              79,053.94         70,139.32        581,754.26        514,121.39             67,632.87
                                   ==============    ==============    ==============    ==============        ==============
TOTAL CONTROLLABLE EXPENSES
PAYROLL EXPENSES
   BONUS                                   412.23                             3,253.47         1,785.00             1,468.47
   CLEANING PAYROLL                                          726.00                            5,137.01        (    5,137.01)
   REPAIRS/MAINT.PAYROLL                 2,506.49          3,499.95          26,179.98        19,066.71             7,113.27
   MANAGERS SALARIES                     1,476.92          1,360.58          22,172.32         2,648.80            19,523.52
   OFFICE SALARIES                       1,405.07          1,945.08           5,786.85        14,086.43        (    8,299.58)
   GROUNDS PAYROLL                                   (     1,152.00)                           1,269.15        (    1,269.15)
   STATE COME. INS.-PAYROLL                414.70            416.46           3,734.29         4,230.97        (      496.68)
   PAYROLL-HOSPITAL INS.                   771.83            832.92           6,919.33         5,090.89             1,828.44
   FICA - PAYROLL TAX                      437.74            439.60           3,941.74         2,919.79             1,021.95
   IOTA - PAYROLL TAX                       46.08             46.27             414.93           316.50                98.43
   SDI TAX-PAYROLL-UNEMPLOY                 57.60             57.84             549.25           963.53        (      414.28)
                                   --------------    --------------    --------------    --------------        --------------
       PAYROLL EXPENSES                  7,528.66          8,172.70          72,952.16        57,514.78            15,437.38

                                    WESTLAKE
                                INCOME STATEMENT
                      FOR THE 8 MOS. ENDING AUGUST 31, 1996

                                        MONTH             MONTH            CURRENT           PRIOR                 DOLLAR
   DESCRIPTION                          ACTUAL         PRIOR YEAR       YEAR TO DATE     YEAR TO DATE             VARIANCE
   -----------                     --------------    --------------    --------------    --------------        --------------
ADMINISTRATIVE EXPENSES
   PROMOTIONS                                        (        17.15)           271.73            180.21                 91.52
   ADVERTISING                             813.66            798.72          4,150.35          5,579.03        (     1,428.68)
   SIGNS. FLAGS, BANNERS                                     480.49            200.00            928.86        (       728.86)
   BROCHURES                                                                    53.51            377.65        (       324.14)
   OFFICE SUPPLIES                          81.38            145.23          1,273.13          2,900.57        (     1,627.44)
   FURNITURE RENTAL                                          726.12          1,192.62            726.12                466.50
   LEGAL EXPENSES                                            688.19          2,209.40            683.19              1,521.21
   MISCELLANEOUS                            59.00            114.40            208.20            207.19                  1.01
   CREDIT CHECK EXPENSE                    379.20            371.00          1,125.05          1,229.50        (       104.45)
   BANK CHARGES                             10.00    (        50.00)           125.64                                  125.64
   POSTAGE                                  87.49             51.69            580.83            237.69                343.14
   DUES & SUBCRIPTIONS                                                 (       150.46)           440.30        (       590.76)
   LINCOLN FEE                           2,729.44          2,455.55         20,130.51         11,013.29              9,117.22
   EMPLOYEE TRAINING                                                           100.00            281.37        (       181.37)
   OUSTIDE STATIONARY MISC                 317.06             27.98          1,443.21          1,144.46                298.75
                                   --------------    --------------    --------------    --------------        --------------
         ADMINISTRATIVE EXPENSE          4,477.23          5,792.22         32,913.72         25,934.43              6,979.29

CONTRACT SERVICES
   SEC SUP/EXP-FIRE PROTECT                387.82          1,855.78          2,805.45          2,619.17                186.28
   EXTERMINATING CONTRACT                  185.00            590.00          1,860.00          1,196.79                663.21
   CABLE T.V.                                              1,110.89          9,997.97          7,776.23              2,221.74
   GARDENING CONTRACT                    1,312.09          1,050.00          9,482.89          4,067.60              5,415.29
   ELVATOR MAINT./CONT.                    825.68                            1,999.62            194.06              1,805.56
                                   --------------    --------------    --------------    --------------        --------------
         CONTRACT SERVICES               2,710.59          4,606.67         26,145.93         15,853.85             10,292.08

UTILITY SERVICES
   TELEPHONE EXPENSE                       184.25            512.11          1,366.61          1,311.52                 55.09
   TRASH REMOVAL                         2,213.55            810.25         17,708.40         14,466.65              3,241.75
   PGE - HOUSE                           2,371.79          1,151.41         10,253.39         14,231.20        (     3,977.81)
   GAS - HOUSE                           2,512.15          2,075.73         10,935.59          5,834.72              5,100.87
   PGE APARTMENT METERS                     19.81            127.77            728.41            743.30        (        14.89)
   WATER                           (     1,948.42)           937.38         10,272.13          4,739.69              5,532.44
   SEWER CHARGES                         2,973.21          1,903.71          8,919.63         10,823.34        (     1,903.71)
                                   --------------    --------------    --------------    --------------        --------------
        UTILITY SERVICES                 8,326.34          7,518.36         60,184.16         52,150.42              8,033.74

MAINTENANCE EXPENSES
   CARPET REPAIRS/MAINT.                   440.00    (       191.96)         3,680.00            457.50              3,222.50
   CARPET REPLACEMENT                    2,621.26          5,746.58         10,240.98         33,569.45       (     23,328.47)
   GROUNDS SUPPLY/REPLACEMENT                                 42.36                               42.36       (         42.36)
   EQUIPMENT RENTAL                (        59.00)                                               189.69       (        189.63)
   POOL SUPPLY/REPLACEMENT                 470.97                            3,878.50            320.27              3,558.23
   DECORATING SUPPLIES                     955.00          2,243.86          4,589.87          7,769.83       (      3,179.96)

                                    WESTLAKE
                                INCOME STATEMENT
                      FOR THE 8 MOS. ENDING AUGUST 31, 1996

                                        MONTH             MONTH            CURRENT           PRIOR                 DOLLAR
   DESCRIPTION                          ACTUAL         PRIOR YEAR       YEAR TO DATE     YEAR TO DATE             VARIANCE
   -----------                     --------------    --------------    --------------    --------------        --------------
   CLEANING SUPPLIES/SERV.               1,244.69          1,238.17          5,452.14          4,520.94                931.20
   EXTERMINATING SUPPLIES                                                       42.82            185.00        (       142.18)
   BLDG MAINT SUPPLIES                     758.19          7,058.72         10,138.07         29,693.39        (    19,555.32)
   PLUMBING MAINTENANCE                    823.98          1,199.52          6,224.98          3,818.02              2,406.96
   APPLIANCE REPLACEMENT                   551.04          3,032.68          6,191.54         19,932.39        (    13,740.85)
   BLDG MAINT SVC/CONTRACT         (       127.87)   (       186.65)         4,863.36            121.46              4,741.90
   ELECTRIC MAINTENANCE                    839.35          1,032.71          1,406.19          4,073.94        (     2,667.75)
   MISC. MAINT. EXPENSES                    21.29             10.50             94.35             54.91                 39.44
                                   --------------    --------------    --------------    --------------        --------------
          MAINTENANCE EXPENSES           8,538.90         21,226.49         56,802.80        104,749.15        (    47,946.35)

       CONTROLLABLE EXPENSES            31,581.72         47,316.44        248,998.77        256,202.63        (     7,203.86)
                                   --------------    --------------    --------------    --------------        --------------

TOTAL UNCONTROLLABLE EXPENSES
 FIXED EXPENSES
   PROPERTY INSURANCE                                                  (       239.98)                         (       239.98)
   PROPERTY TAXES                                                           30,609.56                               30,609.56
   LICENSES & PERMITS                                                        1,668.00          1,808.00        (       140.00)
                                   --------------    --------------    --------------    --------------        --------------
         FIXED EXPENSES                                                     32,037.58          1,808.00             30,229.58

     NET OPERATING INCOME (NOI)         47,472.22         22,822.88        300,717.91        256,110.76             44,607.15
                                   ==============    ==============    ==============    ==============        ==============
 DEBT SERVICE

                                   --------------    --------------    --------------    --------------        --------------

      OPERATING CASH FLOW               47,472.22         22,822.88        300,717.91        256,110.76             44,607.15
                                   ==============    ==============    ==============    ==============        ==============

 NON OPERATING EXPENSES
  REFURBISHMENT & DEFERRAL         (     9,654.12)        18,308.50    (    11,949.45)        38,961.29        (    50,910.74)
                                   --------------    --------------    --------------    --------------        --------------
         NON OPERATING EXPENSES    (     9,654.12)        18,308.50    (    11,949.45)        38,961.29        (    50,910.74)

            PROFIT/LOSS                 57,126.34          4,514.38        312,667.36        217,149.47             95,517.89
                                   ==============    ==============    ==============    ==============        ==============

                                INCOME STATEMENT
                    FOR THE 12 MOS. ENDING DECEMBER 31, 1995

                                                                                 95                    94
                                        MONTH             MONTH                CURRENT                PRIOR              DOLLAR
   DESCRIPTION                          ACTUAL          PRIOR YEAR          YEAR TO DATE          YEAR TO DATE          VARIANCE
   -----------                     ---------------   --------------       ---------------       ---------------      --------------
   GROSS POTENTIAL INCOME                                 69,509.84            209,004.49            831,006.15      (   622,001.66)
   RENTAL INCOME VARIANCE                            (    11,104.44)      (     38,248.71)      (    159,151.95)         120,903.24
                                   ---------------   --------------       ---------------       ---------------      --------------
     NET CURRENT RENT                    69,222.06        58,184.40            754,895.78            671,633.20           83,262.58

OTHER RENTAL INCOME
   SECURITY DEPOSITS                      2,350.00         2,045.00             30,771.71             24,846.01            5,925.70
   FORFEITED SECURITY DEPOSITS            1,604.00                               3,808.67                                  3,808.67
   LAUNDRY INCOME                         2,126.40                              14,742.15              7,015.26            7,726.89
   CHARGES TO TENANTS                     1,010.00           225.00              2,566.17              3,225.00      (       658.83)
   MISCELLANEOUS                                               3.00                  1.00                 38.00      (        37.00)
   SOFT DRINK INCOME                         21.72                                  75.36                 53.64               21.72
   UTILITIES                                                                                               2.11      (         2.11)
   DAMAGE                                    75.00            60.95                 75.00                238.82      (       163.82)
   LATE CHARGES                             245.00           100.00              2,963.00                329.50            2,633.50
   NSF FEES                                  20,00            18.00                292.00                143.50              148.50
   CREDIT CHECK                             225.00           130.00              2,876.61                470.00            2,406.61
   TENANT CABLE TV CHARGE                                                                                 21.00      (        21.00)
                                   ---------------   --------------       ---------------       ---------------      --------------
     TOTAL OTHER RENT INCOME              7,677,12         2,581.95             58,171.67             36,382.84           21,788.83

         TOTAL RENTAL INCOME             76,899.18        60,766.35            813,067.45            708,016.04          105,051.41
                                   ---------------   --------------       ---------------       ---------------      --------------

OTHER INCOME
    REFUNDED DEPOSITS              (      4,450.00)  (       840.00)      (     24,604.50)      (     25,322.01)             717.51
    INTEREST INCOME                          65.93                                 442.37                                    442.37
    OTHER INCOME                                                                10,400.00                                 10,400.00
                                   ---------------   --------------       ---------------       ---------------      --------------

         TOTAL OTHER INCOME        (      4,384.07)  (       840.00)      (     13,762.13)      (     25,322.01)          11,559.88
                                   ---------------   --------------       ---------------       ---------------      --------------
             TOTAL INCOME                72,515.11        59,926.35            799,305.32            682,694.03          116,611.29
                                   ===============   ==============       ===============       ===============      ==============

TOTAL CONTROLLABLE EXPENSES
PAYROLL EXPENSES
   BONUS                                    835.31         1,400.00              3,465.76              1,400.00            2,065.76
   CLEANING PAYROLL
                                                             627.00              7,409.61              4,863,00            2,546.61
    REPAIRS/MAINT.PAYROLL                 6,300.22         2,829.00             34,070.81             22,158.00           11,912.81
    MANAGERS SALARIES                     4,283.57                              11,695.06                                 11,695.06
    OFFICE SALARIES                       3,930.31         1,545.00             22,132.41             12,035.00           10,097.41
    SECURITY PAYROLL                                                                                   1,584.20      (     1,584.20)
    GROUNDS PAYROLL                                                              1,269.15                 40.50            1,228.65
    DECORATING PAYROLL                                                                                   473.40      (       473.40)
    STATE COMP. INS. -PAYROLL             1,081.51           621.19              6,693.50              4,221.48            2,472.02
    PAYROLL-HOSPITAL INS.                 2,163.03           417.45             10,015.97              4,805.30            5,210.67
    FICA - PAYROLL TAX                    1,141.59           376.01              5,519.13              3,253.52            2,265.61

                                INCOME STATEMENT
                    FOR THE 12 MOS. ENDING DECEMBER 31, 1995

                                                                                 95                    94
                                        MONTH             MONTH                CURRENT                PRIOR              DOLLAR
   DESCRIPTION                          ACTUAL          PRIOR YEAR          YEAR TO DATE          YEAR TO DATE          VARIANCE
   -----------                     ---------------   --------------       ---------------       ---------------      --------------
   FUTA - PAYROLL TAX                       120.16            38.53                590.11                220.13              369.98
   SDI TAX-PAYROLL-UNEMPLOY                 119.61             5.82              1,274.96              1,208.94               66.02
                                   ---------------   --------------       ---------------       ---------------      --------------

       PAYROLL EXPENSES                  19,975.31         7,860.00            104,136.47             56,263.47           47,873.00

ADMINISTRATIVE EXPENSES
   PROMOTIONS                      (         14.40)                                312.71                                    312.71
   ADVERTISING                              360.51           522.45             11,536.83              4,477.46            7,059.37
   SIGNS, FLAGS, BANNERS                    182.80                               1,450.06                                  1,450.06
   BROCHURES                                                                       377.65                                    377.65
   OFFICE SUPPLIES                          297.99            76.76              4,500.62                913.90            3,586.73
   FURNITURE RENTAL                                                              1,377.24                                  1,377.24
   LEGAL EXPENSES                           471.64                               1,678.53                148.12            1,530.41
   MISCELLANEOUS                              3.63                                 250.89                 65.00              185.89
   CREDIT CHECK EXPENSE                                       27.25              1,673.75                224.05            1,449.70
   BANK CHARGES                               8.00            30.41                 42.00                 30.41               11.59
   POSTAGE                                  204.20                                 559.50                                    559.50
   DUES & SUBCRIPTIONS                                                    (          4.73)                           (         4.73)
   LINCOLN FEE                            2,308.88                              20,653.16                                 20,653.16
   NSF CHECK                                                 388.00                                      937.00       (      937.00)
   EMPLOYEE TRAINING                        100.00                                 881.37                                    881.37
   OUSTIDE STATIONARY MISC                                                       1,035.70                                  1,035.70
                                   ---------------   --------------       ---------------       ---------------      --------------
         ADMINISTRATIVE EXPENSE           3,923.25         1,044.87             46,325.28              6,795.94           39,529.34

CONTRACT SERVICES
   SEC SUP/EXP-FIRE PROTECT                  63.58                               4,917.85                366.64            4,551.21
   EXTERMINATING CONTRACT                   185.00                               1,816.79                                  1,816.79
   CABLE T.V.                                              2,221.78             11,112.05             13,360.69        (   2,248.64)
   GARDENING CONTRACT                     1,050.00           600.00              8,562.02              7,200.00            1,362.02
   ELVATOR MAINT. /CONT.                                      97.03              3,740.66              1,164.36            2,576.30
                                   ---------------   --------------       ---------------       ---------------      --------------
         CONTRACT SERVICES                1,298.58         2,918.81             30,149.37             22,091.69            8,057.68

UTILITY SERVICES
   TELEPHONE EXPENSE                         33.31            86.01              1,958.23                729.34            1,228.89
   TRASH REMOVAL                          2,213.55         2,205.70             25,664.00             24,902.55              761.45
   PGE - HOUSE                            1,248.51         2,475.86             19,359.63             30,536.39       (   11,176.76)
   GAS - HOUSE                            1,542.56                              13,167.83                                 13,167.83
   PGE APARTMENT METERS                      46.97           112.25                971.68              1,172,96       (      201.28)
   WATER                                                     596.80              8,924.97              7.749,29            1,175.68
   SEWER CHARGES                                                                17,962.25             17,839.26              122.99
                                   ---------------   --------------       ---------------       ---------------      --------------
         UTILITY SERVICES                 5,084.90         5,476.62             88,008.59             82,929.79            5,078.80

MAINTENANCE EXPENSES
   CARPET REPAIRS/MAINT.                    802.00                               1,809.50                916.67              892.83

                                INCOME STATEMENT
                    FOR THE 12 MOS. ENDING DECEMBER 31, 1995

                                                                                 95                    94
                                        MONTH             MONTH                CURRENT                PRIOR              DOLLAR
   DESCRIPTION                          ACTUAL          PRIOR YEAR          YEAR TO DATE          YEAR TO DATE          VARIANCE
   -----------                     ---------------   --------------       ---------------       ---------------      --------------
   CARPET REPLACEMENT                       289.00           643.49             72,557.33              7,765.37           64,791.96
   GROUNDS SUPPLY/ REPLACEMENT                                                     137.92                                    137.92
   EQUIPMENT RENTAL                                          750.42                189.69              2,413.11      (     2,223.42)
   POOL SUPPLY/REPLACEMENT                                                       2,389.22                886.59            1,502.63
   DECORATING SUPPLIES                    4,564.29           197.20             18,368.85              1,971.07           16,397.78
   CLEANING SUPPLIES/SERV.                  675.25            60.00              6,307.42              3,860.00            2,447.42
   EXTERMINATING SUPPLIES                                                          185.00                                    186.00
   BLDG MAINT SUPPLIES                    2,517,37         1,064.53             36,860.15              6,336.25           30,523.90
   PLUMBING MAINTENANCE                   1,201.18            52.00              8,593.05                598.00            7,995.05
   APPLIANCE REPLACEMENT                  1,562.66                              25,867.53              2,574.54           23,292.99
   BLDG MAINT SVC/CONTRACT                   28.50   (    38,037.00)               191.31                232.50      (        41.19)
   ELECTRIC MAINTENANCE                     534.01                               3,885.99              2,858.17            1,027.82
                                   ---------------   --------------       ---------------       ---------------      --------------
   MISC. MAINT. EXPENSES                                                            79.76                                     79.76
        MAINTENANCE EXPENSES             12,174.26   (    35,269.36)           177,422.72             30,412.27          147,010.45
     CONTROLLABLE EXPENSES               42,456.30   (    17,969.06)           446,042.43            198,493.16          247,549.27
                                   ---------------   --------------       ---------------       ---------------      --------------
TOTAL UNCONTROLLABLE EXPENSES
FIXED EXPENSES
   PROPERTY INSURANCE                     3,048.37        44,376.52              6,096.74             44,376.52      (    38,279.78)
   PROPERTY TAXES                                          3,442.88             30,844.94             90,154.04      (    59,309.10)
   LICENSES & PERMITS                       220.00                               2,028.00                360.00            1,668.00
                                   ---------------   --------------       ---------------       ---------------      --------------
        FIXED EXPENSES                    3,268.37        47,819.40             38,969.68            134,890.56      (    95,920.88)

   NET OPERATING INCOME (NOI)            26,790.44        30,076.01            314,293.21            349,310.31      (    35,017.10)
                                   ===============   ==============       ===============       ===============      ==============
   DEBT SERVICE
     INTEREST ON 1ST MORTGAGE                                                                          3,922.34      (     3.922.34)
                                   ---------------   --------------       ---------------       ---------------      --------------
         DEBT SERVICE                                                                                  3,922.34      (     3.922.34)

       OPERATING CASH FLOW               26,790.44       30,076.01             314,293.21            345,387.97      (    31.094.76)
                                   ===============   ==============       ===============       ===============      ==============

   NON OPERATING EXPENSES
    DEPRECIATION EXPENSE                149,076.00      149,076.00             149,076.00            149,076.00
    REFURBISHMENT & DEFERRAL             85,228.85       38,067.00             149,033.27             38,067.00          110,966.27
                                   ---------------   --------------       ---------------       ---------------      --------------
        NON OPERATING EXPENSES          234,304.85      187,143.00             298,109.27            187,143.00          110,966.27

           PROFIT/LOSS              (   207,514.41)  (  157,066.99)             16,183.94            158,244.97      (   142,061.03)
                                   ===============   ==============       ===============       ===============      ==============

09/30/96             LINCOLN RESIDENTIAL MGMT. SERVICES                Page   2
 2:51 pm                          Westlake                             ID 3.6.1
                                 All Units

=== Unit Profile ===== ==== Scheduled vs Actual Rent =  ===================== ==Moved== ===Current Lease===== =Escrow=  YNAD=
 I.D.  Type      SqFt    Amount  /SqFt  Amount  /SqFt   Current Lease             In       Begin     End       Deposit  Stat
===== ======== ======= ========  =====  ======  ======  ===================== ========= ===========  ======== ========  ====
 A305  A.3       575     580.00  1.009  535.00  0.930   Palafox, Peter         03/01/96    03/01/96  02/28/97  375.00   Y --
 A306  A.3       575     580.00  1.009  565.00  0.983   Hunter, Florence       02/06/85              07/31/96  350.00   Y --
 A307  A.3       575     580.00  1.009  535.00  0.930   Leiterman, George      02/19/96    02/19/96  11/18/96  575.00   Y --
 A308  A.3       575     580.00  1.009  535.00  0.930   Sanchez, Frank         01/31/96    02/01/96  07/31/96  375.00   Y --
 A309  A.3       575     580.00  1.009  545.00  0.948   Rivera, Lucy           12/01/94    12/01/94  06/01/95  375.00   Y --
 A310  A.3       575     580.00  1.009  525.00  0.913   Weisberg, Jack         02/20/95    09/01/96  03/31/97  375.00   Y --
 A311  A.3       575     580.00  1.009  565.00  0.983   Patton, Anthony        04/13/95    04/13/95  10/12/95  375.00   Y --
 A312  A.3       575     580.00  1.009  535.00  0.930   Label, Priscilla       01/31/96    02/01/96  01/31/97  375.00   Y --
 A313  A.3       575     580.00  1.009  560.00  0.974   Steinbach, Marie       01/13/90    09/11/96  03/10/97  350.00   Y --
 B101  EJR.1     480     540.00  1.125  470.00  0.979   Goldkrantz, Simon      11/15/93    06/14/95  12/13/95  375.00   Y --
 B102  EJR.1     480     540.00  1.125  475.00  0.990   Mora, Alejandro        09/26/95    10/01/96  06/30/97  375.00   Y --
 B103  EJR.1     480     540.00  1.125  510.00  1.063   Williamson, Jeffery    07/02/88    10/01/96  06/30/97  550.00   Y --
 B104  EJR.1     480     540.00  1.125  510.00  1.063   Shingle, Belford O.    06/23/95    06/23/95  12/31/95  475.00   Y OL
 B105  EJR.1     480     540.00  1.125  520.00  1.083   Farahmand, Parviz      06/25/96    06/25/96  03/24/97  375.00   Y --
 B106  EJR.1     480     540.00  1.125  520.00  1.083   Backus, Allen          06/09/96    06/09/96  06/08/97  375.00   Y --
 B107  EJR.1     480     540.00  1.125  495.00  1.031   Gutierrez, Phillip     12/01/95    12/01/95  08/31/97  375.00   Y --
 B201  EJR.2     480     540.00  1.125  500.00  1.042   Sanduan, Lawrence      08/24/87    05/13/95  12/12/95  350.00   Y --
 B202  EJR.2     480     540.00  1.125  520.00  1.083   Taniguchi, Robert      09/21/96    09/21/96  04/20/97  375.00   Y --
 B203  EJR.2     480     540.00  1.125  520.00  1.083   Lumsden, Richard       08/06/96    08/06/96  08/05/97  375.00   Y --
 B204  EJR.2     480     540.00  1.125  500.00  1.042   Williams, Larry        12/01/83    10/01/96  03/31/97  200.00   Y --
 B205  EJR.2     480     540.00  0.000  520.00  0.000   Dodd, Aaron            08/26/96    08/26/96  08/25/97  375.00   Y --
 B206  EJR.3     480     540.00  1.125  475.00  0.990   Kim, John              03/03/96    03/03/96  09/03/96  375.00   Y --
 B207  EJR.2     480     540.00  1.125  520.00  1.083   Garcia, Lucio          07/10/96    07/10/96  07/09/97  375.00   Y --
 B208  A.2       575     580.00  1.009  545.00  0.948   Sabado, Joanne         11/14/94    08/01/96  01/31/97  375.00   Y --
 B209  C.2       960     750.00  0.781  620.00  0.646   Wojnar, Alex P.        03/09/84    06/01/96  05/31/97  625.00   Y --
 B210  C.2       960     750.00  0.781  720.00  0.750   Rodriguez, Salvador    03/21/96    03/21/96  06/20/96  375.00   Y --
 B211  C.2       960     750.00  0.781  630.00  0.656   Johnson, Arthur        04/18/74    06/01/96  05/31/97  100.00   Y --
 B212  C.2       960     750.00  0.781  695.00  0.724   Funk, Sharon           03/22/96    03/22/96  03/21/97  375.00   Y --
 B301  EJR.3     480     540.00  1.125  540.00  1.125   Dunbar, Christian      09/25/96    09/25/96  05/34/97  375.00   Y --
 B302  EJR.3     480     540.00  1.125  475.00  0.990   Miles, Christopher     09/02/95    09/02/95  06/01/96  375.00   Y --
 B303  EJR.3     480     540.00  1.125  520.00  1.083   Ferrante, Patricia     07/01/96    07/01/96  06/30/97  375.00   Y --
 B304  EJR.3     480     540.00  1.125  520.00  1.083   Southerland, Scott     07/13/96    07/13/96  04/06/97  375.00   Y --
 B305  EJR.3     480     540.00  1.125  510.00  1.063   Fernandez, Angela      07/01/94    06/15/95  12/15/95  375.00   Y --
 B306  EJR.3     480     540.00  1.125  520.00  1.083   Kallenberger, Bruce    07/17/96    07/17/96  07/16/97  375.00   Y --
 B307  EJR.3     480     540.00  1.125  470.00  0.979   Banez, Mercedes        01/06/95    09/01/96  05/31/97  375.00   Y --
 B308  A.3       575     580.00  1.009  535.00  0.930   Conley, Christina      01/22/96    02/01/96  01/21/97  375.00   Y --
 B309  C.3       960     695.00  0.724  695.00  0.724   Sanchez, Adrian        05/18/96    05/18/96  05/17/97  375.00   Y --
 B310  C.3       960     695.00  0.724  630.00  0.656   Rapacon, Geraldine     03/14/92    06/16/95  06/15/96  375.00   Y --
 B311  C.3       960     695.00  0.724  630.00  0.656   Loveless, Charles &    09/07/90    09/01/96  05/31/97  375.00   Y --
 B212  C.3       960     695.00  0.724  620.00  0.646   Kennemer, Joseph       11/15/82    08/01/96  07/31/97  150.00   Y --
 C101  C.1       960     750.00  0.781  630.00  0.656   Terabsyashi,Toshiak    05/19/95    05/17/95  11/16/99  375.00   Y --
 C102  C.1       960     750.00  0.781  670.00  0.698   Camarena, Miguel an    07/31/95    06/01/96  02/28/97  375.00   Y --
 C103  C.1       960     750.00  0.781  630.00  0.656   Doss, Frank            07/07/92                        300.00   Y --
 C104  C.1       960     750.00  0.781  690.00  0.719   Valdez, Eve            08/19/95    08/01/96  07/31/97  375.00   Y --
 C201  C.2       960     750.00  0.781    0.00  0.000   VACANT                                       09/27/96  0.00     N VA
 C202  C.2       960     750.00  0.781  695.00  0.724   Lybbert, Richard       04/20/96    Q4/20/96  04/19/97  375.00   Y --
 C203  C.2       960     750.00  0.781  750.00  0.781   Maryanne Geddes        08/10/96    08/10/96  02/09/97  375.00   Y --
 C204  C.2       960     750.00  0.781  695.00  0.724   Dhar, Amitava          03/22/96    03/22/96  03/21/97  375.00   Y --
 C205  C.2       960     750.00  0.781  650.00  0.677   Carrillo, Monica       01/16/94    08/01/96  07/31/97  375.00   Y --

09/30/96             LINCOLN RESIDENTIAL MGMT. SERVICES                Page   3
 2:51 pm                          Westlake                             ID 3.6.1
                                 All Units

=== Unit Profile ===== ==== Scheduled vs Actual Rent =  ===================== ==Moved== ===Current Lease===== =Escrow=  YNAD=
 I.D.  Type      SqFt    Amount  /SqFt  Amount  /SqFt   Current Lease             In       Begin     End       Deposit  Stat
===== ======== ======= ========  =====  ======  ======  ===================== ========= ===========  ======== ========  ====
C206  A.2        575     580.00  1.009  525.00  0.913   Cueto, Lorena          08/23/93    09/01/96  03/31/97  375.00   Y --
C207  A.2        575     580.00  1.009  585.00  1.017   Gonzales, Gustavo      04/15/96    04/15/96  07/14/96  375.00   Y --
C208  A.2        575     580.00  1.009  545.00  0.948   Childer, Richard       06/10/77    09/01/96  02/28/97  100.00   Y --
C209  A.2        575     580.00  1.009  545.00  0.948   Madriz, Jose           05/04/95    06/01/96  05/31/97  375.00   Y --
C301  C.3        960     695.00  0.724  620.00  0.646   Guinn, Clifford & J    09/22/86    06/01/96  06/01/97  350.00   Y --
C302  C.3        960     695.00  0.724  620.00  0.646   Draper, John           09/23/76    06/01/96  05/31/97  100.00   Y --
C303  C.3        960     695.00  0.724  675.00  0.703   Chicano, Jay           12/18/95    10/01/96  04/30/97  375.00   Y --
C304  C.3        960     695.00  0.724  650.00  0.677   Cannon, Joanna         11/20/92    06/01/96  05/31/97  375.00   Y --
C305  C.3        960     695.00  0.724  650.00  0.677   Jones, Lori J. &       01/21/95    05/01/95  03/31/97  375.00   Y --
C306  A.3        575     580.00  1.009  580.00  1.009   J H EQUITIES           09/20/96    10/02/96  03/30/97  375.00   Y --
C307  A.3        575     580.00  1.009  545.00  0.948   Davis, Doyle           01/15/92    06/01/96  06/01/97  375.00   Y --
C308  A.3        575     580.00  1.009  555.00  0.965   Henderson. Kevyn       02/02/96    02/02/96  04/30/96  535.00   Y --
C309  A.3        575     580.00  1.009  560.00  0.974   Hennessy, Patricia     05/24/96    05/24/96  05/23/97  375.00   Y --
D101  A.1        575     580.00  1.009  435.00  0.757   Rhines, Danny          02/03/89    05/01/95  06/01/97  350.00   Y --
D102  EJR.1      480     540.00  1.125  490.00  1.021   Olin, Tim              06/08/90    06/01/96  06/01/97  350.00   Y --
D103  EJR.1      480     540.00  1.125  490.00  1.021   Cherry, Jean Elizab    11/10/95    11/10/95  06/30/97  375.00   Y --
D104  EJR.1      480     540.00  1.125  520.00  1.083   Moreno, David/Arnie    06/09/96    06/09/96  06/08/97  375.00   Y --
D105  EJR.1      480     540.00  1.125  520.00  1.083   Rascon, Mary           04/05/96    04/05/96  10/04/96  375.00   Y --
D106  EJR.1      480     540.00  1.125  480.00  1.000   Harris, Leon           08/17/92    09/01/96  08/31/97  375.00   Y --
D201  A.2        575     580.00  1.009  555.00  0.965   Lockhart, Doy          05/01/95    09/01/96  03/31/97  375.00   Y --
D202  E.2        420     490.00  1.167  475.00  1.131   Waidelich, Manuel      08/12/95    08/12/95  08/11/96  375.00   Y --
D203  E.2        420     490.00  1.167  520.00  1.238   Gyant, Leonard         09/25/96    09/25/96  05/24/97  375.00   Y --
D204  E.2        420     490.00  1.167  490.00  1.167   Dorsey, Valdinia       05/07/96    05/07/96  05/06/97  375.00   Y --
D205  E.2        420     490.00  1.167  490.00  1.167   Funkhouser, Robert     07/10/96    07/10/96  04/09/97  375.00   Y --
D206  E.2        420     490.00  1.167  475.00  1.131   Moore, Marshall N.     04/01/96    04/01/96  03/31/97  375.00   Y --
D207  A.2        575     580.00  1.009  535.00  0.930   Phillips, Chris        01/01/96    01/01/96  10/31/96  575.00   Y --
D208  A.2        575     580.00  1.009  523.00  0.910   Correa, Jennie         12/07/92                        179.00   Y --
D209  A.2        575     580.00  1.009  515.00  0.896   Sandoval, Silvia       02/22/93    09/01/96  03/31/97  375.00   Y --
D210  A.2        575     580.00  1.009  560.00  0.974   Worman, Mari           09/21/96    09/25/96  09/24/97  375.00   Y --
D211  A.2        575     580.00  1.009  535.00  0.930   Teugawa, Tono          07/29/95    10/01/96  05/31/97  375.00   Y --
D301  A.3        575     580.00  1.009  555.00  0.965   Johnson, Lora          08/11/95    08/11/95  05/31/97  375.00   Y --
D302  E.3        420     490.00  1.167  445.00  1.060   Turner, Sandra         01/05/96    01/05/96  01/04/97  375.00   Y --
D303  E.3        420     490.00  1.167  490.00  1.167   Guzman, Arnalia        05/25/96    05/25/96  05/24/97  375.00   Y --
D304  E.3        480     490.00  1.167  490.00  1.167   Gunter, Lester         06/18/96    06/18/96  03/17/97  375.00   Y --
D305  E.3        420     490.00  1.167  445.00  1.060   Takahasi, Yoko         10/08/95    07/01/96  03/31/97  375.00   Y --
D306  E.3        420     490.00  1.167  445.00  1.060   Freierauth, Harry      01/31/96    01/31/96  01/31/97  375.00   Y --
D307  A.3        575     580.00  1.009  560.00  0.974   Martinez, Roy          08/10/96    08/10/96  08/09/97  375.00   Y --
D308  A.3        575     580.00  1.009  560.00  0.974   Manriquez, Maria       04/06/96    04/06/96  04/05/97  375.00   Y --
D309  A.3        575     580.00  1.009  545.00  0.948   Soto, Blanco           05/22/95    09/01/96  08/31/97  375.00   Y --
D310  A.3        575     580.00  1.009  560.00  0.974   Valdez, John           05/20/96    05/20/96  05/19/97  375.00   Y --
D311  A.3        575     580.00  1.009  535.00  0.930   Wright, Sharon         10/25/95    10/21/95  04/30/96  375.00   Y --
===== ======== ======= ========  =====  ======  ======  ===================== ========= ===========  ======== ========  ====

TOTAL:     139 81985   81395.00  0.993 75353.00 0.930     81025 SF Occupied
===== ======== ======= ========  ===== ======== ======  ===================== ========= ===========  ======== ========  ====

09/30/96                  LINCOLN RESIDENTIAL MGMT. SERVICES          Page   4
2:51 pm                              Westlake                         ID 3.6.1
                                    All Units

PHYSICAL OCCUPANCY:  Occupied     Pct  Vacant      Pct     Total  OCCUPANCY PERCENT:      Excl. Off-Line   Incl. 0ff-Line
==================  =========  ====== =======   ======  ========  ===================     ==============   ==============
   Square Footage.:    81,025   98.8%     960     1.2%    81,985  Incl. Vac. Leased.:            99.3%           99.3%
       Unit Count.:       138   99.3%       1     0.7%       139  Excl. Vac. Leased.:            99.3%           99.3%

        EXPOSURE TO VACANCY:     Number       Pct    MOVES /TRANSPERS:      MAKE-READY STATUS.:   Number       Pct
============================  =========   =======    =================  ======================= ========   =======
    Currently Vacant Units.:          1      0.7%    Oct In.:        5     Total Vacant Units.:        1   100.0%
        Less Vacant Leased.:          0      0.0%    Oct Out.:       4     Ready To Rent  (Y).:        0     0.0%
  Lees Occupied Pre-Leased.:         -1      0.7%                         Need Make-Ready (N).:        1   100.0%
   Plus Occupied On Notice.:          2      1.4%                           Off-Line Down (D).:        0     0.0%
      Occupied But Skipped.:          0      0.0%                          Off-Line Admin (A).:        0     0.0%
============================  =========   ======
   Net Exposure To Vacancy.:          2      1.4%

          RENTAL RATES:     Occupied   /SqFt        Pct        Vacant      /SqFt     Pct        Total  /SqFt        Pct
=======================    =========  ======     ======     =========    =======  ======   ========== ====== ==========
       Scheduled Rent.:    80,645.00   0.995      99.1%        750.00      0.781    0.9%    81,395.00  0.993     100.0%
        Actual Status.:    75,353.00   0.930      92.6%        750.00      0.781    0.9%    76,103.00  0.928      93.5%
        Loss To Lease.:     5,292.00   0.065       6.5%

STATUS OF UNIT TYPES, SUBTOTALED BY FIRST 8 CHARACTERS OF UNIT TYPE:
================================================================================

 Unit  Total    #       %    Avg.   Occup.   Total   Sch. $  Avg. $  Act. $   Rent      Sched.     Loss to   Made    Not OffLn OffLn
 Type  Units  0cc.    0cc.   SqFt    SqFt     SqFt   /Unit   /SqFt   /Unit    /SqFt     Rent         Lease   Rdy.    Rdy. Adm.  Down
 ====  =====  ====    ====   ===    =====    =====   ======  =====   ======   =====   ========     =======   ====    ==== ====  ====
 .1        9     9    100%   575     5175     5175   580.00  1.009   530.56   0.923    5220.00      445.00     0       0    0     0
A.2       26    26    100%   575    14950    14950   580.00  1.009   551.65   0.959   15080.00      737.00     0       0    0     0
A.3       24    24    100%   575    13800    13800   580.00  1.009   549.79   0.956   13920.00      725.00     0       0    0     0
 .1        2     2    100%   720     1440     1440   750.00  1.042   700.00   0.972    1500.00      100.00     0       0    0     0
B.2        3     3    100%   720     2160     2160   750.00  1.042   663.33   0.921    2250.00      260.00     0       0    0     0
C.1        4     4    100%   960     3840     3840   750.00  0.781   655.00   0.682    3000.00      380.00     0       0    0     0
 .2        9     8     89%   960     7680     8640   750.00  0.781   681.88   0.710    6750.00      545.00     0       1    0     0
 .3        9     9    100%   960     8640     8640   695.00  0.724   643.33   0.670    6255.00      465.00     0       0    0     0
E.1        3     3    100%   420     1260     1260   490.00  1.167   481.67   1.147    1470.00       25.00     0       0    0     0
E.2       14    14    100%   480     5880     5880   490.00  1.167   472.86   1.126    6860.00      240.00     0       0    0     0
E.3        5     5    100%   480     2100     2100   490.00  1.167   463.00   1.102    2450.00      135.00     0       0    0     0
EF.1       1     1    100%   480      420      420   520.00  1.238   490.00   1.167     520.00       30.00     0       0    0     0
EF.2       4     4    100%   480     1680     1680   520.00  1.238   451.25   1.074    2080.00      275.00     0       0    0     0
 JR.1     12    12    100%   480     S760     S760   540.00  1.125   500.00   1.042    6480.00      480.00     0       0    0     0
 JR.2      7     7    100%   480     2880     2880   490.00  1.314   507.86   1.234    3780.00      225.00     0       0    0     0
EJR.3      7     7    100%   480     3360     3360   540.00  1.125   507.86   1.058    3780.00      225.00     0       0    0     0
 ====  =====  ====    ====   ===    =====    =====   ======  =====   ======   =====   ========     =======   ====    ==== ====  ====
16       139   138     99%   590    81025    81985   585.58  0.993   546.04   0.930   81395.00     5292.00     0       1    0     0

09/30/96             LINCOLN RESIDENTIAL MGMT. SERVICES                Page   1
 2:51 pm                          Westlake                             ID 3.6.1
                                 All Units

=== Unit Profile ===== ==== Scheduled vs Actual Rent =  ===================== ==Moved== ===Current Lease===== =Escrow=  YNAD=
 I.D.  Type      SqFt    Amount  /SqFt  Amount  /SqFt   Current Lease             In       Begin     End       Deposit  Stat
===== ======== ======= ========  =====  ======  ======  ===================== ========= ===========  ======== ========  ====
   E1 E.1        420     490.00  1.167  465.00  1.107   Peredia, Ryan          03/21/94    08/01/96  01/31/97  375.00   Y --
   E2 E.1        420     490.00  1.167  490.00  1.167   Worthy, Tara           08/09/96    08/09/96  02/08/97  375.00   Y --
   E3 E.1        420     490.00  1.167  490.00  1.167   Sisemore, Glenn        09/07/96    09/07/96  06/06/97  375.00   Y --
   E4 E.2        420     490.00  1.167  490.00  1.167   Lemucci, Angi          07/06/96    07/06/96  07/05/97  375.00   Y --
   E5 E.2        420     490.00  1.167  490.00  1.167   Moreno, Roberto        09/07/96    09/07/96  09/06/97  375.00   Y --
   E6 E.2        420     490.00  1.167  415.00  0.988   Perez, Paul            05/19/95    07/01/96  03/31/97  375.00   Y --
   E7 E.2        420     490.00  1.167  465.00  1.107   Garcia, Marion K.      06/07/95    06/01/96  02/28/97  940.00   Y --
   E8 E.2        420     490.00  1.167  415.00  0.988   Valeapino, Martha      05/01/95    07/01/96  03/31/97  375.00   Y --
   E9 E.2        420     490.00  1.167  495.00  1.179   Carreras, Delphino     07/05/95    06/01/96  02/28/97  375.00   Y --
   F1 EF.1       420     520.00  1.238  490.00  1.167   Valazquez, Anna        08/15/96    08/15/96  04/30/97  375.00   Y --
   F2 EF.2       420     520.00  1.238  415.00  0.988   Schell, Brett          11/01/94    06/01/96  05/31/97  375.00   Y --
   F3 EF.2       420     520.00  1.238  490.00  1.167   Heflin, Ralph          06/25/96    06/25/96  03/24/97  375.00   Y --
   F5 EF.2       420     520.00  1.238  485.00  1.155   Cone, Letha            12/01/77                        100.00   Y --
   FS EF.2       420     520.00  1.238  415.00  0.988   Williams, Todd         01/01/95    06/01/96  05/31/97  375.00   Y --
   G6 A.1        575     580.00  1.009  535.00  0.930   Green, Peggy           10/01/89    08/01/96  04/30/97  350.00   Y --
   G7 B.1        720     750.00  1.042  650.00  0.903   Black, Carol           06/05/93                        375.00   Y --
   GB B.1        720     750.00  1.042  750.00  1.042   Breechini, Gloria      01/06/89    09/01/96  08/31/97  375.00   Y --
   G9 A.2        575     580.00  1.009  625.00  1.087   Nelson, Dave           08/04/96    08/04/96  08/03/97  375.00   Y --
  E10 E.2        420     490.00  1.167  490.00  1.167   McCoy, Timothy Alan    05/04/96    05/04/96  05/03/97  375.00   Y --
  E11 E.2        420     490.00  1.167  465.00  1.107   Griffin, Todd          06/01/93    06/01/96  06/01/97  375.00   Y --
  E12 E.2        420     490.00  1.167  445.00  1.060   Cunha, Mario           01/31/96    02/01/96  01/31/97  375,00   Y --
  G1O B.2        720     750.00  1.042  630.00  0.875   Corey, Nadine          07/08/95    10/01/96  07/31/97  450.00   Y --
  G11 B.2        720     750.00  1.042  610.00  0.847   Perez, Martin          06/14/95    09/01/96  05/31/97  375.00   Y --
  G12 B.2        720     750.00  1.042  750.00  1.042   Williams, Mike         08/01/96    08/01/96  04/30/97  575.00   Y --
  G14 A.2        575     580.00  1.009  545.00  0.948   Hughes, Ronald         12/05/94    12/05/94  07/06/95  375.00   Y --
 A1O1 A.1        575     580.00  1.009  515.00  0.896   Doss, Georgiana        03/06/92                        179.00   Y --
 A102 A.1        575     580.00  1.009  560.00  0.974   Cronn, CHANDRA & JO    08/01/95    08/01/95  06/13/97  375.00   Y --
 A103 A.1        575     580.00  1.009  535.00  0.930   Pearson, Isiah         03/10/95    10/04/96  07/03/97  375.00   Y --
 A104 A.1        575     580.00  1.009  590.00  1.026   Urzua, Norma           09/06/96    09/05/96  09/05/97  375.00   Y --
 A105 A.1        575     580.00  1.009  545.00  0.948   Hernandez, Amilear     12/01/93    07/01/96  03/31/97  375.00   Y --
 A1O6 A.1        575     580.00  1.009  535.00  0.930   Barreras, Efren        01/15/96    09/01/96  05/31/97  375.00   Y --
 A1O7 A.1        575     580.00  1.009  525.00  0.913   Nuki, Chiyoka & Kay    02/10/85    05/01/95  05/15/96  350.00   Y --
 A201 A.2        575     580.00  1.009  545.00  0.948   Diane Jones            02/01/88    05/01/95  02/28/97  350.00   Y --
 A202 A.2        575     580.00  1.009  545.00  0.948   Pieratt, Johnie        10/14/94    06/01/96  03/01/97  375.00   Y --
 A203 A.2        575     580.00  1.009  545.00  0.948   Brinton, Martha        05/01/82                        150.00   Y --
 A204 A.2        575     580.00  1.009  555.00  0.965   Porter, Jeff           07/16/77    05/01/95  05/01/96  100.00   Y --
 A205 A.2        575     580.00  1.009  560.00  0.974   Anderson, Mark         07/20/96    07/20/96  05/19/98  375.00   Y --
 A206 A.2        575     580.00  1.009  555.00  0.965   Guiterrez, Felix       05/04/95    09/01/96  08/31/97  375.00   Y --
 A207 A.2        575     580.00  1.009  565.00  0.983   Vong, Kim              04/18/95    04/18/95  12/01/95  375.00   Y --
 A208 A.2        575     580.00  1.009  560.00  0.974   Herrera, Debra         05/25/96    05/25/96  05/24/97  375.00   Y --
 A209 A.2        575     580.00  1.009  560.00  0.974   Rizzo, Jimmy           06/27/96    06/27/96  06/26/97  375.00   Y --
 A210 A.2        575     580.00  1.009  535.00  0.930   Vona, Paula            01/31/96    01/27/96  01/31/97  375.00   Y --
 A211 A.2        575     580.00  1.009  565.00  0.983   Hicks, Thomas          02/06/92              07/31/96  375.00   Y --
 A212 A.2        575     580.00  1.009  560.00  0.974   Austin, Ron            09/01/95    09/01/96  08/31/97  375.00   Y --
 A213 A.2        575     580.00  1.009  555.00  0.965   Horton, Marcus         10/10/95    06/01/96  05/31/97  375.00   Y --
 A301 A.3        575     580.00  1.009  560.00  0.974   Glick, Julie           05/01/96    05/01/96  04/30/97  375.00   Y --
 A302 A.3        575     580.00  1.009  525.00  0.913   Castle, Charles Edw    09/26/90    05/14/95  12/13/95  375.00   Y --
 A203 A.3        575     580.00  1.009  560.00  0.974   Sampaga, Consuelo      08/07/96    08/07/96  08/06/97  37S.00   Y --
 A304 A.3        575     580.00  1.009  560.00  0.974   Martellaro, Dominic    07/20/96    07/20/96  05/19/98  375.00   Y --

09/30/96           LINCOLN RESIDENTIAL MGMT. SERVICES                  Page   1
12:41 pm                        Westlake                               ID 3.6.6
                               All Units
                                Rent Roll
                             As Of 27 Sep 1996
           Grouping codes included: ABCDEFGHIJKLOPQRSTUVWXY

=========================================================================================================================
Unit #    Name                             Type        Sq.Ft.    Autobill      Deposit     Moved In     Lease Ends Status
======   ===============================   ========  ========  ==========   ==========  ============  ============ ======
   E1    Peredia, Ryan                     E.1            420      465.00       375.00  21 Mar  1994  31 Jan  1997    O
   E2    Worthy, Tara                      E.1            420      490.00       375.00   9 Aug  1996   8 Feb  1997    O
   E3    Sisemore, Glenn                   E.1            420      490.00       375.00   7 Sep  1996   6 Jun  1997    O
   E4    Lemucci, Angi                     E.2            420      490.00       375.00   6 Jul  1996   5 Jul  1997    O
   E5    Moreno, Roberto                   E.2            420      490.00       375.00   7 Sep  1996   6 Sep  1997    O
   E6    Perez, Paul                       E.2            420      415.00       375.00  19 May  1995  31 Mar  1997    0
   E7    Garcia, Marion K.                 E.2            420      465.00       940.00   7 Jun  1995  28 Feb  1997    0
   E8    Valespino, Martha                 E.2            420      415.00       375.00   1 May  1995  31 Mar  1997    0
   E9    Carreras, Delphino                E.2            420      495.00       375.00   5 Jul  1995  28 Feb  1997    0
   F1    Valazquez, Anna                   EF.1           420      490.00       375.00  15 Aug  1996  30 Apr  1997    0
   F2    Schell, Brett                     EF.2           420      415.00       375.00   1 Nov  1994  31 May  1997    0
   F3    Heflin, Ralph                     EF.2           420      490.00       375.00  25 Jun  1996  24 Mar  1997    0
   F4    Cone, Letha                       EF.2           420      485.00       100.00   1 Dec  1977       Monthly    0
   F5    Williams, Todd                    EF.2           420      415.00       375.00   1 Jan  1995  31 May  1997    0
   G6    Green, Peggy                      A.1            575      535.00       350.00   1 Oct  1989  30 Apr  1997    0
   G7    Black, Carol                      B.1            720      650.00       375.00   5 Jun  1993       Monthly    0
   G8    Breschini, Gloria                 B.1            720      750.00       375.00   6 Jan  1989  31 Aug  1997    0
   G9    Nelson, Dave                      A.2            575      625.00       375.00   4 Aug  1996   3 Aug  1997    0
   E10   McCoy, Timothy Alan               E.2            420      490.00       375.00   4 May  1996   3 May  1997    0
   E11   Griffin, Todd                     E.2            420      465.00       375.00   1 Jun  1993   1 Jun  1997    0
   E12   Cunha, Mario                      E.2            420      445.00       375.00  31 Jan  1996  31 Jan  1997    0
   G10   Corey, Nadine                     B.2            720      630.00       450.00   8 Jul  1995  31 Jul  1997    0
   G11   Perez, Martin                     B.2            720      610.00       375.00  14 Jun  1995  31 May  1997    0
   G12   Williams, Mike                    B.2            720      750.00       575.00   1 Aug  1996  30 Apr  1997    0
   G14   Hughes, Ronald                    A.2            575      545.00       375.00   5 Dec  1994       Monthly    0
   A101  Doss, Georgians                   A.1            575      515.00       179.00   6 Mar  1992       Monthly    0
   A102  Cronn, CHANDRA & JOSEPH           A.1            575      560.00       375.00   1 Aug  1995  13 Jun  1997    O
   A103  Pearson, Isiah                    A.1            575      535.00       375.00  10 Mar  1995   3 Jul  1997    0
   A104  Urzua, Norma                      A.1            575      590.00       375.00   6 Sep  1996   5 Sep  1997    0
   A105  Hernander, Amilear & Esther       A.1            575      545.00       375.00   1 Dec  1993  31 Mar  1997    0
   A106  Barreras, Efren                   A.1            575      535.00       375.00  15 Jan  1996  31 May  1997    0
   A107  Muki, Chiyoka & Kay               A.1            575      525.00       350.00  10 Feb  1985       Monthly    0
   A201  Diane Jones                       A.2            575      545.00       350.00   1 Feb  1988  28 Feb  1997    0
   A202  Pieratt, Johnie                   A.2            575      545.00       375.00  14 Oct  1994   1 Mar  1997    0
   A203  Brinton, Martha                   A.2            575      545.00       150.00   1 May  1982       Monthly    0
   A204  Porter, Jeff                      A.2            575      555.00       100.00  16 Jul  1977       Monthly    0
   A205  Anderson, Mark                    A.2            575      560.00       375.00  20 Jul  1996  19 May  1998    0
   A206  Guiterrez, Felix                  A.2            575      555.00       375.00   4 May  1995  31 Aug  1997    0
   A207  Yong, Kim                         A.2            575      565.00       375.00  18 Apr  1995       Monthly    0
   A208  Herrera, Debra                    A.2            575      560.00       375.00  25 May  1996  24 May  1997    0
   A209  Rizzo, Jimmy                      A.2            575      560.00       375.00  27 Jun  1996  26 Jun  1997    0
   A210  Vona, Paula                       A.2            575      535.00       375.00  31 Jan  1996  31 Jan  1997    0
   A211  Hicks, Thomas                     A.2            575      565.00       375.00   6 Feb  1992       Monthly    0
   A212  Austin, Ron                       A.2            575      560.00       375.00   1 Sep  1996  31 Aug  1997    0
   A213  Horton, Marcus                    A.2            575      555.00       375.00  10 Oct  1995  31 May  1997    0
   A301  Glick, Julie                      A.3            575      560.00       375.00   1 May  1996  30 Apr  1997    0
   A302  Castle, Charles Edward            A.3            575      525.00       375.00  26 Sep  1990       Monthly    0

09/30/96           LINCOLN RESIDENTIAL MGMT. SERVICES                  Page   2
12:41 pm                        Westlake                               ID 3.6.6
                               All Units
                                Rent Roll
                             As Of 27 Sep 1996
           Grouping codes included: ABCDEFGHIJKLOPQRSTUVWXY

=========================================================================================================================
Unit #    Name                             Type        Sq.Ft.    Autobill      Deposit     Moved In     Lease Ends Status
======   ===============================   ========  ========  ==========   ==========  ============  ============ ======
   A303  Sampaga, Conauclo                 A.3            575      560.00       375.00   7 Aug 1996    6 Aug  1997    0
   A304  Martellaro, Dominic               A.3            575      560.00       375.00  20 Jul 1996   19 May  1998    0
   A305  Palafox, Peter                    A.3            575      535.00       375.00   1 Mar 1996   28 Feb  1997    0
   A306  Hunter, Florence                  A.3            575      565.00       350.00   6 Feb 1985        Monthly    0
   A307  Leiterman, George                 A.3            575      535.00       575.00  19 Feb 1996   18 Nov  1996    0
   A3O8  Sanchez, Frank                    A.3            575      535.00       375.00  31 Jan 1996        Monthly    0
   A309  Rivera, Lucy                      A.3            575      545.00       375.00   1 Dec 1994        Monthly    0
   A31O  Weisberg, Jack                    A.3            575      525.00       375.00  20 Feb 1995   31 Mar  1997    0
   A311  Patton, Anthony                   A.3            575      565.00       375.00  13 Apr 1995        Monthly    0
   A312  Label, Priscilla                  A.3            575      535.00       375.00  31 Jan 1996   31 Jan  1997    0
   A213  Steinbach, Marie                  A.3            575      560.00       350.00  13 Jan 1990   10 Mar  1997    0
   B101  Goldkrantz, Simon                 EJR.1          480      470.00       375.00  15 Nov 1993        Monthly    0
   B102  Mora, Alejandro                   EJR.1          480      475.00       375.00  26 Sep 1995   30 Jun  1997    0
   B1O3  Williamson, Jeffery               EJR.1          480      510.00       550.00   2 Jul 1988   30 Jun  1997    0
   B104  Shingle, Belford 0.               EJR.1          480      510.00       375.00  23 Jun 1995        Monthly    NR
   B1O5  Farahmand, Parviz                 EJR.1          480      520.00       375.00  25 Jun 1996   24 Mar  1997    0
   B106  Backus, Allen                     EJR.1          480      520.00       375.00   9 Jun 1996    8 Jun  1997    0
   B107  Gutierrez, Phillip                EJR.1          480      495.00       375.00   1 Dec 1995   31 Aug  1997    0
   B201  Sandman, Lawrence                 EJR.2          480      500.00       350.00  24 Aug 1987        Monthly    0
   B202  Taniguchi, Robert                 EJR.2          480      520.00       375.00  21 Sep 1996   20 Apr  1997    0
   B203  Lurmsden, Richard                 EJR.2          480      520.00       375.00   6 Aug 1996    5 Aug  1997    0
   B204  Williams, Larry                   EJR.2          480      500.00       200.00   1 Dec 1983   31 Mar  1997    0
   B205  Dodd, Aaron                       EJR.2          409      520.00       375.00  26 Aug 1996   25 Aug  1997    0
   B206  Kim, John                         EJR.2          480      475.00       375.00   3 Mar 1996        Monthly    0
   B207  Garcia, Lucio                     EJR.2          480      520.00       375.00  10 Jul 1996    9 Jul  1997    0
   B208  Sabado, Joanne                    A.2            575      545.00       375.00  14 Nov 1994   31 Jan  1997    0
   B209  Wojnar, Alex P.                   C.2            960      620.00       625.00   9 Mar 1984   31 May  1997    0
   B210  Rodriguez, Salvador               C.2            960      720.00       375.00  21 Mar 1996        Monthly    0
   B211  Johnson, Arthur                   C.2            960      630.00       100.00  18 Apr 1974   31 May  1997    0
   B212  Funk, Sharon                      C.2            960      695.00       375.00  22 Mar 1996   21 Mar  1997    0
   B301  Dunbar, Christian                 EJR.3          480      540.00       375.00  25 Sep 1996   24 May  1997    0
   B302  Miles, Christopher                EJR.3          480      475.00       375.00   2 Sep 1995        Monthly    0
   B303  Ferrante, Patricia                EJR.3          480      520.00       375.00   1 Jul 1996   30 Jun  1997    0
   B304  Southerland, Scott                EJR.3          480      520.00       375.00  13 Jul 1996    6 Apr  1997    0
   B305  Fernandez, Angela                 EJR.3          480      510.00       375.00   1 Jul 1994        Monthly    0
   B306  Kallenberger, Bruce               EJR.3          480      520.00       375.00  17 Jul 1996   16 Jul  1997    0
   B307  Banez, Mercedes                   EJR.3          480      470.00       375.00   6 Jan 1995   31 May  1997    0
   B308  Conley, Christina                 A.3            575      535.00       375.00  22 Jan 1996   21 Jan  1997    0
   B309  Sanchez, Adrian                   C.3            960      695.00       375.00  18 May 1996   17 May  1997    0
   B310  Rapacon, Geraldine & Gail         C.3            960      630.00       375.00  14 Mar 1992        Monthly    0
   B311  Loveless, Charles & Sheila        C.3            960      630.00       375.00   7 Sep 1990   31 May  1997    0
   B312  Kennemer, Joseph                  C.3            960      620.00       150.00  15 Nov 1982   31 Jul  1997    0
   C1O1  Terabayashi,Toshiaki              C.1            960      630.00       375.00  19 May 1995   16 Nov  1999    0
   C102  Camarena, Miguel and Carmen       C.1            960      670.00       375.00  31 Jul 1995   28 Feb  1997    0
   C1O3  Doss, Prank                       C.1            960      630.00       300.00   7 Jul 1992        Monthly    0
   C104  Valder, Eve                       C.1            960      690.00       375.00  19 Aug 1995   31 Jul  1997    0
   C201  Vacant                            C.2            960      750.00         0.00                               VU

09/30/96           LINCOLN RESIDENTIAL MGMT. SERVICES                  Page   3
12:41 pm                        Westlake                               ID 3.6.6
                               All Units
                                Rent Roll
                             As Of 27 Sep 1996
           Grouping codes included: ABCDEFGHIJKLOPQRSTUVWXY

=========================================================================================================================
Unit #    Name                             Type        Sq.Ft.    Autobill      Deposit     Moved In     Lease Ends Status
======   ===============================   ========  ========  ==========   ==========  ============  ============ ======
  C202   Lybbert, Richard                  C.2            960      695.00       375.00  20  Apr 1996  19 Apr  1997    O
  C203   Maryanne Geddes                   C.2            960      750.00       375.00  10  Aug 1996   9 Feb  1997    0
  C204   Dhar, Amitava                     C.2            960      695.00       375.00  22  Mar 1996  21 Mar  1997    0
  C205   Carrillo, Monica                  C.2            960      650.00       375.00  16  Jan 1994  31 Jul  1997    O
  C206   Cueto, Lorena                     A.2            575      525.00       375.00  23  Aug 1993  31 Mar  1997    0
  C207   Gonzales, Gustavo                 A.2            575      585.00       375.00  15  Apr 1996       Monthly    NU
  C2O8   Childer, Richard                  A.2            575      545.00       100.00  10  Jun 1977  28 Feb  1997    0
  C209   Madriz, Jose                      A.2            575      545.00       375.00   4  May 1995  31 May  1997    0
  C3O1   Guinn, Clifford & Jackie          C.3            960      620.00       350.00  22  Sep 1986   1 Jun  1997    0
  C302   Draper, John                      C.3            960      620.00       100.00  23  Sep 1976  31 May  1997    0
  C303   Chicano, Jay                      C.3            960      675.00       375.00  18  Dec 1995  30 Apr  1997    0
  C304   Cannon, Joanna                    C.3            960      650.00       375.00  20  Nov 1992  31 May  1997    0
  C305   Jones, Lori J. &                  C.3            960      650.00       375.00  21  Jan 1995  31 Mar  1997    0
  C306   J H EQUITIES                      A.3            575      580.00       375.00  20  Sep 1996  30 Mar  1997    0
  C307   Davis, Doyle                      A.3            575      545.00       375.00  15  Jan 1992   1 Jun  1997    0
  C3O8   Henderson, Kevyn                  A.3            575      555.00       535.00   2  Feb 1996       Monthly    0
  C309   Henneesy, Patricia                A.3            575      560.00       375.00  24  May 1996  23 May  1997    0
  D101   Rhines, Danny                     A.1            575      435.00       350.00   3  Feb 1989   1 Jun  1997    0
  D102   Olin, Tim                         EJR.1          480      490.00       350.00   8  Jun 1990   1 Jun  1997    O
  D103   Cherry, Jean Elizabeth            EJR.1          480      490.00       375.00  10  Nov 1995  30 Jun  1997    0
  D104   Moreno, David/Amie                EJR.l          480      520.00       375.00   9  Jun 1996   8 Jun  1997    0
  D105   Rascon, Mary                      EJR.1          480      520.00       375.00   5  Apr 1996   4 Oct  1996    0
  D106   Harris, Leon                      EJR.1          480      480.00       375.00  17  Aug 1992  31 Aug  1997    0
  D201   Lockhart, Doy                     A.2            575      555.00       375.00   1  May 1995  31 Mar  1997    0
  D202   Waidelich, Manuel                 E.2            420      475.00       375.00  12  Aug 1995       Monthly    0
  D203   Gyant, Leonard                    E.2            420      520.00       375.00  25  Sep 1996  24 May  1997    0
  D204   Dorsey, Valdinia                  E.2            430      490.00       375.00   7  May 1996   6 May  1997    0
  D205   Funkhouser, Robert                E.2            420      490.00       375.00  10  Jul 1996   9 Apr  1997    0
  D206   Moore, Marshall W.                E.2            420      475.00       375.00   1  Apr 1996  31 Mar  1997    0
  D207   Phillips, Chris                   A.2            575      535.00       575.00   1  Jan 1996  31 Oct  1996    0
  D208   Correa, Jennie                    A.2            575      521.00       179.00   7  Dec 1992       Monthly    0
  D209   Sandoval, Silvia                  A.2            575      515.00       375.00  22  Feb 1993  31 Mar  1997    0
  D210   Worman, Mary                      A.2            575      560.00       375.00  21  Sep 1996  24 Sep  1997    0
  D211   Tsugawa, Tono                     A.2            575      535.00       375.00  29  Jul 1995  31 May  1997    0
  D301   Johnson, Lora                     A.3            575      555.00       375.00  11  Aug 1995  31 May  1997    0
  D302   Turner, Sandra                    E.3            420      445.00       375.00   5  Jan 1996   4 Jan  1997    0
  D303   Guzman, Amelia                    E.3            420      490.00       375.00  25  May 1996  24 May  1997    0
  D304   Gunter, Leater                    E.3            420      490.00       375.00  18  Jun 1996  17 Mar  1997    0
  D305   Takahasi, Yoko                    E.3            420      445.00       375.00   8  Oct 1995  31 Mar  1997    0
  D306   Freiermuth, Harry                 E.3            420      445.00       375.00  31  Jan 1996  31 Jan  1997    0
  D307   Martinez, Roy                     A.3            575      560.00       375.00  10  Aug 1996   9 Aug  1997    0
  D308   Manniquez, Maria                  A.3            575      560.00       375.00   6  Apr 1996   5 Apr  1997    0
  D309   Soto, Blanco                      A.3            575      545.00       375.00  22  May 1995  31 Aug  1997    0
  D310   Valdez, John                      A.3            575      560.00       375.00  20  May 1996  19 May  1997    0
  D311   Wright, Sharon                    A.3            575      535.00       375.00  25  Oct 1995       Monthly    0
======   ===============================   ========  ========  ==========   ==========  ============  ============ ======

09/30/96           LINCOLN RESIDENTIAL MGMT. SERVICES                  Page   4
12:41 pm                        Westlake                               ID 3.6.6
                               All Units
                                Rent Roll
                             As Of 27 Sep 1996
           Grouping codes included: ABCDEFGHIJKLOPQRSTUVWXY

=========================================================================================================================
Unit #    Name                             Type        Sq.Ft.    Autobill      Deposit     Moved In     Lease Ends Status
======   ===============================   ========  ========  ==========   ==========  ============  ============ ======
   Code  Status                         # Units                 Rent Schedule                          Amount
   ====  ============================   =======                 ================================     =========
     0   Occupied, No Notice                136                 Units Occupied--Actual Rents         75,353.00
     NU  Occupied, Notice Unrented            1                 Units Vacant--Vacant Potential          750.00
     NR  Occupied, Notice Rented              1                                                      ---------
     VU  Vacant, Unrented                     1                 100% (Gross) Potential Value         76,103.00
     VR  Vacant, Rented                       0
     SU  Charging A Skip, Unrented            0                 Total Escrow Deposits                50,883.00
     SR  Charging A Skip, Rented              0                 Total Rentable Square Feet              81,985
   ====  ============================   =======                 ================================     =========
         Total Units                        139

--------------------------------------------------------------------------------
                     QUALIFICATIONS OF ROBERT SAIA, MAI, SRA
                        Calif. OREA Certificate #AG003191
--------------------------------------------------------------------------------

EXPERIENCE

Independent real estate appraiser since 1981.

EDUCATION

Associate Arts Degree from West Valley College. Major in Real Estate.

Bachelor of Arts Degree in Economics from San Jose State University. Graduated with distinction.

Graduate Studies in the Master of Business Administration Program at Golden Gate University, San Francisco.

Advanced courses in appraisal taken at California State University, Hayward, University of San Francisco and San Jose State University, through the Appraisal Institute.

MEMBERSHIPS

Former Member of the Society of Real Estate Appraiser
(SRPA designation)
Current Member of the Appraisal Institute, MAT #8841
Current Member of Admissions Committee Appraisal Institute
Board of Directors, South Bay Chapter Appraisal Institute 1993-95. National admissions board member.

STATE CERTIFICATES AND LICENSES

State of California "Certified-General" Appraiser Certificate No. AG003191 State of California Real Estate License (non-active)
State of Nevada "Certified-General" Appraiser Certificate No. 00621

APPRAISAL ASSIGNMENTS

Some of the types of properties appraised in the past are outlined below:

Commercial: Retail stores, office buildings, service stations, vacant land,

Residential: Single family, multi-family, townhouse/condominium, vacant land, subdivision, apartments and mobile home parks.

Industrial: Vacant land, warehouses, research and development facilities, industrial condominiums and manufacturing facilities, mini-storage warehouses, food processing facilities, truck terminals.

Special Use: Airport, carwash, landfill, right-of-way, easement valuation, commercial nursery, and golf courses.

Lodging Facilities: Motels, hotels, inns, SRO, Recreational vehicle parks

CLIENTS

A brief partial list of past clients with whom Mr. Saia has worked with includes:

American Savings Bank
County of Santa Clara
Comerica Bank
Bank of America NT&SA
First National Bank of Central California
Bank of Salinas
Home Savings of America
Metropolitan Securities & Trust
City of Monterey
City of San Jose
City of Palo Alto
Imperial Thrift & Mortgage
NationsBank
Pacific Western Bank
Bay View Federal Bank
Wells Fargo Bank
Phoenix Home Life